Filed pursuant to Rule 424(b)(4)

Registration No. 333-226315

PROSPECTUS

5,000,000 SHARES OF COMMON STOCK OFFERED BYJOSHUA GOLD RESOURCES INC.

62,912,797 SHARES OF COMMON STOCK OFFERED BY SELLING STOCKHOLDERS

This prospectus relates to both (i) the initial public offering of the common stock of Joshua Gold Resources Inc, a Nevada corporation (“Joshua Gold,” the “Company,” “we,” “us,”  “our” and words of similar import), in which we are offering a maximum of 5,000,000 of our common stock, and (ii) the resale by certain Selling Stockholders of Joshua Gold of up to 62,912,797 shares of common stock held by Selling Stockholders of Joshua Gold. While we will receive proceeds from our own sale of our common stock, we will not receive any of the proceeds from the sale of the shares by the Selling Stockholders. Any purchaser of common stock in the offerings may be the only purchaser, given the lack of a minimum offering amount.

In our initial public offering, we are offering for sale a total of 5,000,000 shares of common stock at a fixed price of $0.15 per share for the duration of the offering. There is no minimum number of shares that must be sold by us for the offering to proceed, and we will retain the proceeds from the sale of any of the offered shares. The offering is being conducted on a self-underwritten, best efforts basis, which means our management will attempt to sell the shares. This prospectus will permit our President, Benedetto Fuschino to sell the shares directly to the public, with no commission or other remuneration payable to him for any shares he may sell.  Mr. Fuschino will sell the shares and intends to offer them to friends, family members and business acquaintances. Mr. Fuschino will not sell any of his shares until the Company sells all of the 5,000,000 shares in its offering.  In offering the securities on our behalf, Mr. Fuschino will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The shares will be offered at a fixed price of $0.15 per share for the duration of the offering, which is a period of 16 months from the effective date of this prospectus.

We have not made any arrangements to place funds received from share subscriptions in an escrow, trust or similar account. Any funds raised from the offering will be immediately available to us for our immediate use. Accordingly, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. If a creditor sues us and obtains a judgment against us, the creditor could garnish the bank account and take possession of the subscriptions. As such, it is possible that a creditor could attach your subscription. If that happens, you will lose your investment and your funds will be used to pay creditors.

As there is no existing market for our common stock, the Selling Stockholders will sell their shares of common stock at the fixed price of $0.15 per share until our shares are listed on a national securities exchange or quoted on the OTC Bulletin Board, OTCQX or OTCQB, at which time they may sell the shares at the prevailing market prices or at privately negotiated prices. If the Selling Stockholders were to sell all 62,912,797 Secondary Offering shares at the fixed price of $0.15 per share, the Selling Stockholders would realize gross proceeds of $9,436,919.55. Because it is impossible to estimate the total amount of any sales commissions or other costs associated with such sales, it is impossible to estimate the net proceeds to be received by the Selling Stockholders in such a case. Thereafter, the Selling Stockholders may offer their shares at prevailing market prices or at privately negotiated prices. Because such prices are currently unknown, it is impossible to determine the Selling Stockholders' net proceeds of all of their shares of common stock are sold. Each of the Selling Stockholders may be deemed to be an "underwriter" as such term is defined in the Securities Act of 1933, as amended (the "Securities Act").

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

We are an “emerging growth company “under federal securities laws and will be subject to reduced public company reporting requirements. Investing in our common stock involves a high degree of risk. Before buying any shares, you should carefully read the discussion of material risks of investing in our common stock in "Risk Factors" beginning on page 7 of this prospectus.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required and will provide investors with all such subsequent material information. You should read the entire Prospectus and any amendments or supplements we provide carefully.

The date of this prospectus is August 11, 2018

The following table of contents has been designed to help you find information contained in this prospectus. We encourage you to read the entire prospectus.

TABLE OF CONTENTS

iv

A CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may", "should", "expects", "plans", "anticipates", "believes", "estimates", "predicts", "potential" or "continue" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled "Risk Factors," that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

PROSPECTUS SUMMARY

As used in this prospectus, references to the "Company", "we", "our", "us” refer to Joshua Gold Resources Inc., a Nevada corporation, unless the context otherwise indicates.

The following summary highlights selected information contained in this prospectus. Before making an investment decision, you should read the entire prospectus carefully, including the "Risk Factors" section, the financial statements, and the notes to the financial statements.

OUR COMPANY

Corporate Background and Business Overview

Joshua Gold Resources Inc. was incorporated in the State of Nevada on July 10, 2009.  The Company operates as a mineral exploration business headquartered in Woodstock, Ontario, Canada. Its principal business activity is the acquisition, exploration and development of mineral property interests in Canada.  The Company is considered to be in the exploration stage and substantially all of the Company’s efforts are devoted to financing and developing these property interests.

The Company has the rights to six mineral properties: (i) the Kenty Property in Ontario Canada; (ii) the Janes Reef Property in Ontario, Canada; (iii) the Asquith Property in Ontario, Canada; (iv) the C1-Mortimer Property in Ontario, Canada; (v) the Rollo Property in Ontario, Canada; and (vi) the Carson Property in Nunavut (formerly The North West Territories), Canada. There has been no determination whether the Company’s interests in unproven mineral properties contain mineral reserves, which are economically recoverable.

Emerging Growth Company

We are and we will remain an "emerging growth company" as defined under The Jumpstart Our Business Startups Act (the “JOBS Act”), until the earliest to occur of (i) the last day of the fiscal year during which our total annual revenues equal or exceed $1 billion (subject to adjustment for inflation), (ii) the last day of the fiscal year following the fifth anniversary of our initial public offering, (iii) the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt securities, or (iv) the date on which we are deemed a "large accelerated filer" (with at least $700 million in public float) under the Exchange Act.

As an "emerging growth company", we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. These provisions include:

•

only two years of audited financial statements in addition to any required unaudited interim financial statements with correspondingly reduced “Management’s Discussion and Analysis” disclosure;

•

reduced disclosure about our executive compensation arrangements;

•

no requirement that we hold non-binding advisory votes on executive compensation or golden parachute arrangements; and

•

exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting.

We have taken advantage of some of these reduced burdens, and thus the information we provide stockholders may be different from what you might receive from other public companies in which you hold shares.  In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. However, we are choosing to “opt out” of such extended transition period, and as a result, we will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. Section 107 of the JOBS Act provides that our decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

Notwithstanding the above, we are also currently a “smaller reporting company”, meaning that we are not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent company that is not a smaller reporting company and have a public float of less than $75 million and annual revenues of less than $50 million during the most recently completed fiscal year. In the event that we are still considered a “smaller reporting company”, at such time as we cease being an “emerging growth company”, the disclosure we will be required to provide in our SEC filings will increase, but will still be less than it would be if we were not considered either an “emerging growth company” or a “smaller reporting company”.  Specifically, similar to “emerging growth companies”, “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act (“SOX”) requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, only being required to provide two years of audited financial statements in annual reports.

Certain Information about this Offering

	Offering Price Per Share	Commissions	Proceeds to Company Before Expenses if 10% of the shares are sold	Proceeds to Company Before Expenses if 50% of the shares are sold	Proceeds to Company Before Expenses if 100% of the shares are sold

Common Stock	$0.15	Not Applicable	$75,000	$375,000	$750,000

Totals	$0.15	Not Applicable	$75,000	$375,000	$750,000

In the resale by certain Selling Stockholders, the Selling stockholders will be offering our shares of common stock at a fixed price of $0.15 per share, for the duration of the offering, until our shares are listed on a national securities exchange or quoted on the OTC Bulletin Board, OTCQX or OTCQB and thereafter at prevailing market prices or privately negotiated prices. Each of the Selling Stockholders may be deemed to be an "underwriter" as such term is defined in the Securities Act of 1933, as amended (the "Securities Act"). The net proceeds to be received by the Selling Stockholders is $9,436,919.55 assuming that the selling shareholders sell all 62,912,797 shares they are collectively offering.

Benedetto Fuschino serves as our President and Director.  Dino Micacchi serves as our Chief Financial Officer and Director.

For the year ended December 31, 2017, we incurred a net loss of $1,289,639 and an accumulated deficit of $11,568,937. As of December 31, 2017 we had total assets of $63,731 and total liabilities of $833,003. We have sold and issued an aggregate of 121,502,276 shares of our common stock since our inception through the date of this Prospectus.

Due to the uncertainty of our ability to meet our current operating and capital expenses, our independent auditors have included a going concern opinion in their report on our audited financial statements as of December 31, 2017. The notes to our financial statements contain additional disclosure describing the circumstances leading to the issuance of a going concern opinion by our auditors.

THE OFFERING

The Offering

Securities offered:

We are offering up to 5,000,000 shares of our common stock (the “Primary Offering”). The Selling Stockholders are hereby offering up to 62,912,797 shares of our common stock (the “Secondary Offering”).

Offering price:

We will offer our shares of common stock at a price of $0.15 per share.  The Selling Stockholders will offer and sell their shares of common stock at a fixed price of $0.15 per share for the duration of the offering until our shares are listed on a national securities exchange or quoted on the OTC Bulletin Board, OTCQX or OTCQB.

Shares outstanding prior to offering:

121,502,276*

*  Unless indicated otherwise, all outstanding share figures in this prospectus and the registration statement of which it is a part include 133,333 shares that were inadvertently over-issued and which the Company will take steps to have removed on its books and records.

Shares outstanding after offering:	126,502,276 assuming the sale of all 5,000,000 shares being offered in the Primary Offering.

Market for the common shares:

Our common stock is not quoted on any public market.

There is no assurance that a significant trading market will develop, or, if developed, that it will be sustained. Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resale.

Use of proceeds:

We intend to use the net proceeds from the sale of our 5,000,000 shares (after deducting estimated offering expenses payable by us) for exploration development, professional fees, employee salaries, administration expenses, and marketing and advertising. See "Use of Proceeds" on page 13 for more information on the use of proceeds. We will not receive any proceeds from the sale of shares of common stock by the Selling Stockholders who are simultaneously offering 62,912,797 shares of common stock under this prospectus.

SUMMARY FINANCIAL INFORMATION

The tables and information below are derived from our audited financial statements for the year ended December 31, 2017, and our unaudited financial statements for the quarterly period ended March 31, 2018.  Our accumulated deficit as at December 31, 2017, and March 31, 2018, was $11,568,937, and $11,607,203, respectively.

Financial Summary

December 31, 2017

Cash and Deposits

 $          4,105

Total Assets

 $        63,731

Total Liabilities

 $      833,003

Total Stockholders’ Equity (Deficit)

 $ (769,272)

Financial Summary

      March 31, 2018

Cash and Deposits

 $          7,228

Total Assets

 $        52,864

Total Liabilities

 $      838,230

Total Stockholders’ Equity (Deficit)

 $ (785,366)

RISK FACTORS

An investment in our common stock involves a number of very significant risks. You should carefully consider the following known material risks and uncertainties in addition to other information in this prospectus in evaluating our company and its business before purchasing shares of our company's common stock. You could lose all or part of your investment due to any of these risks.

RISKS RELATING TO OUR COMPANY

Our auditors have expressed substantial doubt about our ability to continue as a going concern.

Our audited financial statements for the year ended December 31, 2016 and 2017 were prepared assuming that we will continue our operations as a going concern. We were incorporated on July 10, 2009, and do not have a history of earnings. As a result, our independent accountants in their audit report have expressed substantial doubt about our ability to continue as a going concern. Continued operations are dependent on our ability to complete equity or debt financings or generate profitable operations. Such financings may not be available or may not be available on reasonable terms. Our financial statements do not include any adjustments that may result from the outcome of this uncertainty.

The proceeds of this offering, if any, may not be sufficient to fund planned operations and may not even cover the costs of the offering and you may lose your entire investment.

Funds raised in this offering may not be sufficient to fund our planned operations and may not cover the costs of the offering. We are offering a maximum of 5,000,000 shares of our common stock at a fixed price of $0.15 per share for the duration of the offering; however, there is no minimum to our offering. Funds we raise in this offering, if any, may not be sufficient to fund our planned operations and may not even cover the costs of this offering. If we are not able to raise any funds in this offering, our company will be in a worse financial position then prior to commencement of the offering as we will still incur the costs of this offering. If we do not raise sufficient funds in this offering to fund our operations or even cover the costs of this offering, you may lose your entire investment.

There is uncertainty regarding our ability to continue as a going concern, indicating the possibility that we may be required to curtail or discontinue our operations in the future. If we discontinue our operations, you may lose all of your investment.

We have an accumulated deficit of $11,607,203_from our inception on July 10, 2009 to March 31, 2018 and have completed only the preliminary exploration stages of our business plan. We anticipate incurring additional losses before realizing any revenues and will depend on additional financing in order to meet our continuing obligations and ultimately, to attain profitability. We anticipate that our current cash assets will be extinguished by December 31, 2018. The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue our business. If we are unable to obtain additional financing from outside sources and eventually produce enough revenues, we may be forced to sell our assets, or curtail or discontinue our operations. If this happens, you could lose all or part of your investment.

We are in an early stage of development. If we are not able to develop out business as anticipated, we may not be able to generate revenues or achieve profitability and you may lose your investment.

We were incorporated on July 10, 2009. We have no production, no customers, and we have not earned any revenues to date. Our business prospects are difficult to predict because of our limited operating history, early stage of development, and unproven business strategy. Our primary business activities will be focused on exploration of the mining interests. Although we believe that our business plan has significant profit potential, we may not attain profitable operations and our management may not succeed in realizing our business objectives. If we are not able to develop out business as anticipated, we may not be able to generate revenues or achieve profitability and you may lose your investment.

We expect to suffer losses in the immediate future that may cause us to curtail or discontinue our operations.

We expect to incur operating losses in future periods. These losses will occur because we do not yet have any revenues to offset the expenses associated with the development of mining properties, and our business operations, generally. We cannot guarantee that we will ever be successful in generating revenues in the future. We recognize that if we are unable to generate revenues, we will not be able to earn profits or continue operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will almost certainly fail.

We may not be able to execute our business plan or stay in business without additional funding.

Our ability to generate future operating revenues depends in part on whether we can obtain the financing necessary to implement our business plan. We will likely require additional financing through the issuance of debt and/or equity in order to establish profitable operations, and such financing may not be forthcoming. As widely reported, the gold markets have been depressed in recent years. If such conditions and constraints continue or if there is no investor appetite to finance our business, we may not be able to acquire additional financing through credit markets or equity markets. Even if additional financing is available, it may not be available on terms favorable to us. At this time, we have not identified or secured sources of additional financing. Our failure to secure additional financing when it becomes required will have an adverse effect on our ability to remain in business.

The loss of the services of Benedetto Fuschino, our President and Chief Executive Officer, Dino Micacchi Chief Financial Officer, or our failure to timely identify and retain competent personnel could negatively impact our ability to develop our properties.

The development of our business will continue to place a significant strain on our limited personnel, management, and other resources. Our future success depends upon the continued services of our executive officers who are developing our business, and on our ability to identify and retain competent consultants and employees with the skills required to execute our business objectives. The loss of the services of Benedetto Fuschino, our President and Chief Executive Officer, Dino Micacchi, or our failure to timely identify and retain competent personnel could negatively impact our ability to develop our website and sell our services, which could adversely affect our financial results and impair our growth.

We are a mineral exploration business in the development stage, with no experience in the market, and failure to successfully compensate for this inexperience may adversely impact our operations and financial position.

By industry standards, there are generally four types of mining companies. We are considered an “exploration stage” company. Typically, an exploration stage mining company is focused on exploration to identify new, commercially viable gold deposits. “Junior mining companies” typically have proven and probable reserves of less than one million ounces of gold, generally produce less than 100,000 ounces of gold annually, and/or are in the process of trying to raise enough capital to fund the remainder of the steps required to move from a staked claim to production. “Mid-tier” and large mining “senior” companies may have several projects in production plus several million ounces of gold in reserve.

As a mineral exploration business in a highly competitive industry, we have little operating history, few substantial tangible assets, no customer base and no revenue to date. This makes it difficult to evaluate our future performance and prospects. Our prospects must be considered in light of the risks, expenses, delays and difficulties frequently encountered in establishing a business in an industry characterized by intense competition, including:

•	our business model and strategy are still evolving and are continually being reviewed and revised;
•	we may not be able to raise the capital required to develop our initial customer base and reputation;
•	we may not be able to successfully implement our business model and strategy; and
•	our management consists of two people: Benedetto Fuschino who serves as our President and Director, and Dino Micacchi who serves as our Chief Financial Officer, Secretary/Treasurer and Director.

We cannot be sure that we will be successful in meeting these challenges and addressing these risks and uncertainties. If we are unable to do so, our business will not be successful and the value of your investment in our company will decline.

Our failure to protect our mineral property rights may significantly impair our competitive advantage.

Our success and ability to compete depend in large part upon protecting our mineral property rights. We rely on a combination of fund raising and deferred financing to protect our property rights. The steps we have taken may not be sufficient to prevent the expiration of these rights.

We may face costly claims against our mineral property rights, the result of which would decrease the amount of cash we would anticipate to operate and complete our business plan.

We anticipate that from time to time we could receive communications from third parties asserting that they have certain property rights. If anticipated claims arise, we will evaluate their merits. Any claims brought by third parties could result in protracted and costly litigation, which could result in substantial cost to us and diversion of our resources, may be necessary to enforce our property rights or to defend us against claims by others. Any litigation could have a material adverse effect on our business, financial condition and results of operations.

We will incur costs associated with SEC reporting compliance, which may significantly affect our financial condition.

The Company made the decision to become an SEC "reporting company" in order to comply with applicable laws and regulations. We will incur certain costs of compliance with applicable SEC reporting rules and regulations including, but not limited to attorneys' fees, accounting and auditing fees, other professional fees, financial printing costs and Sarbanes-Oxley compliance costs in an amount estimated at approximately $25,000 per year. On balance, the Company determined that the incurrence of such costs and expenses was preferable to the Company being in a position where it had very limited access to additional capital funding.

Historically, we have not been timely in meeting our required periodic reporting requirements under the Securities Exchange Act of 1934, as amended. As a result, we will be ineligible to use Form S-3 or Form S-4 for a period of time. This may adversely affect our ability to engage in certain types of corporate acquisition and capital-raising transactions.

As a result of our delayed filing of certain of our periodic reports, we will be ineligible to register our securities on Form S-3 or Form S-4 for sale by us or resale by other security holders until we have timely filed all periodic reports under the Securities Exchange Act of 1934 for a period of time. In the meantime, we have the ability to use Form S-1 to raise capital or complete acquisitions.  The need to use Form S-1, and the inability to use Form S-3 or Form S-4, could increase our transaction costs and adversely affect our ability to engage in certain types of corporate acquisition and capital-raising transactions until we regain our S-3/S-4 eligibility.

The nature of mineral exploration and production activities involves a high degree of risk and the possibility of uninsured losses that could materially and adversely affect our operations.

Exploration for minerals is highly speculative and involves greater risk than many other businesses. Many exploration programs do not result in the discovery of mineralization and any mineralization discovered may not be of sufficient quantity or quality to be profitably mined. Few properties that are explored are ultimately advanced to the stage of producing mines. Our future exploration efforts will be subject to all of the operating hazards and risks normally incident to exploring for and developing mineral properties, including, but not limited to:

·	Economically insufficient mineralized material;
·	Fluctuations in production costs that may make mining uneconomical;
·	Labor disputes;
·	Unanticipated variations in grade and other geologic problems;
·	Environmental hazards;
·	Water conditions;
·	Troublesome surface or underground conditions;
·	Industrial accidents;
·	Metallurgical and other processing problems;
·	Mechanical and equipment performance problems;
·	Failure of pit walls or dams;
·	Unusual or unexpected rock formations;
·	Personal injury, fire, flooding, cave-ins, and landslides; and
·	Decrease in reserves due to a lower gold price.

Any of these risks can materially and adversely affect, among other things, the development of mineral properties, production quantities and rates, costs and expenditures, and production commencement dates. We currently have no insurance to guard against any of these risks. If we determine that capitalized costs associated with any of our mineral interests are not likely to be recovered, we would incur a write-down of our investment in these interests. All of these factors may result in losses proportionate to amounts spent, which may not be recoverable.

The potential profitability of mineral ventures depends in part upon factors beyond our control and even if we discover and exploit mineral deposits, we may never become commercially viable and we may be forced to cease operations.

The commercial feasibility of mineral properties is dependent upon many factors beyond our control, including the existence and size of mineral deposits in the properties we explore, the proximity and capacity of processing equipment, market fluctuations of prices, taxes, royalties, land tenure, allowable production, and environmental regulation. These factors cannot be accurately predicted and any one or more of these factors may result in our Company not receiving an adequate return on invested capital. These factors may have material and negative effects on our financial performance and our ability to continue operations.

Mineral exploration and development activities are subject to comprehensive regulation, which may cause substantial delays or require capital outlays in excess of those anticipated, causing an adverse effect on our company.

Mineral exploration and development activities are subject to various laws, regulations and policies governing prospecting, mine development, mineral production, removal and transport of natural resources, as well as discharge of materials into the environment. Mining activities are also subject to various regulations regarding taxation, import and export, labor standards, occupational health standards, safety standards, waste disposal, toxic substances, land use, water use, environmental protection, and other matters.

Permits from various foreign, federal, state, provincial and local governmental authorities are required for mining operations to be conducted, and no assurance can be given that such permits will be successfully obtained. Environmental and other legal standards imposed by governmental authorities may be changed, and any such change may prevent us from conducting planned activities, or increase our costs of doing so, which could have material adverse effects on our business. Moreover, compliance with such laws may cause substantial delays or require capital outlays in excess of those anticipated, thus causing an adverse effect on our business operations. Additionally, we may be subject to liability for pollution or other environmental damages, which we may not be able to insure against due to prohibitive premium costs and other financial and practical considerations. Any laws, regulations, or policies of any government body or regulatory agency may be changed, applied, or interpreted in a manner which will alter and negatively affect our ability to carry on our business. We cannot assure you that new rules and regulations will not be enacted, or that existing rules and regulations will not be applied in a manner which could limit or curtail our exploration or development activities on our properties.

We believe that we are in compliance with all material laws and regulations that currently apply to our activities, but there can be no assurance that we can continue to remain in compliance. Further, there can be no assurance that we will be able to obtain or maintain all permits necessary for our future operations, or that we will be able to obtain them on reasonable terms. To the extent such necessary approvals are required and are not obtained, we may be delayed or prohibited from proceeding with planned exploration or development of our mineral properties.

RISKS ASSOCIATED WITH OUR SECURITIES

Due to the lack of a trading market for our securities, you may have difficulty selling any shares you purchase in this offering.

Our common stock is not quoted on any public market.  There is no assurance that a significant trading market will develop, or, if developed, that it will be sustained. Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resale.

The Company intends to apply for quotation of its common stock on a national securities exchange, the OTC Bulletin Board, OTCQX or OTCQB, although there can be no assurance that we will be successful in this regard.  The OTCQB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter securities. The OTCQB is not an issuer listing service, market or exchange. Although the OTCQB does not have any listing requirements per se, to be eligible for quotation on the OTCQB, issuers must remain current in their filings with the SEC or applicable regulatory authority. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all.

Because there is no escrow, trust or similar account, the offering proceeds could be seized by creditors or by a trustee in bankruptcy, in which case investors would lose their entire investment.

Any funds that we raise from our offering of 5,000,000 shares of common stock will be immediately available for our use and will not be returned to investors. We do not have any arrangements to place the funds received from our offering of 5,000,000 shares of common stock in an escrow, trust or similar account. Accordingly, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. If a creditor sues us and obtains a judgment against us, the creditor could garnish the bank account and take possession of the subscription funds. As such, it is possible that a creditor could attach your subscription funds. If that happens, you will lose your investment and your funds will be used to pay creditors.

Our common stock will be subject to the "penny stock" rules of the SEC which will make transactions in our stock cumbersome and may reduce the value of an investment in our stock.

Under U.S. federal securities legislation, our common stock will likely constitute "penny stock" if and when is quoted on a national securities exchange, the OTC Bulletin Board, OTCQX or OTCQB. Penny stock is any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a potential investor's account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve an investor's account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person, and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination. Brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

We may, in the future, issue additional common shares, which would reduce investors' percent of ownership and may dilute our share value.

Our Articles of Incorporation authorize the issuance of 400,000,000 shares of common stock and 100,000,000 shares of preferred stock. As of the date of this prospectus, the Company had 121,502,276 shares of common stock, and 240,000 shares of preferred stock, issued and outstanding. Accordingly, we may issue up to an additional 278,497,724 shares of common stock and 99,760,000 shares of preferred stock. The future issuance of common stock or preferred stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

Our insiders beneficially own a significant portion of our stock, and accordingly, may have control over stockholder matters, our business and management.

As of the date of this prospectus, the directors, Benedetto Fuschino and Dino Micacchi as a group beneficially own 26,497,127 shares of our common stock in the aggregate, or 21.8% of our issued and outstanding shares of common stock .As a result, the directors, alone, will have significant influence to:

•	elect or defeat the election of our directors;
•	amend or prevent amendment of our articles of incorporation or bylaws;
•	effect or prevent a merger, sale of assets or other corporate transaction; and
•	affect the outcome of any other matter submitted to the stockholders for vote.

Moreover, because of the significant ownership position held by our directors, new investors may not be able to effect a change in our business or management, and therefore, shareholders would have no recourse as a result of decisions made by management.

In addition, sales of significant amounts of shares held by our sole director, or the prospect of these sales, could adversely affect the market price of our common stock. Our directors’ stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

We are selling this offering without an underwriter and may be unable to sell any shares.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our President and Chief Operating Officer, Benedetto Fuschino, who will receive no commissions. He will offer the shares to friends, family members, and business associates; however, there is no guarantee that he will be able to sell any of the shares. Unless he is successful in selling all of the shares and we receive the proceeds from this offering, we may have to seek alternative financing to implement our business plan.

State securities laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell the shares offered by this prospectus.

Secondary trading in common stock sold in this offering will not be possible in any state until the common stock is qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the common stock in any particular state, the common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the liquidity for the common stock could be significantly impacted thus causing you to realize a loss on your investment.

The Company does not intend to seek registration or qualification of its shares of common stock that are the subject of this offering in any state or territory of the United States. Aside from a "secondary trading" exemption, other exemptions under state law and the laws of US territories may be available to purchasers of the shares of common stock sold in this offering,

Anti-takeover effects of certain provisions of Nevada state law hinder a potential takeover of our company.

Though not now, in the future we may become subject to Nevada's control share law. A corporation is subject to Nevada's control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of Nevada, and it does business in Nevada or through an affiliated corporation. The law focuses on the acquisition of a "controlling interest" which means the ownership of outstanding voting shares sufficient, but for the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors:

(i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more. The ability to exercise such voting power may be direct or indirect, as well as individual or in association with others.

The effect of the control share law is that the acquiring person, and those acting in association with it, obtains only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders. The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to strip voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell its shares to others. If the buyers of those shares themselves do not acquire a controlling interest, their shares do not become governed by the control share law.

If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, any stockholder of record, other than an acquiring person, who has not voted in favor of approval of voting rights is entitled to demand fair value for such stockholder's shares.

Nevada's control share law may have the effect of discouraging takeovers of the corporation.

In addition to the control share law, Nevada has a business combination law which prohibits certain business combinations between Nevada corporations and "interested stockholders" for three years after the "interested stockholder" first becomes an "interested stockholder," unless the corporation's board of directors approves the combination in advance. For purposes of Nevada law, an "interested stockholder" is any person who is (i) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (ii) an affiliate or associate of the corporation and at any time within the three previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term "business combination" is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquirer to use the corporation's assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

The effect of Nevada's business combination law is to potentially discourage parties interested in taking control of our company from doing so if it cannot obtain the approval of our board of directors.

Because we do not intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. Stockholders may never be able to sell shares when desired. Before you invest in our securities, you should be aware that there are various risks. You should consider carefully these risk factors, together with all of the other information included in this annual report before you decide to purchase our securities. If any of the following risks and uncertainties develop into actual events, our business, financial condition or results of operations could be materially adversely affected.

USE OF PROCEEDS

Our public offering of 5,000,000 is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The net proceeds to us from the sale of up to 5,000,000 shares offered at a public offering price fixed at $0.15 per share will vary depending upon the total number of shares sold. Regardless of the number of shares sold, we expect to incur offering expenses estimated at $50,768 for legal, accounting, printing and other costs in connection with this offering (see "Other Expenses of Issuance and Distribution" in Part II). We will not receive any proceeds from the sale of shares by the Selling Stockholders. We will not maintain an escrow account for the receipt of proceeds from the sale of our shares.

The following table sets forth the uses of proceeds from the primary offering would be used assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by the Company. There is no assurance that we will raise the full $750,000 as anticipated.

	25% of Shares Sold	50% of Shares Sold	75% of Shares Sold	100% of Shares Sold
Gross Proceeds from this Offering	$187,500	$375,000	$562,500	$750,000
Drilling costs	$60,000	$150,000	$260,500	$362,750
Geological Consulting	$25,000	$50,000	$65,000	$90,000
Mineral Assays	$8,000	$20,000	$37,000	$50,000
Core storage	$3,000	$3,500	$4,000	$5,000
Legal and Accounting	$35,000	$35,000	$35,000	$35,000
General and administrative	$6,000	$7,500	$10,250	$12,500
Travel	$7,750	$13,750	$19,500	$25,000
Public relations, Press releases	$15,000	$20,000	$20,000	$20,000
Website	$7,500	$7,500	$7,500	$7,500
Regulatory costs	$2,000	$2,000	$2,000	$2,000
Transfer Agent	$1,250	$1,250	$1,250	$1,250
Communications	$2,000	$2,500	$3,500	$4,000
Promotion materials	$2,000	$4,000	$5,000	$5,000
Project Supervision	$10,000	$20,000	$30,000	$40,000
Property Acquisition	$0	$30,000	$50,000	$75,000
Food, shelter on site	$3,000	$8,000	$12,000	$15,000

(1)	Expenditures for the 12 months following the completion of this offering. The expenditures are categorized by significant area of activity.
(2)	Our offering expenses are estimated to be $50,768, and we plan to pay the balance of offering expenses from cash on hand.

The above figures represent only estimated costs. All proceeds will be deposited into our corporate bank account. Any funds that we raise from our offering of 5,000,000 shares will be deposited in a Company bank account in Canada immediately available for our use and will not be returned to investors. We do not have any arrangements to place the funds received from our offering of $750,000 in an escrow, trust or similar account. Accordingly, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. If a creditor sues us and obtains a judgment against us, the creditor could garnish the bank account and take possession of the subscriptions. As such, it is possible that a creditor could attach your subscription. If that happens, you will lose your investment and your funds will be used to pay creditors.

The priority of the use of proceeds from this offering are: (i) drilling; (ii) geological consulting; (iii), mineral  assays and core storage; (iv) legal and accounting; (v) public relations; (vi) property acquisitions; (vii) general and administrative; (viii) project supervision; (ix) travel;  (x) site shelter; (xi) website and promotion materials; (xii) regulatory and transfer agent costs; and (xiii) communication costs.

DETERMINATION OF THE OFFERING PRICE

We have arbitrarily determined the offering price of the 5,000,000 shares being offered by the Company. The price does not bear any relationship to any objective criterion of value. In determining the number of shares to be offered and the offering price, we took into consideration the amount of money we would need to implement our business plan. Accordingly, the offering price should not be considered an indication of the actual value of the securities. We will not receive any of the proceeds from the sale of the 62,912,797 common shares being offered for sale by the Selling Stockholders. The Selling Stockholders will sell our shares at a fixed price of $0.15 per share for the duration of the offering until such time as our common stock may be listed on a national securities exchange or quoted on the OTC Bulletin Board, OTCQX or OTCQB. This price was arbitrarily determined by us.

SELLING STOCKHOLDERS

The common shares being offered for resale by the 159 Selling Stockholders consists of 62,912,797 shares of our common stock, $0.001 par value. The following table sets forth the shares beneficially owned, as of the date of this prospectus, by the Selling Stockholders, as well as the number of shares each Selling Stockholder is offering by this prospectus and the number of shares which each would own beneficially if all such offered shares are sold. Until such time as any market for our common stock exists on a national securities exchange, the OTC Bulletin Board, OTCQX or OTCQB, the Selling Stockholders will be offering the Secondary Offering shares of common stock at the fixed price of $0.15 per share. At such time as our shares are listed on a national securities exchange or quoted on the OTC Bulletin Board, OTCQX or OTCQB, the Selling Stockholders may offer and sell their shares of common stock at prevailing market prices or at privately negotiated prices.  The Company will not receive any of the proceeds from the sale of shares by the Selling Stockholders. No underwriting arrangements have been entered into by any of the Selling Stockholders.

Beneficial ownership is determined in accordance with SEC rules. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under SEC rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 121,502,276 shares of our common stock issued and outstanding as of the date of this prospectus. We do not have any outstanding options, warrants or other securities exercisable for or convertible into shares of our common stock other than those disclosed under the heading ”Employment Agreements.

Shareholder Name	Shares Owned Before the Offering	Total Number of Shares to be Offered for the Security Holder's Account	Total Shares Owned After the Offering is complete	Percentage of Shares Owned After the Offering is complete

1159533 ONTARIO LIMITED	22,222	6,667	15,555	0.01%
1232291 ONTARIO, INC.	3,333,334	3,333,334	0	0.00%
1319761 ONTARIO INC.	64,147	19,244	44,903	0.04%
1370838 ONTARIO INC.	64,145	19,244	44,901	0.04%
FIDELITY CLEARING CANADA ULC ITF 1723345 Ontario Ltd	500,000	150,000	350,000	0.29%
1873942 ONTARIO INC. (1)	2,347,721	702,816	1,639,905	1.35%
2214098 ONTARIO LTD.	333,334	333,334	0	0.00%
2254022 ONTARIO INC.	1,700,000	510,000	1,190,000	0.98%
2254022 ONTARIO LTD	2,500,000	1,666,625	833,375	0.69%
2279432 ONTARIO INC.	277,000	83,100	193,900	0.16%
ACKLO DIAMOND DRILLING LTD.	33,250	9,975	23,275	0.02%
ROMANO AGOSTINO	59,649	17,895	41,754	0.03%
KAISER AKBAR	4,445	1,334	3,111	0.00%
ALLPENNYSTOCKS.COM MEDIA, INC	100,000	100,000	0	0.00%
LES BABCOCK	100,000	30,000	70,000	0.06%
PAUL BARRY	6,667	6,667	0	0.00%
BATEMAN & COMPANY LTD	133,334	40,000	93,334	0.08%
ANDY BATHGATE	33,334	10,000	23,334	0.02%
JOSEPH BIGNUCOLO	11,111	3,333	7,778	0.01%
LUCY BIGNUCOLO	33,334	10,000	23,334	0.02%
RICHARD BIGNUCOLO	33,334	10,000	23,334	0.02%
RYAN BIGNUCOLO	833,334	833,334	0	0.00%
NINO J. BOSNJAK	1,000,000	300,000	700,000	0.58%
ANTONELLA BRAGG	3,083,334	3,083,334	0	0.00%
BREWSCO INVESTMENTS INC	177,778	53,333	124,445	0.10%
GORDON BROWN	52,632	52,632	0	0.00%
JAMES DAVID BROWN	111,111	33,333	77,778	0.06%
PETER BRYCE	33,334	10,000	23,334	0.02%
BRIAN A. BURKE	200,000	60,000	140,000	0.12%
DAVID BYE	75,000	22,500	52,500	0.04%
CEDE & CO	5,195,561	5,195,561	0	0.00%
JERRY CEKO	133,334	40,000	93,334	0.08%
CGI CONTROLLED GEOPHYSICS INC	32,452	9,736	22,716	0.02%
CAM CHERITON	166,667	50,000	116,667	0.10%
BOGUSLAW CHUDYK	1,000,000	300,000	700,000	0.58%
CAROL CHUTE	68,421	20,526	47,895	0.04%
KRISTOPHORO CIURCOVICH	500,000	150,000	350,000	0.29%
ANDREW CURRAH	296,080	88,824	207,256	0.17%
LUCAS CURRAH	295,556	125,179	170,377	0.14%
PENNY CURRAH	5,474,851	3,025,939	2,448,912	2.02%
JOSEE DALLAIRE	133,334	40,000	93,334	0.08%
ROSSELLA DEMELO	3,083,334	3,083,334	0	0.00%
LOUIS DERRER	33,334	10,000	23,334	0.02%
MATTHEW DICKEY	8,889	2,667	6,222	0.01%

Shareholder Name	Shares Owned Before the Offering	Total Number of Shares to be Offered for the Security Holder's Account	Total Shares Owned After the Offering is complete	Percentage of Shares Owned After the Offering is complete

MARIN DIKIC	133,333	40,000	93,333	0.08%
SCOTT DUONG	35,088	35,088	0	0.00%
JANIS ECKENWILER	68,421	20,526	47,895	0.04%
JASON EPSTEIN	672,667	335,317	337,350	0.28%
GARRY FAIRHURST	100,000	100,000	0	0.00%
FIRE LAKE RESOURCES INC.	2,166,667	650,000	1,516,667	1.25%
THOMAS R FREEMAN	79,533	79,533	0	0.00%
FRIGGI N A INC (2)	13,083,334	3,925,000	9,158,334	7.55%
ALINA FRISCH	166,667	50,000	116,667	0.10%
SABINE FRISCH	3,406,667	3,153,321	253,346	0.21%
BENEDETTO FUSCHINO (3)	9,070,457	2,721,137	6,349,320	5.23%
DINO FUSCHINO	3,133,334	3,133,334	0	0.00%
FWVS HOLDINGS LIMITED	50,000	15,000	35,000	0.03%
CHARLES GADBOIS	33,334	10,000	23,334	0.02%
GMP SECURITIES LP ITF Red Pine Exploration Inc.	250,000	75,000	175,000	0.14%
MERLE GOERTZ	826,667	248,000	578,667	0.48%
NATALYA GOUTOVA	133,333	40,000	93,333	0.08%
ZANE GRANT	41,556	41,556	0	0.00%
GEORGE ROBERT GREATREX	8,772	2,632	6,140	0.01%
KARL GROSSELFUENGER	70,176	21,053	49,123	0.04%
GW MATERIALS INC.	111,111	111,111	0	0.00%
JOHN HARRIS	833,334	833,334	0	0.00%
HAWK EXPLORATION CONSULTANTS	168,804	50,641	118,163	0.10%
ALAN HAWLEY	22,222	22,222	0	0.00%
BROOKE HEALEY	125,000	37,500	87,500	0.07%
PETER HENGSTMAN	3,500,000	3,500,000	0	0.00%
HODGINS HEALTH CARE SERVICES INC.	23,334	23,334	0	0.00%
ALEX HODSON	160,000	48,000	112,000	0.09%
GARRY HONCOOP	212,281	63,684	148,597	0.12%
MARK HOOD	66,667	20,000	46,667	0.04%
HADI HOSSEINI	16,667	5,000	11,667	0.01%
ROB HUFGART	33,334	10,000	23,334	0.02%
SUSAN HUTTON	66,667	20,000	46,667	0.04%
CAROLE A HYDE	35,088	10,526	24,562	0.02%
JULIUS ISMINDY	3,333,334	3,333,334	0	0.00%
SHEILA ISMINDY	3,333,334	3,333,334	0	0.00%
NORMAN JAEHRLING	16,667	5,000	11,667	0.01%
JANSEN FAMILY INVESTMENTS	500,000	500,000	0	0.00%
DWAYNE JOB	16,667	16,667	0	0.00%
WILLIAM HARVEY JONES	1,030,000	363,300	666,700	0.55%
PETER KALNOKI	133,333	40,000	93,333	0.08%
SCOTT KEEVIL	5,498,240	3,832,663	1,665,577	1.37%
KEN KELLY	18,067	5,420	12,647	0.01%
KENCANA TECHNICAL SERVICES INC.	2,000,000	600,000	1,400,000	1.15%
KIERVIN HOLDINGS INC.	87,720	26,316	61,404	0.05%

Shareholder Name	Shares Owned Before the Offering	Total Number of Shares to be Offered for the Security Holder's Account	Total Shares Owned After the Offering is complete	Percentage of Shares Owned After the Offering is complete

WADE TRAVIS KORNIK	166,667	166,667	0	0.00%
DAVID KRAMER	22,222	6,667	15,555	0.01%
JOHN KRAMER	44,445	44,445	0	0.00%
DAVID LAMBERT	35,088	35,088	0	0.00%
ELAINE LAMBERT	33,333	10,000	23,333	0.02%
BERNICE LOMBARDY	4,445	4,445	0	0.00%
WARREN LOSEY, SR	310,000	176,660	133,340	0.11%
ZINETA LUBINOVIC	133,333	40,000	93,333	0.08%
ERWIN W LUTZER	35,088	10,526	24,562	0.02%
MACQUARIE PRIVATE WEALTH INC. for Benjamin Ward	5,646,523	1,693,957	3,952,566	3.26%
DANNY MARQUES	44,445	44,445	0	0.00%
KATHLEEN MCCLAY	200,000	60,000	140,000	0.12%
DON MCLEAN	56,297	16,889	39,408	0.03%
CHERYL MICACCH FOR DINO MICACCHI	585,000	175,500	409,500	0.34%
CHRISTOPHER MICACCHI FOR DINO MICACCHI	290,000	87,000	203,000	0.17%
DINO MICACCHI (3)	540,615	163,685	381,930	0.31%
LISA MICACCHI FOR DINO MICACCHI	290,000	87,000	203,000	0.17%
MICHAEL MICACCHI FOR DINO MICACCHI	290,000	87,000	203,000	0.17%
MICROCAP ALLIANCE INC	26,667	26,667	0	0.00%
MISSANAIBI HEADWATERS INC	1,308,334	392,500	915,834	0.75%
SHELLY ANNE MORETTI	20,000	6,000	14,000	0.01%
RUAIRI MORIARTY	207,500	122,496	85,004	0.07%
CHARLES MORTIMER	50,000	15,000	35,000	0.03%
ROBERT MOSKAL	22,222	6,667	15,555	0.01%
ROBERT MOSKAL	180,000	113,330	66,670	0.06%
NBCN INC. FBO 2C4310F	100,000	30,000	70,000	0.06%
NEXUS TARGET MEDIA LLC	173,334	173,334	0	0.00%
NORTHERN ROCK WORKS LTD.	790,400	237,120	553,280	0.46%
ORMSTON LIST FRAWLEY LLP	46,806	14,042	32,764	0.03%
JOEL B. PAIGE	52,632	15,790	36,842	0.03%
OTTO PICHLER	333,334	100,000	233,334	0.19%
NATHALIE PIGNATIELLO	22,223	6,667	15,556	0.01%
CRAIG PILKINGTON	22,334	22,334	0	0.00%
JEFFREY POETKER	22,245	22,245	0	0.00%
PREMIER MEDIA SERVICE	500,000	150,000	350,000	0.29%
RYAN REID	22,222	22,222	0	0.00%
JACQUES ROBERT	20,000	6,000	14,000	0.01%
PIERRE C ROBERT	166,667	166,667	0	0.00%
DAVE ROSS	33,334	10,000	23,334	0.02%
DAVID ROSS	33,333	10,000	23,333	0.02%
IAN ROSS	66,667	20,000	46,667	0.04%
SASHA SALERNO	10,526	10,526	0	0.00%
MONIKA SALWAN	33,333	10,000	23,333	0.02%
SAVARIA GEOPHYSCIS INC.	104,441	31,332	73,109	0.06%

Shareholder Name	Shares Owned Before the Offering	Total Number of Shares to be Offered for the Security Holder's Account	Total Shares Owned After the Offering is complete	Percentage of Shares Owned After the Offering is complete

PAUL SCHAUFELE	83,333	25,000	58,333	0.05%
GERALD VAN MEPPELEN SCHEPPINK	33,334	10,000	23,334	0.02%
SEAL RIVER EXPLORATIONS LIMITED	110,000	110,000	0	0.00%
ERIC SILVEIRA	128,737	101,391	27,346	0.02%
YVONNE SMITH	75,000	75,000	0	0.00%
JAMES SNELGROVE	180,000	54,000	126,000	0.10%
MICHELLE STANFORD	347,369	347,369	0	0.00%
NICHOLA TEDESCHI	111,112	111,112	0	0.00%
TEHILLAH GROUP INC.	17,544	17,544	0	0.00%
TOM STEWART IN TRUST FOR BLAKE	33,334	10,000	23,334	0.02%
GERARD A. VANDYKE	100,000	30,000	70,000	0.06%
GERRY VANHOLST	44,445	13,334	31,111	0.03%
VECTOR AUTOMATION & DESIGN LTD.	88,886	26,666	62,220	0.05%
VIETLAO RESOURCES INC.	113,333	113,333	0	0.00%
VIKING FINANCIAL	53,334	16,000	37,334	0.03%
GALLO VINCENZO	183,333	55,000	128,333	0.11%
ZOA WANG	20,000	6,000	14,000	0.01%
WARD PROFESSIONAL CORPORATION LLC	953,127	285,938	667,189	0.55%
BENJAMIN WARD	3,095,616	928,685	2,166,931	1.79%
MARK WARNICK	261,292	78,388	182,904	0.15%
NANCY WARNICK FOR MARK WARNICK	260,000	78,000	182,000	0.15%
JOHN WILKES	1,066,666	320,000	746,666	0.62%
MIKE WILSON	472,667	141,800	330,867	0.27%
ALEXANDER YEOMAN	16,667	16,667	0	0.00%
ROBERT YOUNG	278,845	83,654	195,191	0.16%
JOHN ZIPAY	102,633	45,320	57,313	4.70%
	109,877,236	62,912,797	46,964,439

None of the Selling Stockholders is a broker-dealer or an affiliate of a broker-dealer. None of the Selling Stockholders has ever held any position, office, or other material relationship with the Company, or any of its predecessors or affiliates, within the past three years other than noted here under:

(1)

1873942 Ontario Inc. is a corporation controlled by Dino Micacchi.

(2)

Friggi N.A. Inc. is a corporation owned 100% by Benedetto Fuschino.

(3)

Officer and director of the Company

DILUTION

The price of our offering of 5,000,000 shares is fixed at $0.15 per share for the duration of the offering.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

As of March 31, 2018, the net tangible book value of our shares of common stock was $(785,366) or $(0.0065) per share based upon 121,368,942 shares outstanding.

Existing Stockholders if all of the Shares are Sold

Price per share	$0.15
Net tangible book value per share before offering	$(0.0065)
Potential gain to existing shareholders	$750,000
Potential gain to existing shareholders net of offering expenses	$699,232
Net tangible book value per share after offering	$(0.0007)
Increase to present stockholders in net tangible book value per share after offering	$0.0058
Capital contributions	$750,000
Number of shares outstanding before the offering	121,368,942
Number of shares after offering held by existing stockholders	126,368,942
Percentage of ownership after offering	96.04%

Purchasers of Shares in this Offering if all Shares Sold

Price per share	$0.15
Net tangible book value per share after offering	$(0.0007)
Dilution per share	$0.15
Capital contributions	$750,000
Percentage of capital contributions	100.0%
Number of shares after offering held by offering investors	5,000,000
Percentage of ownership after offering	3.96%

Purchasers of Shares in this Offering if 75% of Shares Sold

Price per share	$0.15
Net tangible book value per share after offering	$(0.0022)
Dilution per share	$0.15
Capital contributions	$562,500
Percentage of capital contributions	100.0%
Number of shares after offering held by offering investors	3,750,000
Percentage of ownership after offering	3.00%

Purchasers of Shares in this Offering if 50% of Shares Sold

Price per share	$0.15
Net tangible book value per share after offering	$(0.0037)
Dilution per share	$0.15
Capital contributions	$375,000
Percentage of capital contributions	100.00%
Number of shares after offering held by offering investors	2,500,000
Percentage of ownership after offering	2.02%

Purchasers of Shares in this Offering if 25% of Shares Sold

Price per share	$0.15
Book value per share after offering	$(0.0053)
Dilution per share	$0.15
Capital contributions	$187,500
Percentage of capital contributions	100.0%
Number of shares after offering held by offering investors	1,250,000
Percentage of ownership after offering	1.02%

PLAN OF DISTRIBUTION

Plan of Distribution for the Company's Public Offering of 5,000,000 Shares of Common Stock

Joshua Gold Resources Inc. has 121,502,276 common shares of common stock issued and outstanding as of the date of this prospectus. The Company is registering an additional 5,000,000 shares of its common stock for sale at a fixed price of $0.15 per share for the duration of the offering. Our shares of common stock are not quoted on any public market. There is no arrangement to address the possible effect of the offering on the price of the stock.

In connection with the Company's selling efforts in the offering, Benedetto Fuschino will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the "safe harbor" provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer's securities. Mr. Fuschino is not subject to any statutory disqualification, as that term is defined in Section 3(a) (39) of the Exchange Act.

Mr. Fuschino will sell the 5,000,000 shares of our common stock and intends to offer them to friends, family members and business acquaintances. Mr. Fuschino will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Mr. Fuschino is not, nor has been, within the past 12 months, a broker or dealer, and he is not, nor has he been within the past 12 months, an associated person of a broker or dealer. At the end of the offering Mr. Fuschino will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities.  Mr. Fuschino  will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

Joshua Gold will receive all proceeds from the sale of the 5,000,000 shares being offered. The price per share is fixed at $0.15 for the duration of this offering. Although our common stock is not listed on a public exchange or quoted over-the-counter, we intend to seek to have our shares of common stock quoted on the OTCQB. In order to be quoted on the OTCQB, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved.

Further, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares of common stock sold by the Company may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $0.15 per share for the duration of the offering.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those states only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which Joshua Gold has complied. In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

Joshua Gold will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states).

Plan of Distribution for the Offering of 62,912,797 Shares by the Selling Stockholders

The Selling Stockholders of our common stock and any of their pledgees, assignees and successors-in interest may, from time to time, sell any or all of their securities covered hereby on the principal trading market on which the Company's common stock is listed or quoted or any other stock exchange, market or trading facility on which the securities are traded or in private transactions.  Until there is a suitable public market, these sales will be at the fixed price of $0.15 per share.

The shares of common stock being offered for resale by this prospectus may be sold by the Selling Stockholders by one or more of the following methods, without limitation:

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;
•	privately negotiated transactions;
•	market sales (both long and short to the extent permitted under the federal securities laws);
•	at the market to or through market makers or into an existing market for the shares;
•	through transactions in options, swaps or other derivatives (whether exchange listed or otherwise); and
•	a combination of any of the aforementioned methods of sale.

In the event of the transfer by any of the Selling Stockholders of its shares of common stock to any pledgee, donee or other transferee, we will amend this prospectus and the registration statement of which this prospectus forms a part by the filing of a post-effective amendment in order to have the pledgee, donee or other transferee in place of the Selling Stockholder who has transferred his, her or its shares.

In effecting sales, brokers and dealers engaged by the Selling Stockholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from a Selling Stockholder or, if any of the broker-dealers act as an agent for the purchaser of such shares, from a purchaser in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with a Selling Stockholder to sell a specified number of the shares of common stock at a stipulated price per share. Such an agreement may also require the broker-dealer to purchase as principal any unsold shares of common stock at the price required to fulfill the broker-dealer commitment to the Selling Stockholder if such broker-dealer is unable to sell the shares on behalf of the Selling Stockholder. Broker-dealers who acquire shares of common stock as principal may thereafter resell the shares of common stock from time to time in transactions which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above. Such sales by a broker-dealer could be at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. In connection with such re-sales, the broker-dealer may pay to or receive from the purchasers of the shares commissions as described above. The Selling Stockholders and any broker-dealers or agents that participate with the Selling Stockholders in the sale of the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act in connection with these sales. In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

From time to time, any of the Selling Stockholders may pledge shares of common stock pursuant to the margin provisions of customer agreements with brokers. Upon a default by a Selling Stockholder, their broker may offer and sell the pledged shares of common stock from time to time. Upon a sale of the shares of common stock, the Selling Stockholders intend to comply with the prospectus delivery requirements under the Securities Act by delivering a prospectus to each purchaser in the transaction. We intend to file any amendments or other necessary documents in compliance with the Securities Act that may be required in the event any of the Selling Stockholders defaults under any customer agreement with brokers.

To the extent required under the Securities Act, a post-effective amendment to this registration statement will be filed disclosing the name of any broker-dealers, the number of shares of common stock involved, the price at which the shares of common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and other facts material to the transaction.

We and the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and, insofar as a Selling Stockholder is a distribution participant and we, under certain circumstances, may be a distribution participant, under Regulation M. All of the foregoing may affect the marketability of the shares of common stock.

All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us. Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the shares of common stock will be borne by the Selling Stockholders, the purchasers participating in such transaction, or both.

Any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act, as amended, may be sold under Rule 144 rather than pursuant to this prospectus.

Penny Stock Rules

The SEC has also adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks" as such term is defined by Rule 15g-9. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The shares offered by this prospectus constitute penny stock under the Exchange Act. The shares will remain penny stock for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his or her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in our company will be subject to the penny stock rules.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which: (i) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (ii) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities' laws; (iii) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and significance of the spread between the bid and ask price; (iv) contains a toll-free telephone number for inquiries on disciplinary actions; (v) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (vi) contains such other information and is in such form as the Commission shall require by rule or regulation. The broker-dealer also must provide to the customer, prior to effecting any transaction in a penny stock, (i) bid and offer quotations for the penny stock; (ii) the compensation of the broker-dealer and its salesperson in the transaction; (iii) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (iv) monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

Regulation M

During such time as we may be engaged in a distribution of any of the shares we are registering by this registration statement, we are required to comply with Regulation M. In general, Regulation M precludes any selling security holder, any affiliated purchasers and any broker-dealer or other person who participates in a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, and any security which is the subject of the distribution until the entire distribution is complete. Regulation M defines a "distribution" as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods. Regulation M also defines a "distribution participant" as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.

Regulation M under the Exchange Act prohibits, with certain exceptions, participants in a distribution from bidding for or purchasing, for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution. Regulation M also governs bids and purchases made in order to stabilize the price of a security in connection with a distribution of the security. We have informed the Selling Stockholders that the anti-manipulation provisions of Regulation M may apply to the sales of their shares offered by this prospectus, and we have also advised the Selling Stockholders of the requirements for delivery of this prospectus in connection with any sales of the common stock offered by this prospectus.

Pursuant to our Articles of Incorporation, as amended, our authorized capital stock consists of (i) 400,000,000 shares of common stock, $0.001 par value per share, of which 121,502,276 shares are issued and outstanding as of the date of hereof, and (ii) 100,000,000 shares of preferred stock, $0.001 par value per share, of which 240,000 shares are issued or outstanding as of the date hereof.

DESCRIPTION OF SECURITIES

Common Stock

On the date hereof, there were 121,502,276 shares of common stock issued and outstanding. Each share of common stock entitles the holder to one (1) vote on each matter submitted to a vote of our shareholders, including the election of directors. There is no cumulative voting. Subject to preferences that may be applicable to any outstanding preferred stock, our shareholders are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors. Shareholders have no preemptive, conversion or other subscription rights. There are no redemption or sinking fund provisions related to the common stock. In the event of liquidation, dissolution or winding up of the Company, our shareholders are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding.

Preferred Stock

We are authorized to issue up to 100,000,000 shares of our preferred stock. As of the date hereof, the Company had 240,000 shares of its preferred stock, designated as Class A Preferred Shares, issued and outstanding. Preferred Stock may be issued from time to time in one or more series as determined by the Board of Directors in its sole discretion.

Our Class A Preferred Shares have the following rights, powers and designations:  (i) they are non-voting; (ii) each share will accrue interest at 10% per annum of the issue price of such shares, such interest to accrue daily and to be compounded to the extent unpaid annually; (iii) each share will be retractable by Joshua Gold for CAD$1.00 per share, plus any accrued and unpaid interest; (iv) the shares shall not be entitled to participate in the capital appreciation of Joshua Gold; (v) if Joshua Gold is liquidated, dissolved or wound up (whether voluntarily or not), or if there is any other distribution of its assets among its stockholders for the purpose of winding up its affairs, the holders of the shares will be entitled to receive an amount equal to CAD$1.00 for each share then issued and outstanding, plus accrued and unpaid interest from distribution of the property or assets of Joshua Gold before any distribution of any part of the property or assets of Joshua Gold among the holders of the common shares or any other shares. As at March 31, 2018, we are in arrears in our dividends on preferred shares. The balance of dividends payable of $255,754 includes dividends payable of $182,400 and accrued interest payable of $73,353.63, accrued at 10.0% interest compounded annually.

Our Board of Directors is authorized to determine or alter any or all of the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of preferred stock and, within the limitations or restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of any such series then outstanding) the number of shares comprising any such series subsequent to the issue of shares of that series, to set the designation of any series, and to provide for rights and terms of redemption, conversion, dividends, voting rights, and liquidation preferences of the shares of any such series.

Options

We have no options to purchase shares of our common stock or any other of our securities outstanding as of the date of this prospectus, other than as described under the caption “Employment Contracts” of this prospectus.

Warrants

We have no warrants to purchase shares of our common stock or any other of our securities outstanding as of the date of this prospectus.

Registration Rights Agreements

We have orally agreed to register a portion of the shares of common stock that are held by the Selling Stockholders under the Registration Statement under Securities and Exchange Commission (“SEC”) Form S-1 of which this prospectus forms a part.

Dividends

Dividends, if any, will be contingent upon our revenues and earnings, if any, capital requirements and financial conditions. The payment of dividends, if any, will be within the discretion of our Board of Directors. We intend to retain earnings, if any, for use in our business operations and accordingly, the Board of Directors does not anticipate declaring any dividends in the foreseeable future.

Transfer Agent and Registrar

Our transfer agent is Island Stock Transfer Corp. of Clearwater, Florida. Their address is 15500 Roosevelt Blvd., Suite 301, Clearwater, Florida, 33760.  Island Stock Transfer Corp.'s telephone number is (727) 289-0010.

Indemnification of Officers and Directors

Subsection 7 of Section 78.138 of the Nevada Revised Statutes (the "Nevada Law") provides that, subject to certain very limited statutory exceptions, a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer, unless it is proven that the act or failure to act constituted a breach of his or her fiduciary duties as a director or officer and such breach of those duties involved intentional misconduct, fraud or a knowing violation of law.  The statutory standard of liability established by Section 78.138 controls even if there is a provision in the corporation's articles of incorporation unless a provision in the articles of incorporation provides for greater individual liability.

Subsection 1 of Section 78.7502 of the Nevada Law empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (any such person, a "Covered Person"), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the Covered Person in connection with such action, suit or proceeding if the Covered Person is not liable pursuant to Section 78.138 of the Nevada Law or the Covered Person acted in good faith and in a manner the Covered Person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceedings, had no reasonable cause to believe the Covered Person's conduct was unlawful.

Subsection 2 of Section 78.7502 of the Nevada Law empowers a corporation to indemnify any Covered Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in the capacity of a Covered Person against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by the Covered Person in connection with the defense or settlement of such action or suit, if the Covered Person is not liable pursuant to Section 78.138 of the Nevada Law or the Covered Person acted in good faith and in a manner the Covered Person reasonably believed to be in or not opposed to the best interests of the Company. However, no indemnification may be made in respect of any claim, issue or matter as to which the Covered Person shall have been adjudged by a court of competent jurisdiction (after exhaustion of all appeals) to be liable to the corporation or for amounts paid in settlement to the corporation unless and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances the Covered Person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Section 78.7502 of the Nevada Law further provides that to the extent a Covered Person has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in Subsection 1 or 2, as described above, or in the defense of any claim, issue or matter therein, the corporation shall indemnify the Covered Person against expenses (including attorneys' fees) actually and reasonably incurred by the Covered Person in connection with the defense.

Subsection 1 of Section 78.751 of the Nevada Law provides that any discretionary indemnification pursuant to Section 78.7502 of the Nevada Law, unless ordered by a court or advanced pursuant to Subsection 2 of Section 78.751, may be made by a corporation only as authorized in the specific case upon a determination that indemnification of the Covered Person is proper in the circumstances. Such determination must be made: (i) by the stockholders, (ii) by the board of directors of the corporation by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding, (iii) if a majority vote of a quorum of such non-party directors so orders, by independent legal counsel in a written opinion, or (iv) by independent legal counsel in a written opinion if a quorum of such non-party directors cannot be obtained.

Subsection 2 of Section 78.751 of the Nevada Law provides that a corporation's articles of incorporation or bylaws or an agreement made by the corporation may require the corporation to pay as incurred and in advance of the final disposition of a criminal or civil action, suit or proceeding, the expenses of officers and directors in defending such action, suit or proceeding upon receipt by the corporation of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the corporation. Subsection 2 of Section 78.751 further provides that its provisions do not affect any rights to advancement of expenses to which corporate personnel other than officers and directors may be entitled under contract or otherwise by law.

Subsection 3 of Section 78.751 of the Nevada Law provides that indemnification pursuant to Section 78.7502 of the Nevada Law and advancement of expenses authorized in or ordered by a court pursuant to Section 78.751 does not exclude any other rights to which the Covered Person may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his or her official capacity or in another capacity while holding his or her office. However, indemnification, unless ordered by a court pursuant to Section 78.7502 or for the advancement of expenses under Subsection 2 of Section 78.751 of the Nevada Law, may not be made to or on behalf of any director or officer of the corporation if a final adjudication establishes that his or her acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and were material to the cause of action. Additionally, the scope of such indemnification and advancement of expenses shall continue for a Covered Person who has ceased to be a director, officer, employee or agent of the corporation, and shall inure to the benefit of his or her heirs, executors and administrators.

Section 78.752 of the Nevada Law empowers a corporation to purchase and maintain insurance or make other financial arrangements on behalf of a Covered Person for any liability asserted against such person and liabilities and expenses incurred by such person in his or her capacity as a Covered Person or arising out of such person's status as a Covered Person whether or not the corporation has the authority to indemnify such person against such liability and expenses.

The Bylaws of the Company provide for indemnification of Covered Persons substantially identical in scope to that permitted under the Nevada Law. Such Bylaws provide that the expenses of directors and officers of the Company incurred in defending any action, suit or proceeding, whether civil, criminal, administrative or investigative, must be paid by the Company as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of such director or officer to repay all amounts so advanced if it is ultimately determined by a court of competent jurisdiction that the director or officer is not entitled to be indemnified by the Company.

DESCRIPTION OF BUSINESS

Our Corporate History and Background

We were incorporated in the State of Nevada on July 10, 2009 under the name “ABC Acquisition Corp 1501.”    Prior to the Stock Purchase transaction described below, our business purpose was to seek the acquisition of or merger with, an existing private company.  Accordingly, we were engaged in organizational efforts in order to put us in a position where we could seek to target and eventually acquire an existing private company.

On June 4, 2010, Ben Fuschino, our sole officer and director at that time, sold his 35,000,000 shares of the Company’s common stock, which shares represented 100% of our issued and outstanding common stock, to Luc Duchesne and Robert Cormier for a total purchase price of $7,000 (the “Stock Purchase”).  Upon closing of the Stock Purchase, (i) Mr. Duchesne and Mr. Cormier held a controlling 100% ownership in the Company, (ii) we changed our business and became a start-up carbon measuring company and (iii) we changed our name to “Bio-Carbon Systems International Inc.” to better reflect our new business enterprise.

Immediately after the closing of the Stock Purchase, on June 4, 2010, we entered into a license agreement (the “Cormier License”) with R&B Cormier Enterprises Inc. (“Cormier Enterprises”), an Ontario corporation and a license agreement (the “GSN License”) with GSN Dreamworks, Inc., an Ontario corporation (“GSN”).  The Cormier License and GSN License (collectively, the “License Agreements”) granted the Company licensed intellectual property and technology to conduct airborne and other surveys of forested lands in areas that are difficult to access. Those surveys would have been conducted in a statistically verifiable process designed for use in carbon trading programs to assess the potential value of the surveyed lands as carbon sequestration land parcels in carbon trading, carbon sequestration, and other greenhouse gas emission control, offset and reduction programs.

Also, on June 4, 2010, the Company entered into consulting agreements (collectively, the “Consulting Agreements”) with Mr. Duchesne and Mr. Cormier, pursuant to which Mr. Duchesne and Mr. Cormier agreed to provide the Company with management and advisory services with respect to the intellectual property licensed to the Company under the Cormier and GSN Licenses.

On December 23, 2010, the Company elected to terminate the License Agreements and Consulting Agreements as the Company determined that conditions were not in place for the successful exploitation of the technology covered by the License Agreements. The termination did not given rise to any penalties against the Company as the termination was concluded through a mutual agreement of separation.

Upon termination of the aforementioned License and Consulting Agreements, the Company abandoned the carbon measuring business and became a mineral exploration company located in Oakville, Ontario, Canada through the acquisition of a mineral rights lease and other mineral properties, as described in further detail below.  The Company’s principal business activity now is the exploration of mineral property interests.  The Company is considered to be in the exploration stage and substantially all of the Company’s efforts are devoted to exploring mineral property interests. There has been no determination whether the Company’s interests in unproven mineral properties contain mineral reserves which are economically recoverable.

On February 1, 2016, the Company registered articles of amendment with the state of Nevada changing the name of the Company from “Joshua Gold Resources Inc.” to “Enhanced Energy Solutions Corp.”

On October 18, 2016, the Company registered articles of amendment with the state of Nevada changing the name of the Company from “Enhanced Energy Solutions Corp.”  back to  “Joshua Gold Resources Inc.”

The Company does not have any current plans, arrangements, discussions or intentions, whether written or oral, to engage in a merger or acquisition with an identified or unidentified company or person to be used as a vehicle for a private company to become a reporting company.

We are a development stage company and currently have no revenues.  At March 31, 2018, our total current assets were $52,863 and our total current liabilities were $838,230. Our net loss for the year ended December 31, 2017, and the three months ended March 31, 2018, was $1,289,639, and $38,266, respectively.

Change in Control

There has not been any change in control of the Company within the last five years.

Compliance with Government Regulations

Various levels of governmental controls and regulations address, among other things, the environmental impact of mineral exploration and mineral processing operations and establish requirements for decommissioning of mineral exploration properties after operations have ceased. With respect to the regulation of mineral exploration and processing, legislation and regulations in various jurisdictions establish performance standards, air and water quality emission standards and other design or operational requirements for various aspects of the operations, including health and safety standards. Legislation and regulations also establish requirements for decommissioning, reclamation and rehabilitation of mineral exploration properties following the cessation of operations and may require that some former mineral properties be managed for long periods of time.

Our exploration activities are subject to various levels of federal, state, local and foreign laws and regulations relating to protection of the environment. Some of these laws and regulations include Ontario’s Mining Act in Canada, and potentially the Clean Air Act, the Clean Water Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Emergency Planning and Community Right-to-Know Act, the Endangered Species Act, the Federal Land Policy and Management Act, the National Environmental Policy Act and the Resource Conservation and Recovery Act in the United States.

In Ontario, the Company is governed by the Ontario Mining Act (the “Mining Act”), which is the provincial legislation that governs and regulates prospecting, mineral exploration, mine development and rehabilitation in Ontario. The purpose of the Mining Act is to encourage prospecting, staking and exploration for the development of mineral resources in a manner consistent with the recognition and affirmation of existing Aboriginal and treaty rights in Section 35 of the Constitution Act of 1982, including the duty to consult, and the duty to minimize the impact of such mining activities on public health, safety, and the environment.

Ontario closely regulates land access and exploration activities through its Mining Act. The Mining Act mandates that staking claims cannot infringe on individual property rights or disrupt other land uses, such as recreation areas or gardens. Special staking and exploration and exploration guidelines apply on land designated by the Ontario government as environmentally sensitive. The Mining Act protects heritage values and focuses heavily on the rights of Aboriginal communities. It requires notification of and consultation with Aboriginal communities regarding the impact of proposed exploration and mining activities; lower-impact activities require the filing of exploration plans, while higher-impact activities require exploration permits.

Employees

Our officers and directors are the only employees of the Company, and we have no other employees.

In the next twelve months, we do not expect to engage any other employees.

Bankruptcy or Similar Proceedings

We have never been subject to bankruptcy, receivership or any similar proceeding.

PROPERTIES

We currently do not rent any real property or offices.  Our principal executive office is located in the premises of one of the directors, Dino Micacchi on a rent free basis which includes the use of furnishings and equipment. Our current business address is Suite 2- 35 Perry Street, Woodstock, Ontario, Canada, N4S 3C4.

We currently have leases on six properties:

a)

Kenty Gold Property

McClay Conveyed Property.  On October 4, 2012, the Company entered into and closed a mineral property acquisition agreement (the “McClay Agreement”) with Brian McClay, a British Columbia, Canada resident (“McClay”), pursuant to which McClay agreed to sell to Company an undivided one hundred percent (100%) interest in and to certain mineral interests found on the Kenty Gold Property located in the Townships of Swayze and Dore, Ontario, Canada (the “McClay Conveyed Property”).

As consideration for the sale of the McClay Conveyed Property, the Company agreed to deliver the following to McClay in the manner set forth below:

(a)

Closing Date.  CDN$50,000 within three (3) business days following the closing date.

(b)

February 4, 2013.

(i)

CDN$100,000 on or before February 4, 2013; and

(ii)

200,000 common shares of Company on or before February 4, 2013.

(c)

April 4, 2013.

(i)

CDN$150,000 on or before April 4, 2013; and

(ii)

200,000 common shares of Company on or before April 4, 2013.

(d)

October 4, 2013.

(i)

CDN$300,000 on or before October 4, 2013; and

(ii)

250,000 common shares of Company on or before October 4, 2013.

(e)

April 4, 2014.

(i)

CDN$300,000 on or before April 4, 2014; and

(ii)

250,000 common shares of Company on or before April 4, 2014.

(f)

October 4, 2014.

(i)

CDN$300,000 on or before October 4, 2014; and

(ii)

250,000 common shares of Company on or before October 4, 2014.

(g)

April 4, 2015.

(i)

CDN$300,000 on or before April 4, 2015; and

(ii)

550,000 common shares of Company on or before April 4, 2015.

(h)

Reserve.  Upon completion of a NI 43-101 compliant indicated reserve (by which the parties meant “indicated mineral resource”) of 1,000,000 Troy Ounces of Gold (Aurum Metal) on the McClay Conveyed Property, Company shall pay CDN$1,000,000 to McClay.

(i)

Production.

(i)

Upon production of 1,000,000 Troy Ounces of Gold (Aurum Metal) from the McClay Conveyed Property, Company shall pay CDN$1,000,000 to McClay.

(ii)

Upon production of 3,000,000 Troy Ounces of Gold (Aurum Metal) from the McClay Conveyed Property, Company shall pay CDN$2,000,000 to McClay.

(iii)

Upon production of 5,000,000 Troy Ounces of Gold (Aurum Metal) from the McClay Conveyed Property, Company shall pay CDN$2,000,000 to McClay.

(j)

Early Buyout Option.  Company shall have the option of early buyout within one year of execution for a cash payment of CDN$750,000 and 750,000 common shares of Company.

In addition, upon the Commencement of Commercial Production (as defined in the McClay Agreement), Company shall pay to McClay a royalty in an amount equal to three percent (3%) of all Net Smelter Returns (as defined in the McClay Agreement) on minerals mined from the McClay Conveyed Property (the “Seller NSR”) on the terms and conditions as set out in the McClay Agreement.  Notwithstanding the foregoing, at any point in time following the closing date and upon Company’s sole election, McClay shall sell to Company fifty percent (50%) of the Seller NSR for a purchase price of CDN$1,500,000.

In 2013 the Company recognized an impairment charge of $657,667 against the carrying value of the Kenty Property based on the decrease in the market price of gold which the Company believes is other than temporary.

As at December 31, 2016, the Company has made payments of $125,000 to the Vendors.

As at December 31, 2016, a third party has filed a claim in the Ontario Superior Court of Justice, against the Company. The Company and its legal counsel have determined that the claim is without merit and that no further impairment of the property’s value is required. The third party has made application claiming 100% ownership of the Kenty Property. The Company has responded in the Ontario Superior Court of Justice, with a counter application claiming the property was acquired from the Vendors, who at the time had an undivided 100% interest in the property. The Company has also claimed damages in the amount of $1,000,000.00 CDN.

b)

Carson Property

In December 2016, the Company entered into a mineral property acquisition agreement pursuant to which the Company acquired the mining lease to the Carson Property. Under the acquisition agreement, the Company is required to pay:

Equity consideration of 150,000 shares of common stock was issued at $0.10 per share.

c)

Rollo Property

In 2017, the Company entered into a mineral property acquisition agreement pursuant to which the Company acquired the mining lease to the Rollo Property. Under the acquisition agreement, the Company is required to pay:

Equity consideration of 250,000 shares of common stock was issued at $0.10 per share.

        d) Janes Reef Property

In 2017, the Company entered into a mineral property acquisition agreement, pursuant to which the Company acquired the mining lease to the Rollo Property. Under the acquisition agreement, the Company issued equity consideration of 160,000 shares of common stock at $0.10 per share.

e)

Asquith Property

In 2017, the Company entered into a mineral property acquisition agreement pursuant to which the Company acquired the mining lease to the Asquith Property. Under the acquisition agreement, the Company issued equity consideration of 100,000 shares of common stock at $0.10 per share.

f)

C1 Mortimer Property

On October 8, 2016 Joshua entered into a three-year Joint Venture Option Agreement with the C1 Syndicate owners of a group of claims in Dore and Swayze Townships, Porcupine Mining Division.   The C1 Property was named after Charlie Mortimer who has been prospecting in the Swayze Township area for over fifty years. The C1 Property is contiguous to the west, north, and east side of the old Kenty Mine which produced gold in the 1930s, 1950s and 1980s.

In order to earn the fifty per cent interest the Company:

1.

Paid $5,000 CDN on June 2, 2017 and $5,000 CDN on July 7, 2017,

2.

Paid ten million shares of common stock of the Company to the prospectors pro rata upon signing at $0.10 per share

3.

Granted Larry Salo first right of refusal on all exploration work and

The Company is required to:

1.

Spend five hundred thousand ($500,000} on mineral exploration on the property within 30 months of the signing anniversary.

2.

Pay the prospector owners, pro rata, $750,000 Canadian dollars, within 30 months of the signing anniversary.

The current owner prospectors will retain a three per cent (3%) Net Smelter Royalty on the properties

Additional Description of the Properties

Joshua Gold holds an interest in six mineral properties in Canada. All the properties are in Northern Ontario, except for the Carson property which is located in the Northwest Territories. It should be noted that three of the properties, the C-1, the Rollo, and the Kenty are all contiguous but differ in ownership by the Company. They are collectively referred to as the Swayze Area properties and share similar access, locations, and regional geology. However, detailed descriptions for historical exploration work and property geology are given.

Background Information Concerning Properties Located in the Canadian Province of Ontario: Janes, Asquith, C1, Rollo, and Kenty

Upon recording of the mineral claims with the provincial Mining Recorder’s Office, the claims will remain in good standing for a period of two years. The claims can be renewed by performing the minimum specified assessment work within 2 years of the recording date for the claim.

Modernizing of the Mining Act in the Province of Ontario

The Ontario Ministry of Mines and Development (the “MNDM”) has modernized the Mining Act, moving Ontario’s mining lands administration systems from ground staking and paper map staking to online registration of mining claims; and creating an online Mining Land Administration System (MLAS) that enhances client access to Ontario’s mining lands data and improves their ability to manage their files online.

Pre-Conversion Period

Traditional claim staking in Ontario came to an end on January 8, 2018. During this pre-conversion period claim staking will not be permitted, nor will other transactions such as transfers and the filing of assessment work reports. This period will allow MNDM to prepare for conversion as well as for exhaustive testing of the information technology architecture that will underpin MLAS, and provide enough time to enroll and train users on the new system prior to launch.

Types of Mining Claims

At conversion, there will be two claim types:

(a) Cell Claims

As defined in the Mining Act, a cell claim means a mining claim that relates to all of the land included in one or more cells on the provincial grid that is open for mining claim registration. A cell claim is created at conversion where there are one or more legacy claims in a cell, and all are held by the same holder. In this case, if there is more than one legacy claim in a cell, those claims will merge into one cell claim. A cell claim created from conversion can be a minimum of one cell though it can be amalgamated to form a multi-cell claim up to a maximum of 25 cells.

(b) Boundary Claims

As defined in the Mining Act, a boundary claim is created at conversion when there are multiple legacy claims within a cell that cannot merge into a cell claim. There are two circumstances where mining claims will not merge into a cell claim:

1. When the legacy claims are held by different holders;

2. When the legacy claims are held by the same person who chooses to keep them separate by making an election through the Claim Boundary Report process.

Overall note: boundary cell indicates that the mineral rights are still defined by the legacy claim boundaries, of which the maps provided show and are representative of the physical area that the new claim news/cells represent under changes in the Ontario Mining Act.

•

Jane Property

o

The Jane Property consists of two (2) legacy claims, converted into 31 cell claims (20 standard and 11 boundary claims. These require annual exploration expenditures of $10,200 CAD per year, accompanied by an industry standard report detailing the work completed. These are due on the claim anniversary dates, which are given in Appendix A, which also summarizes the cells that compose each legacy claim.  These grant the holder, Joshua Gold Resources Inc., the sole right to explore for minerals, and to apply for a mining lease for extraction of the minerals. This does not grant any surface rights to the Crown land, nor rights to extract or mine aggregates from the claim areas. Appendix A lists the legacy claim numbers, which can be viewed in the maps provided, and the table lists the new cell claims that these legacy mining claims have been converted to under the implementation of the new Ontario Mining Act.

Jane Property Claim Summary

Legacy Claim No.	Claim Number	Cell ID	Claim Type	Due Date	Assessment Requirement	Township
4286420	324079	41I09F126	Standard	2019-06-06	$ 400	Janes
4286421	324078	41I09F127	Standard	2019-06-06	$ 400	Janes
4286421	324077	41I09F087	Standard	2019-06-06	$ 400	Janes
4286420	311356	41I09F086	Standard	2019-06-06	$ 400	Janes
4286421	267459	41I09F129	Standard	2019-06-06	$ 400	Janes
4286420	266309	41I09F062	Boundary	2019-02-17	$ 200	Janes
4286420	266308	41I09F064	Boundary	2019-02-17	$ 200	Janes
4286420	228227	41I09F066	Boundary	2019-06-06	$ 200	Janes
4286420	227062	41I09F124	Standard	2019-02-17	$ 400	Janes
4286421	220945	41I09F109	Standard	2019-06-06	$ 400	Janes
4286420	219110	41I09F123	Standard	2019-02-17	$ 400	Janes
4286420	219109	41I09F104	Standard	2019-02-17	$ 400	Janes
4286421	208887	41I09F088	Standard	2019-06-06	$ 400	Janes
4286420	208355	41I09F103	Boundary	2019-02-17	$ 200	Janes
4286421	200828	41I09F089	Standard	2019-06-06	$ 400	Janes
4286420	189176	41I09F105	Standard	2019-02-17	$ 400	Janes
4286421	172087	41I09F067	Boundary	2019-06-06	$ 200	Janes
4286421	172086	41I09F069	Boundary	2019-06-06	$ 200	Janes
4286420	170910	41I09F085	Standard	2019-02-17	$ 400	Janes
4286420	154280	41I09F083	Boundary	2019-02-17	$ 200	Janes
4286420	154279	41I09F084	Standard	2019-02-17	$ 400	Janes
4286420	154278	41I09F065	Boundary	2019-02-17	$ 200	Janes
4286420	118251	41I09F102	Boundary	2019-02-17	$ 200	Janes
4286421	115891	41I09F128	Standard	2019-06-06	$ 400	Janes
4286420	115890	41I09F106	Standard	2019-06-06	$ 400	Janes
4286421	115889	41I09F107	Standard	2019-06-06	$ 400	Janes
4286421	115888	41I09F108	Standard	2019-06-06	$ 400	Janes
4286420	102938	41I09F122	Standard	2019-02-17	$ 400	Janes
4286420	102937	41I09F125	Standard	2019-02-17	$ 400	Janes
4286420	102936	41I09F063	Boundary	2019-02-17	$ 200	Janes
4286421	100594	41I09F068	Boundary	2019-06-06	$ 200	Janes
Total					$ 10,200

•

Asquith

o

The Jane Property consists of one (1) legacy claims, converted into seven (7) cell claims (2 standard and 5 boundary claims. These require annual exploration expenditures of $2,000 CAD per year, accompanied by an industry standard report detailing the work completed. Amounts are due at different times of the year, which are summarized in Appendix B. These grant the holder, Joshua Gold Resources Inc., the sole right to explore for minerals, and to apply for a mining lease for extraction of the minerals. This does not grant any surface rights to the Crown land, nor rights to extract or mine aggregates from the claim areas. Appendix B lists the legacy claim numbers, which can be viewed in the maps provided, and the table lists the new cell claims that these legacy mining claims have been converted to under the implementation of the new Ontario Mining Act.

Asquith Property Claim Summary

Legacy Claim No.	Claim Number	Cell ID	Claim Type	Due Date	Assessment Requirement	Township
4270343	274594	41P11C036	Standard	2019-10-07	$ 400	Asquith
4270343	304417	41P11C037	Standard	2019-10-07	$ 400	Asquith
4270343	220166	41P11038	Boundary	2019-10-07	$ 400	Asquith
4270343	170164	41P11C016	Boundary	2019-10-07	$ 200	Asquith
4270343	311191	41P11C017	Boundary	2019-10-07	$ 200	Asquith
4270343	220166	41P11C038	Boundary	2019-10-07	$ 200	Asquith
4270343	274593	41P11C018	Boundary	2019-10-07	$ 200	Asquith
Total					$ 2,000

•

C1 Property

o

The C1 Property consists of five (5) legacy mining claims that have been converted into 35 boundary claims defined under the new Mining Act in Ontario. These grant the holder, Joshua Gold Resources Inc. through its option with Kencana Technical Services Inc., the sole right to explore for minerals, and to apply for a mining lease for extraction of the minerals. This does not grant any surface rights to the Crown land, nor rights to extract or mine aggregates from the claim areas. Appendix C lists the legacy claim numbers, which can be viewed in the maps provided, and the table lists the new cell claims that these legacy mining claims have been converted to under the new Ontario mining Act. Cells with IDs 41O15G360 (claims 289156, 280401), 41O14H341 (claims 107471, 129129), 41O14H343 (claims 157059, 190225), 41O15H344 (claims 230404, 144217, 216941) although indicated as boundary cells are fully owned due an overlap of the C1 and Rollo Properties. These require annual exploration expenditures of $7,000 CAD per year, accompanied by an industry standard report detailing the work completed. However, portions of this amount are due on individual claim anniversary dates which are summarized below:

 C1 Property Claim Summary

Legacy Claim No.	Claim Number	Cell ID	Claim Type	Due Date	Assessment Requirement	Township
4270364	120190	41O15A001	Boundary	2019-12-11	$ 200	Swayze
4275471	233215	41O15A005	Boundary	2019-04-16	$ 200	Dore
4275471	164590	41O15A006	Boundary	2019-04-16	$ 200	Dore
4270364	148240	41O15B019	Boundary	2019-12-11	$ 200	Swayze
4270364	242943	41O15B020	Boundary	2019-12-11	$ 200	Swayze
4275530	269086	41O15G359	Boundary	2019-08-01	$ 200	Swayze
4270433	280401	41O15G360	Boundary	2019-06-27	$ 200	Swayze
4270364	299546	41O15G379	Boundary	2019-12-11	$ 200	Swayze
4275530	184588	41O15G379	Boundary	2019-08-01	$ 200	Swayze
4275530	240808	41O15G379	Boundary	2019-08-01	$ 200	Swayze
4270364	196353	41O15G380	Boundary	2019-12-11	$ 200	Swayze
4270364	108926	41O15G399	Boundary	2019-12-11	$ 200	Swayze
4270364	299547	41O15G400	Boundary	2019-12-11	$ 200	Swayze
4270433	107471	41O15H341	Boundary	2019-06-27	$ 200	Swayze
4270433	295435	41O15H341	Boundary	2019-08-01	$ 200	Swayze
4271227	190226	41O15H342	Boundary	2019-02-13	$ 200	Rollo
4270433	240808	41O15H342	Boundary	2019-08-01	$ 200	Swayze
4271227	190225	41O15H343	Boundary	2019-02-13	$ 200	Rollo
4271227	144217	41O15H344	Boundary	2019-02-13	$ 200	Rollo
4271227	252226	41O15H345	Boundary	2019-02-13	$ 200	Rollo
4275471	252226	41O15H345	Boundary	2019-04-16	$ 200	Dore
4275471	225198	41O15H346	Boundary	2019-04-16	$ 200	Dore
4270364	148238	41O15H361	Boundary	2019-12-11	$ 200	Swayze
4270433	210391	41O15H361	Boundary	2019-06-27	$ 200	Swayze
4271227	246882	41O15H362	Boundary	2019-02-13	$ 200	Rollo
4270433	295435	41O15H362	Boundary	2019-08-01	$ 200	Swayze
4271227	246881	41O15H363	Boundary	2019-02-13	$ 200	Swayze
4271227	144218	41O15H364	Boundary	2019-02-13	$ 200	Swayze
4275471	178621	41O15H365	Boundary	2019-04-16	$ 200	Dore
4275471	318112	41O15H366	Boundary	2019-04-16	$ 200	Dore
4270433	159036	41O15H380	Boundary	2019-08-01	$ 200	Swayze
4270433	280401	41O15H380	Boundary	2019-08-01	$ 200	Swayze
4270364	148239	41O15H381	Boundary	2019-12-11	$ 200	Swayze
4275471	121395	41O15H385	Boundary	2019-04-16	$ 200	Dore
4275471	252227	41O15H386	Boundary	2019-04-16	$ 200	Dore
Total					$ 7,000

•

Rollo Property

o

The Rollo Property consists of three (3) legacy mining claims that have been converted into 42 cells. (17 standard and 25 boundary claims)  under the new Mining Act in Ontario. These grant the holder, Joshua Gold Resources Inc., the sole right to explore for minerals, and to apply for a mining lease for extraction of the minerals. This does not grant any surface rights to the Crown land, nor rights to extract or mine aggregates from the claim areas. Appendix D lists the legacy claim numbers, which can be viewed in the maps provided, and the table lists the new cell claims that these legacy mining claims have been converted to  under the implementation of the new Ontario Mining Act. Cells with IDs 41O15G360 (claims 289156, 280401), 41O14H341 (claims 107471, 129129), 41O14H343 (claims 157059, 190225), 41O15H344 (claims 230404, 144217, 216941) although indicated as boundary cells are fully owned due an overlap of the C1 and Rollo Properties.   These require annual exploration expenditures of $11,600 CAD per year, with different amounts due on each claim anniversary dates, accompanied by an industry standard report detailing the work completed. Claim anniversary dates are given below:

Rollo Property Claim Summary

Legacy Claim No.	Claim Number	Cell ID	Claim Type	Due Date	Assessment Requirement	Township
4275244	343107	41O15G317	Standard	2019-03-09	$ 400	Rollo
4275246	325684	41O15H325	Boundary	2019-03-09	$ 200	Rollo
4275244	311135	41O15G356	Boundary	2019-03-09	$ 200	Rollo
4275244	311134	41O15G295	Boundary	2019-03-09	$ 200	Rollo
4275244	304312	41O15G355	Boundary	2019-03-09	$ 200	Rollo
4275246	297033	41O15H345	Boundary	2019-03-09	$ 200	Rollo
4275246	297032	41O15H284	Boundary	2019-03-09	$ 200	Rollo
4275245	289156	41O15G360	Boundary	2019-03-09	$ 200	Rollo
4275245	281059	41O15G319	Standard	2019-03-09	$ 400	Rollo
4275245	278432	41O15H301	Standard	2019-03-09	$ 400	Rollo
4275246	277653	41O15H302	Standard	2019-03-09	$ 400	Rollo
4275244	273820	41O15G297	Boundary	2019-03-09	$ 200	Rollo
4275244	269805	41O15G298	Standard	2019-03-09	$ 200	Rollo
4275245	259093	41O15H321	Standard	2019-03-09	$ 400	Rollo
4275245	259092	41O15H281	Boundary	2019-03-09	$ 200	Rollo
4275245	255729	41O15G315	Boundary	2019-03-09	$ 200	Rollo
4275245	251917	41O15G359	Boundary	2019-03-09	$ 200	Rollo
4275245	251916	41O15G339	Standard	2019-03-09	$ 400	Rollo
4275245	251915	41O15G320	Standard	2019-03-09	$ 400	Rollo
4275246	242605	41O15G322	Standard	2019-03-09	$ 400	Rollo
4275246	230404	41O15H344	Boundary	2019-03-09	$ 200	Rollo
4275246	230403	41O15H304	Boundary	2019-03-09	$ 200	Rollo
4275245	225101	41O15G340	Standard	2019-03-09	$ 400	Rollo
4275244	201078	41O15G357	Boundary	2019-03-09	$ 200	Rollo
4275246	192540	41O15H303	Standard	2019-03-09	$ 400	Rollo
4275244	188921	41O15G296	Boundary	2019-03-09	$ 200	Rollo
4275244	185262	41O15G338	Standard	2019-03-09	$ 400	Rollo
4275245	185261	41O15G300	Boundary	2019-03-09	$ 200	Rollo
4275244	180954	41O15G335	Boundary	2019-03-09	$ 200	Rollo
4275246	176522	41O15H323	Standard	2019-03-09	$ 400	Rollo
4275246	163140	41O15H342	Boundary	2019-03-09	$ 200	Rollo
4275246	157059	41O15H343	Boundary	2019-03-09	$ 200	Rollo
4275244	156470	41O15G336	Standard	2019-03-09	$ 400	Rollo
4275244	136289	41O15G337	Standard	2019-03-09	$ 400	Rollo
4275245	129129	41O15H341	Boundary	2019-03-09	$ 200	Rollo
4275246	129128	41O15H324	Boundary	2019-03-09	$ 200	Rollo
4275246	129127	41O15H283	Boundary	2019-03-09	$ 200	Rollo
4275244	110491	41O15G316	Standard	2019-03-09	$ 400	Rollo
4275246	104471	41O15H282	Boundary	2019-03-09	$ 200	Rollo
4275244	104103	41O15G358	Boundary	2019-03-09	$ 200	Rollo
4275244	104102	41O15G318	Standard	2019-03-09	$ 400	Rollo
4275245	104101	41O15G299	Boundary	2019-03-09	$ 200	Rollo
Total				$ 11,600

•

Kenty Property

o

The Kenty property consists of historical patents that grant full ownership of the mining and surface rights to the party that is awarded ownership after settlement or conclusion of the legal proceedings (Court File No. CV-13-480311). No taxes or levies are owed by Joshua Gold Resources Inc. until the resolution of the legal proceedings. Appendix E lists each mining claim with the size, and required taxes due each year. These mining claims are described under LRO No. 53 in the Land Registry Office-Land Tides Division of Sudbury under abstracts: PIN 73113-0003(LT), PIN 73113-0004(LT), PIN 73113-0005(LT), PIN 73113-0006(LT), PIN 73113-0007(LT), PIN 73113-0008(LT), PIN 73113-0009(LT), PIN 73113-0010(LT), PIN73113-0011(LT), PIN 73113-0012(LT), PIN 731IV-0013(LT), PIN73113-0014(LT), PIN73113-0015(LT), PIN73n3-0016a(LT), PIN 73113-0017(I.T), and PIN 73114-0001(LT).

Kenty Property Leased Claims Summary

Claim No.	Township	Parcel	Hectares	Annual Tax
S20835	Dore	7802SWS	13.68	$ 79.52
S20702	Swayze	7793SWS	15.69	$ 91.09
S20703	Swayze	7794SWS	18.18	$ 105.62
S20706	Swayze	7808SWS	16.84	$ 97.87
S20707	Swayze	7809SWS	12.14	$ 70.62
S20708	Swayze	7804SWS	15.35	$ 89.18
S20709	Swayze	7805SWS	12.15	$ 70.68
S20710	Swayze	7806SWS	9.88	$ 57.38
S20711	Swayze	7796SWS	14.8	$ 86.07
S20712	Swayze	7797SWS	14.69	$ 85.48
S20713	Swayze	7798SWS	13.1	$ 76.08
S20714	Swayze	7799SWS	8.31	$ 48.27
S20715	Swayze	7800SWS	9.98	$ 58.03
S20716	Swayze	7801SWS	11.01	$ 63.77
S20704	Swayze	779+5SWS	13.6	$ 79.09
S20705	Swayze	7807SWS	17.42	$ 101.29
Total			216.82	$ 1,260.04

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Carson Property

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The Carson Property consists of a single mining lease number NT-3446, registered with the NWT Mining Recorder, under the name of Andrew Currah, acting as trustee for Joshua Gold Resources Inc for a period of 21 years with 19 years remaining. Lease payments of $2,310 are required to be paid by June 30th. The lease consisted of the whole of Lot 1003, Quad 86-B-03 in the North Mining District in the Northwest Territories as shown on a plan survey number 76137 in the Legal Surveys Division, Department of Natural Resources Canada at Ottawa, said Lot being otherwise known as the BR#2 mineral claim containing 1,141.00 acres. The gives the holder the exclusive right to search for, win, work, and take all minerals, as defined in the Mining Regulations, in, upon or under the mineral claims, defined in full in the Northwest Territories Mining Regulations SOR/2014-68, Registration 2014-03-28 Northwest Territories Mining Regulations, P.C. 2014-306 2014-03-27. The property is subject to a 2% NSR, 1% due to John Rapski, of which 0.5% can be purchased for $1 million Canadian (CAD); and, 1% to 2214098 Ontario Ltd, of which 0.5% may be purchased for $1 million Canadian (CAD)

Asquith Property

Property and Ownership

The Asquith Property is comprised of staked mining Claim No. 4270343 located in northernmost Asquith Township, Larder Lake Mining Division. The claim is centrally situated on the border of Asquith and Churchill Townships, and consists of 3 claim units, covering approximately 47.02 hectares. The property is bounded by UTM NAD 83 17U 479025E to 480236E and 479025E to 480213E and 5269380N to 5269773N and 5269372N to 5269775N.

Joshua Gold acquired a 100% undivided, transferable interest in Claim No. 4270343 in Asquith Township, Larder Lake Mining Division on March 1, 2017 from staker Andrew Currah in exchange for 100,000 common shares of Joshua Gold and his retention of a 2.5% NSR on all minerals paid at time of purchase. Assessment Credit Work required on the property is $1,200.00 through October 7, 2018. The claim consists of 3 claim units.

Location and Access

The property is located 100km south west of Kirkland Lake, and approximately 110km south of Timmins, Ontario. Paved Highway No. 560 passes through Shining Tree and connects with Hwy. 144 some 50 km to the west from which access may be obtained to Timmins in the north and Sudbury in the south. An unpaved logging road leading north from Hwy 560 provides closer access to the claim. No hydro lines cross the property but are located within access. Vegetation is generally second growth spruce, pine, balsam, poplar, and birch. Climate is typical of northern Ontario with snow cover and cold weather from mid-November until May.

Regional Geology

The Shining Tree property is located in the southern Abitibi greenstone belt in the Superior Province. Rocks of the Pacaud, Deloro, Kidd-Munro, Tisdale, and Timiskaming assemblages comprise the supracrustal rocks on the Shining Tree area. These rocks are intruded by granitic and mafic dykes and sills striking in a northwest direction. Additionally, Proterozoic aged diabise dykes intrude all of these rocks types. Metavolcanic rocks in these assemblages range from ultramafic-maic to felsic rocks, which are comprised of both flows and pyroclastic sequences.

Regional scale fault features trend north-northwest and can be between Timmins and Sudbury. The Rideout Fault passes through Churchill Township to the north of the property, and is projected to be the Westward extension of the Larder Lake Deformation zone. Splay faults off of this regional structure are a possible gold mineralization, of which there are examples near the current claim group.

Property Geology

The Shining Tree property is underlain by metavolcanic rocks of the Pacaud assemblage. Rocks are predominantly mafic volcanic rocks, but lesser amounts of komatiite and ultramafic rocks occur towards the eastern edge of the property area. Small felsic porphyritic intrusions and dykes occur to the east of the property.

Mineralization

Regional scale mineralization focuses on mineralization related to mesothermal lode gold deposits targeting quartz vein style mineralization, as well as shear zones associated with strong alteration mineral assemblages. The Tyrrel shear zone and Tyrannite show examples of highly altered shear zones, exemplified by strong silification, seritization, and carbonitaization associated with mineralization. Quartz veining style mineralization occur in the Gosselin vein ~500 meters to the east of the property.

Previous Exploration Work

Patino Mines (1981) carried out a magnetic and VLF geophysical survey on the claim group around the Northwest Shore of Nora Lake, which lies within the current property area. This followed a geological mapping program by the same company in 1981, which was focused to the east of Nora Lake and the current property area. This mapping program showed generally intermediate to mafic volcanics in the claim area, as well as altered ultramfic sequences trending to the north just east of the property boundary on the east shore of Nora Lake associated with auriferous fuschite (green carbonate) alteration assemblages.

Vintage mines completed a VLF eltromagnetic survey, as well as a diamond drilling program (1973 - 1974). To the southwest of the claim area, a diamond drill hole was completed to intersect an eletromagnetic conductor under Nora Lake. This intersected massive to schistose metavolcanics.

Exploration Plans

No exploration program is planned for the property at the present time.

Local Infrastructure

Paved Highway 560 passes approximately one km south of the property through Shining Tree Ontario, which is accompanied by a power transmission lines. Logging roads continuing north of Highway 560 access the southeastern portion of the property, and boat access from Shining Tree on West Shining Tree Lake gives access to the southwestern area of the claim. The property area is dominated by swampy vegetation, bog, and balsam growth.  A hydro line runs approximately  2 km to the south of the claim along Highway 560.

Property Infrastructure

The Asquith Property has no developed infrastructure.

Carson Property

Location and Access

The Carson property is located in a remote area approximately 195 kilometers north-northwest of Yellowknife in the Northwest Territories, Canada. Direct access is only possible via fixed wing or rotary wing aircraft from Yellowknife. However, winter access via the Colomac Winter road is possible. The road comes within 5km to the West of the property area.

Property and Ownership

The Carson property is 1141 acres comprising one mining lease registered in good standing with the NT Mining Recorder’s office and is geographically centered at 115°8’35"W 64°9'57”N, NTS 086G/03, Mackenzie Mining District, North West Territories. The lease number is 3446, issued to John P Rapski June 30, 1993 and expiring June 30, 2024.

Regional Geology

The Damoti Lake area lies within the Slave Structural Province within the Indin Lake Supracrustal belt. This belt is composed of Archean age metasedimentary and metavolcanic rocks of the Yelloknife Supergroup, and is truncated to the west by Archean age plutons and migamtites, and to the east by gneissic basement rocks.The Indin Lake belt form a series of north to northeast trending volcanic assemblages.

The Yellowknife Supergroup is composed of a lower Hewlitt group, a sequence of pillowed mafic tholeiitic basalts intercalated with more rare felsic calc-alkaline volcanics and are older than approximately 2.67 Ga. Overlying the Hewlitt group is Leta Arm group, a sequence of pollowed and massive mafic and felsic flows, and intermediate to felsic volcaniclastic rocks (2.6y Ga). The i[[rt gri[ os tje Chalco Lake group, consisting of conglomerates, sandstone-mudstones, and volcaniclastic rocks (<2.65 Ga). Sediments composed of interbedded agillites, siltstones, and greywacke beds are consistent with turbite deposition. Sedimentary horizons host iron formations of pyrite +/- pyrrhotite, as well as sulphide-bearing argillite units in the eastern area of the Indin Lake area.

Gabbro and quartz-diorite sills in the Indin Lake are thought to be related to volcanic units in the area. Volcanic rocks are intruded by grandodiorite and pegmatites of variable ages. Diabase dykes also cut all units in the Indin Lake area.

Property Geology

The Carson property is underlain by mafic and lesser felsic metavolcanic and subordinate metadsedimentary rocks of the Yellowknife Supergroup. Felsic metavolcanic rocks occur at the metavolcanic-metasedimentary contacts. The 1985 mapping program identified 8 major rock assemblages in the property area, which contacts trending slightly east of north.

To the central area of the property is the Snowden andesite and consists of pillowed, variolitic, porphyritic, and amigoidal flows. Two horizons of mafic volcaniclastic rocks are defined by mafic tuff and matric with felsic clasts which overly the Snowden andesite. A strongly sheared unit is equivalent to this unit but is identified as a mafic agglomerate. The Oti rhyolite occurs to the western side of the property. It is strongly brecciated and sericitized, hosting pyritic argillite are associated with graphitic shear zones within lenses of this unit. The Damoti rhyolite is mapped at the metavolcanic-metasedimentary rock contact, and is a fine grained and tuffaceous unit, with local interbeds of lapilli size fragments.

Yellowknife Supergoup metasediments underly the eastern side of the property, and consist of fine grained greywacke and argillite sequences. This sequence sows graded bedding of a turbidite sequence, and interpretation of top indicators suggests this unit overlies the metavolcanic sequences.

Several felsic porphyritic dykes intrude the property, and can be up to 20 meters in width. Additionally, several steeply dipping diabase dykes intrude the entire property stratigraphy.

Mineralization

Gold mineralization in the Damoti Lake area is characterized by quartz carbonate veins associated with regional scale structural deformation. Shear zones on the property are northeast trending and parallel to the regional tectonic fabric. The Hillop, Chuck vein, and Pond showings all occur in these northeast trending shear zones.

This style of mineralization is consistent with volcanic hosted orogenic lode-gold deposits. Quartz-carbonate veins are typically associated with altered volcanic wall rocks with sillification, pyrite, and chlorite alteration, which can include pyrrhotite and biotite alteration minerals. Trace amounts of chalcopyrite and galena can occur in mafic volcanic hosted shear zones. Gold grades on the property associated with quartz-carbonate veins typically show higher grade gold mineralization over narrow widths from 6 to 60 inches (~2.5 to 23.5 cm). Gold mineralization can also be associated with iron formations in volcanic and sedimentary sequences that are prospective for polymetallic base metal mineralization.

In the property area, shear zones parallel to regional scale deformation zones host auriferous quartz-carbonate veins occur at the Check vein and the Hilltop showing in felsic, intermediate volcanics and sedimentary rocks. Lithological contacts also present a mineralization target for these styles of veins, of which is exemplified by the Pond showing.

Previous Exploration Work

Prospecting and exploration work in the Damoti Lake and Indin Lake areas began in 1938 with the discovery of the Barker (Anne) showing. This discovery lead to the staking and subsequent mapping and prospecting of much of the Indin Lake supracrustal belt by government and invested industry personnel. A number of showings were discovered including Diversiﬁed, North Inca and Colomac, all of which reached an advanced stage of exploration.

Reconnaissance mapping of the lndin Lake belt commenced in 1939 by C5. Lord and J.T. Wilson of the Geological Survey of Canada, and was competed in 1948 (Lord, 1951; Fortier, 1949). Detailed geological examination was then conducted at Chalco Lake (Stanton et al., 1948; Pehrrson and Kerswill, 1997), Ranji Lake (Tremblay et al., 1953; Pehrrson and Kerswill, 1997b), and Ghost Lake (Wright, 1954; Pehrrson and Kerswill, 1997b).

A second round of exploration in the 1970's was focused on volcanic-hosted massive sulphide (VHMS) mineralization. This work resulted in a number of base metal occurrences. During the 1980’s renewed interest in the belt culminated with the development of the Colomac mine and the Cass deposit.

Between 1970 and 1972, Freeport Oil Company explored the belt for base metal mineralization. A 2,700 line kilometer airborne electromagnetic and magnetic survey was conducted over ground west of the Damoti Lake area, this survey did identify a conductor on the west shore of Damoti Lake (Klein, 1970).

In 1981, Noranda staked the Betam claims adjacent to the present day Carson property. Geological, geochemical, and geophysical investigation were conducted. Anomalous, but low grade gold values were found in small sulphide-bearing quartz veins in the mafic volcanic rocks and the ground was allowed to lapse (Cluff and Myres, 1982).

In 1985, the Oti claims were staked along the western shore of Damoti Lake by Comaplex Resources International Ltd. and were examined by Placer Development Ltd. A number of low grade showings were discovered by geological, geochemical and geophysical surveys (Pinsent, 1985).

The Geologic Survey of Canada initiated 1:125,000 scale mapping furthered the geological understanding of the area (Frith, 1986; 1993). Detailed examination of the mineralized areas in the Indin Lake area was conducted from 1987 to 1991 (Morgan, 1992). Most recently the Indin belt was examined in the context of structural and sedimentological relationships (Pehrsson and Beaumont - Smith, 1994; Pehrsson and Villeneuve, 1999; Pehrsson, 2002; Pehrsson, 2009).

In 1992, J. Brophy conducted mapping and sampling on BIF Island of Damoti Lake. Prospective results from this sampling lead to the staking the discovery of the Damoti Lake deposit by Covello Bryan and Associates in 1993. Exploration at Damoti Lake has been ongoing through to present day. Puritch and Ewert (2005) present a very thorough summary of exploration on the Damoti Lake iron-formation property.

Exploration has been periodically conducted in the Indin Lake area since the mid 1930’s with the discovery of lode gold in the mafic volcanic rocks that surround the lake. Prospecting of the area around the lake identiﬁed a number of additional gold showings in the volcanic and surrounding sedimentary rocks. In the 1970's, exploration shifted focus to polymetallic base metal targets and led to the discovery of new occurrences in the Indin Lake belt. The discovery of iron formation-hosted gold at Damoti Lake, and active mining at the Colomac deposit, fueled the exploration effort during the 1990’s. At present, elevated gold prices have renewed staking and exploration interest in the Indin Lake belt.

The earliest organized exploration recorded on the property was conducted by Snowden Yellowknife Mines (Snowden) in 1947. This exploration effort may have led to the discovery of the Pond, Chuck Vein, and Hilltop showings. These showings remain the most prominent mineral occurrences recognized on the property. Snowden reported trenching and diamond drilling activities on the Pond showing and isolated localities along strike to the northeast. Grades as high as 1.26 oz/t Au over 7 inches in hole 5-18 and 0.55 oz/t Au ever 7 inches in hole 5-16 are reported (Glidden and Burton, 1948). In 1981, Wollex Exploration examined the property through prospecting, mapping, and re—sampling existing trenches.

A total of nine trenches and 35 x-ray diamond drill holes have been completed on the Pond showing. The showing occurs in sheared mafic and felsic volcanic rocks. Drilled gold-bearing intervals show silicacarbonate-pyriteipyrrhoite alteration. One grab sample from Trench 16 assayed 2.66 oz/t.

The Chuck vein showing is a milky white quartz vein hosted in a ten meter wide shear zone. This vein is lesoidal and can be traced discontinuously for 200 meters. A chip sample collected in 1985 assayed 870 ppb Au over 0.5 meters in Trench 2.

The Hilltop showing is a weakly silicified zone in intermediate volcanic rocks. Four trenches have been excavated on the showing. No signiﬁcant gold assays are reported.

The area covering the Chuck Vein showing was originally staked in 1939 by P.A. Schwerdt and restaked in 1945 by Schwerdt again after the Doins claims were allowed to lapse.

In 1946, Snowden acquired the Doins claim and commenced with trenching, stripping, and x-ray diamond drilling. A total of 13 trenches/pits and 43 drill holes totaling 6384.26 feet was completed. Drilling on the Pond Zone encountered visible gold.

Comaplex Resource International Ltd. in 1981 staked the showing area (KIM 1 claim) and Wollex Exploration (Wollex) located and re-sampled the existing trenches in the summer of 1981. The sampling returned some elevated gold values which included 4820 ppb Au from the Chuck vein and 5940 ppb Au from the G—Zone [Pond] (Dickson, 1983).

The KIM 1 claim was allowed to lapse and in 1985 the showing area was re-staked as the BR2 claim by W. Brink. Noranda explored the property in 1985. The showing area was prospected then mapped at a scale of 110,000. The property was chip sampled (92 collected), grab sampled (55 samples) and 63 samples were taken for lithogeochemistry. Sampling on the Pond showing returned signiﬁcant gold values up to 2.66 oz/ton while the Chuck Vein had a chip sample assaying 870 ppb gold. Noranda did not complete any further work on the property. Geophysical surveys were conducted and the property was taken to lease in June of 1993 (Puritch and Ewert, 2005).

Exploration Plans

No exploration program is planned for the property at the present time.

Mapping, sampling and geochemical analysis

Wollex prospected and sampled the Carson property in 1981. A number of shear zones were identified on the then called KIM1 claim (owned 100% by Comaplex Resources International Ltd.), the largest of which was the G-Zone (Pond zone as of 1985). The G-zone is described to continue from the claim boundaries for many kilometers in both directions and coincide with the contact of the maﬁc and felsic volcanic rocks (Dickson, 1982).

An analysis error occurred at the lab when processing the 1981 samples (Dickson, 1983). Due to the packaging of the samples, the lab mistakenly assayed several rock chips from the same trench as one sample; therefore some reported results are the averages of several samples over the length of the trench (Dickson, 1982).

Four trenches were sampling at the Pond showing. Gold values are described as erratic with a best result of 0.17 oz/ton Au from an average of two samples (Dickson, 1982).

In 1985, Noranda collected and analyzed 117 chip samples and 30 grab samples for gold across the property. An additional 63 samples were collected for lithogeochemisty and geochemical analysis for gold (Powers, 1986). Chip samples consisted of continuous chisel samples across quartz vein and altered walk rock material.

A total of 20 Iithogeochemical samples, eight grab samples, and 78 chip samples were collected from the Pond zone.

Geophysics

Noranda completed ground magnetic and Very Low Frequency Electromagnetic (VLF-EM) surveys in the fall of 1985 after the geology program had finished. A 2.1 kilometer baseline oriented at 034° azm was established by chaining. A line spacing of 100 meters with 50 meter station spacing were chained and flagged from the baseline to establish 15.4 line kilometers of survey lines.

Magnetic survey

Survey speciﬁcations: The magnetometer employed on the survey was a UNIMAG model 6836 proton magnetometer manufactured by Geometrics of Toronto, Ontario. The diurnal variation was monitored with a geometries base station unit. Base station measurements were made every four seconds and used to correct the ﬁeld data. The magnetic variation ranges from 3350 to -1630 nts (Powers, 1986).

Discussion: Powers (1986) suggests that there is a trend from low to high magnetic response along the eastern portion of the property interpreted to be the contact between [volcanic and sedimentary] rocks. Within the magnetic terrane there are a number of interpreted linear highs that trend parallel to the regional fabric.

VLF-EM survey

Survey speciﬁcations: An EM16 manufactured by Geonics Limited of Toronto, Ontario was used to carry out the VLF-EM survey. This instrument measures the in-phase and quadrature component of the electromagnetic ﬁeld transmitted from various naval facilities. In this ca5e the transmitter employed was Seattle, Washington (Powers, 1986).

Discussion: Powers (1986) summarizes three VLF-EM anomalies (Figure 5). A small anomaly interpreted to be shallow in origin occurs at the north end of the grid (L11+00N at 1+50E). A second shallow but more prominent anomaly trends approximately parallel to the baseline on the eastern side of the survey grid (L6+00N at 3+50E to L4+OOS at 2+50E). Powers (1986) suggests that this anomaly may actually be two anomalies offset between 3+005 and 4+OOS. The third anomaly is coincident with the Chuck vein (L1+OOS and L2+OOS at 3+00W). All conductors are interpreted to strike parallel to regional foliation.

Trenching

Snowden exposed 2782 cubic feet in nine trenches on the Carson property (Figure 6). The locations of nine of these trenches are shown to be at the Pond showing (Glidden and Burton, 1948). Trenches are reported at the Chuck vein and Hilltop zone showings and were sampled during the 1981 Wollex program and 1985 Noranda programs (Dickson, 1982; Powers 1986). The author cannot conﬁrm when the trenches outside the Pond zone were created. Assay values from any material sampled from the trenches is not presented in Glidden and Burton (1948).

Diamond drilling

In 1946, Snowden acquired the Doins claim and commenced with trenching, stripping, and may diamond drilling. A total 43 drill holes totaling 6384.26 feet were completed (Glidden and Burton, 1948).

Local Infrastructure

The Colomac Winter road passes within 5 km to the west of the property. The Colomac Mine is approximately 25 kilometers to the North. No power lines, gas lines, or settlements occur near the property. The property is approximately 100 kilometers north-northeast from Northwest Territories Power Corporation's Snare River Hydro power complex.

Property Infrastructure

There is no developed infrastructure on the Carson property.

Jane Property

Location and Access

The property is comprised of two contiguous staked mining claims located 90 km north east of the City of Sudbury within south central Janes Township in the Sudbury Mining Division. It consists of 28 claim units covering approximately 474.43 hectares. The claim group shares its western boundary with Sturgeon River Provincial Park lands along the shores of the Sturgeon River. The property is bounded by UTM NAD 83 17U 0548672E to 552063E and 5165443E to 5165441E and 5165442E to 5165444E AND 5165443N to 5166867N and 5165441N to 5166830N and 516444N to 5166899N.

The property is accessible from Highway 17 by following King’s Highway 64 to secondary highways 539 and 539A to Hwy 805, an unpaved provincially maintained resources access road running along the Sturgeon River.  The head of the groomed snowmobile trail that bisects the claims group east to west is accessible at the point where Hwy 805 swings north toward the entrance of the Sturgeon River Provincial Park.

Highway 508 provides access by a pick-up truck to the trail head where the property can be entered on foot or ATV in the summer or by snow machine in winter.

Property and Ownership

Joshua Gold acquired a 100% undivided, transferable interest in Claim No. 4286420 in Janes Township, Sudbury Mining Division on April 6, 2017 from stakers Alexander Hodson and Andrew Currah in exchange for 160,000 common shares of Joshua Gold and their retention of a 3% NSR on all minerals paid at time of purchase. Assessment Credit Work required on the property is $5,600.00 through February 17, 2019. The claim consists of 14 claim units.

Joshua Gold acquired Claim No. 4286421 in Janes Township, Sudbury Mining Division on June 6, 2017 by paying David Hiltz to stake the property. Assessment Credit Work required on the property is $5,600.00 through June 6, 2019. The claim consists of 14 claim units.

Regional Geology

The Jane township area is in the Southern Province, and is largely covered by Pre-Cambrian aged metasediments of the Gowganda and Mississagi Formations of the Huronian Supergroup. The southern area of Jane township host higher grade metamorphic fascies, associated with the Ess Creek Fault, and the Grenville front boundary fault which marks the contact with the Grenville Province to the south of the Southern Province. Rocks within the Grenville Province in Jane Township are generally higher grade metasediments of Pre-cambrian in age, dominated by plagioclose and biotite rich gneissic rocks, and lesser amounts of amphibolite. Primary sedimentary structures in these rocks are largely destroyed in the Janes township area.

The Gownganda formation is composed on conglomerates, greywackes, quartz arenite, and arkose. The group ranges in thickness from 0 - 1500 meters, and averages around 700 meters in thickness. It is relatively flat lying and forms an unconformable boundary with the underlying intrusive rocks. Polymictic conglomerates are common at the uncomformity.

The Nippissing intrsuive rocks, composed of commonly gabbroic rocks, to lesser amounts of granitic dykes and monzonite, outcrop at the surface, and most likely unconformably underlay the metasediments of the Huronian group forming large sill structures. Bodies are outcrop in irregularly shaped, flat lying bodies.

Property Geology

The property lies just north of the Grenville boundary fault zone, and is underlain by sediments of the Mississagi group, and outcrops of Nippissing gabbro intrusives. The Ess Lake fault trends through the southern area of the claims trending northeast. Small bodies of the Gowganda group occur to the eastern area of the claim.

Mineralization

Mineralization within the Nippissing gabbro includes Ni-Cu-PGE mineralization associated with chalcopyrite, pyrite, pyrrhotite, and magnetite mineralization, and as well as weak carbonate alteration. Mineralization occurs in irregular bodies within the gabbro, but also commonly in contact with the Huronian Supergroup metasediment rocks.

The conglomerates of the Mississagi Formation in McNish township to the north was found to host detrital Uranium mineralization, and appears similar to the Blind River area uranium hosting rocks. Similar detrital Uranium mineralization is also observed in Conglomerates of Pardo Township. Inventus Mining Corp. (formerly Ginguro) found that this conglomerate unit hosted paleo-placer gold mineralization, as was associated with conglomerates occurring at the unconformity of the Mississagi and underlying intrusive rocks, and targeted this horizon for paleo-placer gold mineralization.

Previous Exploration Work

International Freegold Mineral Development Inc. (2000) completed a prospecting program targeting Cu-Ni-PGE mineralization in the Nippising Gabbro-metasediment contacts. A few samples were taken from the south of the claim area, but were not assayed. They were identified as biotite rich schists. A regional scale mapping program was carried out by the OGS (Dressler, 1979), and have identified Nippissing Gabrro outcrops, as well as metadsediments of the Mississagi group on the property. Outcrops of conglomerate were also identified on the property area, but greywacke and higher grade metamorphic sediments were more commonly mapped at a regional scale.

Exploration Plans

If budget permits from other exploration activities planned, a prospecting program is planned to identify outcrops in the basal conglomerates of the Mississagi Formation for potential paleoplacer gold mineralization.

Local Infrastructure

A full range of services and supplies are provided in the city of Sudbury located 50 km to the west of Hagar (a community located at the junction of Highways 17 and 539). Accommodations, food, and limited supplies can be found approximately 35km away in the town of Hagar and approximately 40km away in Sturgeon Falls.

JSHG’s exploration activities of the Mississagi gold structure are currently at the grass roots level.

The claim group is comprised of extensive flat-lying, shallow, friable gold-bearing conglomerate reefs; these are similar to those identified in the Eastern Reef and Godzilla Zones by Inventus Mining Corp. at their Pardo Project to the north east of JSHG’s property in Janes Township.

Therefore, JSHG plans to do a radiometric survey of their claim group with a scintillometer to plot the radioactive signals from the platinum group that may be an indicator of gold in this reef structure.

JSHG plans to actively monitor developments in the exploration activities of Inventus Mining Corp. and other companies active in the area, to best determine its long-range exploration plan for the property.  JSHG will adopt and apply to the Janes claim group any techniques that prove especially effective in this structure.

Property Infrastructure

The Janes property has no developed infrastructure.

Swayze Area Properties

The Company holds interest in 3 distinct claim groups in the Swayze area that forma contiguous block of mining claims in Rollo, Swayze, and Dore townships in the Porcupine mining district in northern Ontario. The properties are called the Rollo property, the C-1 property, and the Kenty property. The nature and ownership of each property is different for each group of claims, which are differentiated as different properties in terms of this report.

Location and Access

The Property is west off Highway 144, midway between the established mining camps of Timmins to the north and Sudbury to the south and km south of the town of Gogama. The Dore Road passes just to the south and east of the claim group. Smaller logging road and trails give access to the claim group, with ATVs and snowmobiles required to continue on some of the trials on the property area.

The Sultan Road is a private, gravel road leading west from Highway 144 to the settlements of Ramsay and Sultan, and provides year-round access to the Dore road. This gravel road begins at Highway 144, at the junction with Highway 560 and after travelling west approximately 55 km encounters the north-trending Dore Road. The Swayze properties are accessed after travelling approximately 35 km northwest along Dore Road. Areas throughout the Swayze properties can be accessed via a network of secondary or local logging roads. Plowing of the secondary logging roads and the Dore Road would be required to access the Swayze properties via pickup truck in the winter months.

The mining cities of Timmins and Sudbury, Ontario are located within a three hour drive by logging road and paved highway from the Swayze area properties, where ample groceries, supplies and exploration related services can be obtained.

The C-1 property is covered by smaller logging roads, trails, and skidder trails that require an ATV/snowmobile to traverse in the summer, and winter, respectively. The same trail/road network also transects the Kenty Mine property claims.

A minor logging road to the north of the C-1/Kenty Mine area access traverses west from the Dore road along the northern boundary of the claim groups.

Property Infrastructure

Neither the Rollo property nor the C-1 property has any developed infrastructure.

Underground workings were developed on the Kenty Property in the 1930’s as follows:

•

Shaft 1 was sunk to explore on the No. 1 vein, to a depth of 155 m (510 ft). Lateral development of 19m (64ft), 218 m (717 ft), and 0m (0ft) occurred at the 135 m (444 ft), 112 m (368 ft), and 195 m (641 ft) levels, respectively

•

Shaft 2 was sunk as a two compartment shaft to a depth of 162 m (534 ft). Lateral development of  995 m (3,264 ft) and 285 m (1, 263 ft) occurred on the 88 m (290 ft) and 160 m (535 ft) levels, respectively.

Ample fresh water sources exist on and around the Kenty property in small fresh water lakes.  A power line connects the towns of Timmins at Foleyet approximately 60 km north of the property area.

Property Ownership

Rollo Property Claims and Ownership

The Rollo property claims were purchased from Lucas Currah for 250,000 shares of the company's common stock and a 3 % NSR on the claims, in return for full ownership interest in the claims.

C-1 Property Claims and Ownership

The C-1 property consists of 5 mineral claims contiguous with the Rollo property and Kenty area claims were optioned from a mining group representing full, 100% interest in the mining claims.

Kenty Mine Claims and Ownership

The Company entered into an agreement with Brian MacClay to purchase the Kenty Mine claims, which are comprised of patented mining claims. However, a separate group claimed title and ownership of these patented mining claims, and therefore, the Company is currently in litigation to resolve the title and determine the rightful owners of the claims. The Company has been added as an owner on title as a result of the current legal proceedings to date.  See the caption “Legal Proceedings” of this prospectus.

Regional Geology

The Swayze Greenstone Belt (SGB) is located within the western Abitibi Subprovince of the Superior Province. It is similar in age and composition the better known Abitibi Subprovince, a prolific producer of greenstone-hosted lode gold deposits, and is thought to be the western extension of the Abitibi. The SGB is bounded to the east by the Kenogamissi Batholith (2713 Ma), to the north by the Nat River granitoid complex (2692 Ma), the Ramsey-Algoma grantitoid complex to the south (2692 Ma), and the Kapukasing Structural Zone to the east.

The Swayze Greenstone Belt hosts Archean age volcanic assemblages with a general east-west trending structure. The oldest rocks are of the mafic to intermediate rocks of the Chester Group (2730 Ma), which are overlain by rocks of the Marion Group (2729 Ma) rocks predominantly of felsic volcanics and iron formations. The Trailbreaker Group (2705 Ma) overlies the Marion group, and is equivalent in age and composition to the tholeiitic Tisdale in the Timmins camp. The Tisdale group hosts most of the major gold deposits in the Timmins gold camp, and is uncomformably overlain by the Timiskaming sediments, which are thought to resemble the Rideout Group (<2690 Ma). The Trailbreaker Group consists of ultramafic, mafic, and felsic volcanic assemblages.

Mineralization

Mineralization in the SGB targets similar mineralization style to quartz vein hosted lode-gold deposits in the Abitibi Subprovince. These deposits are typically structurally controller epigenetic deposits, characterized by complex structural features hosting laminted quartz-carbonate veins in brittle, steeply dipping fault-fill veins, as well as narrow flat-lying extensional veins. These deposits are typically associated with regional unconformities, Archean-age tholeiitic basalts intruded by felsic porphyry bodies. Additionally, major crustal-scale compressional to transtensional fault zone structures resulting from accretionary processes necessary to create the deformational structures that transport deep crustal Au-rich metamorphic fluid along the deformation structures leading to gold mineralization.

Mineralization on the claim group is characterized by quartz-carbonate veins in Archean age metavolcanic rocks that are typically with porphyritic felsic intrusions. Mineralization occurs within quartz-ankerite-pyrite veins with an associated altered volcanic wall rocks and porphyry. Gold grades are nuggety and sporadic, with anomalous gold values occurring in the vein material, altered wall rock, and altered porphyritic units on the property. The most impression example is a flat-lying quartz-carbonate vein, named the C-1 occurrence that hosts intensely altered, flat-lying, quart-carbonate veins where visible gold is present. Elsewhere on the property, quartz-ankerite-pyrite veins are associated with less intense wallrock alteration and can trend either ~40-60 degrees or ~ 345 degrees. These are similar orientation to regional scale fault structures in the property area, as well as vein mineralization in the adjacent Kenty Mine claims.

Property Geology

Kenty Property

The Kenty property is underlain by pillowed mafic volcanics, which are in contact with felsic volanics and metasediments in the southern area of the property. Small bodies and dykes of felsic volcanic rocks intrude the mafic volcanic rocks on the property. Local structural deformation and quartz veining are parallel to regional fault and deformation structures and generally trend 40 - 60 degrees. More minor auriferous veins trend at ~340 degrees and are also associated with regional scale deformation structures. These regional structures offset and truncate veins that trends 40 - 60 degrees, which is observed in the No. 17 vein at surface, and in the No. 1 shaft.

Around the No. 2 shaft, veining and mineralization is associated with a "lamprophyrye" body that hosts quartz vein style mineralization and is visible in trenches at surface. Historically it was identified as a lamprophyre, but is has also been classified as an altered diorite. The rock is massive and medium grained with abundant biotite in its matrix.

C1 Property

The property is underlain by mafic to intermediate volcanic rocks that are bounded to the north and south by felsic volcanic rocks. The mafic volcanics are intruded by several smaller felsic porphyry intrusions, as well as intermediate to felsic dykes. A narrow band of altered ultramfic volcanics are suggested from historic geological mapping on the Kenty Mine area, as well as regional mapping by Heather et al (1991). Faulting and shearing appears to occur in a north-south orientation group, as well as a more east-west orientation group that is slight north of the eastern trend of the volcanic rocks. Airborne and ground geophysics suggest electromagnetic anomalies are associated with sediments and felsic volcanic assemlages at the contact with the mafic volcanics, representing accessory graphite mineralization.

Rollo Property

The claim group is generally underlain by mafic volcanics that appear to be pillowed to the north of the claim groups (Heather & Shore, 1999). A high strain zone is indicated on the claim group on current claims 4276737. Quartz feldspar porphyries are indicated to the south of the Hanson Lake, which may be present in the northeast area of the claim group. The south area of the claim group is shown to be underlain by felsic volcanics with variable graphite. This shows as a airborne EM anomaly (Ontario Geological Survey, 1981). Regional magnetics show relatively flat magnetic features trending EW to east-southeast across the claim group, parallel to interpreted geology on the regional map (Heather & Shore, 1999). Historical exploration work suggests that felsic volcanics in the south of the claim group near the Rollo-Swayze township boundary may be associated with metasediments and volcanic clastic sequences.

Past Exploration Work

Regional Goverment Programs

Donovan (1965) mapped Swayze and Dore townships at a scale of 1:50,000. The claim 4270364 is shown to be underlain by mafic to intermediate massive flows and intermediate to felsic volcaincs with porphyritic textures. Limited metasediment lenses occur within the felsic and intermediate volcanics. On a regional scale NW trending fault are noted, as well as ENE trending synclinal and anticlinal fold axis, although none are noted on claim 4270364.

The Geological Survey of Canada mapped the Swayze Greenstone Belt at a scale of 1:50,00 (Heather and Shore, 1999). General fault and fold structures agree with those observed by Donovan (1965), although additional high strain deformation zones are noted. More differentiation of volcanic sequences are made, leading to a more detailed representation of the geology underlying claim 4270364. The claim is underlain by intrusive ultramafic volcaincs (SNui) and mafic volcanics (SNm), with felsic units intercalated with metasediments to the north and south of the claims.

The Kenty Property

Initial work by Kenty Gold Mines in 1930 - 1934 identified several auriferous quartz veins, and completed a diamond drilling program, as well as sinking two shafts with limited drift underground drift development. The No. 1 shaft was sunk to a total of 500 ft (152m), and lateral development took place at the 250 foot (76m), 375 foot (114m), and 500 foot (152m) levels. The number 2 shaft was sunk to a depth of 534 feet (162m), with lateral development on the 290 foot (88m) and 525 foot (160m) levels.

In 1936, Brett-Trethway Mines Limited ran a small 5-ton/day test mill and reported no grades. In 1947, Erndale Mines Ltd. acquired the property and drilled 8 DDH for a total of 498 meters. The company dewatered the mine, and extracted 1,3333 tonnes of ore were extracted from scaling the No. 1 vein. Sampling averaged 0.92 g/t for the program. In 1950, Elancra mines carried out some work with a local mill, with no grades/records produced.

In 1983, Heron Resources carried out a magnetic and self-potential geophysical survey and collected humus samples on the property, and carried out a mapping program and carried out underground sampling on the veins via access from the No. 1 shaft.

Exploration Plans

No exploration work is planned for the Kenty property until legal proceedings are resolved.

In 1986, Emerald Isle Resources carried out an exploration program consisting of bulk sampling and stripping, and identified an hematitic zone with quartz stockworks to the southeast of the No. 2 shaft. Several diamond drillholes were completed to test for gold mineralization around the No. 2 shaft, with the best grades occurring with quartz-ankerite-pyrite veins associated with felsic porphyry dykes.

The C-1 Property

Red Pine Exploration Inc. (2010 - 2011) explored the claims directly surrounding the Kenty mine, which include the current claim group. Their work program consisted of line-cutting, IP, stripping and trenching, and limited diamond drilling. Trenching and striping identified several anomalous gold values associated with quartz-carbonate altered volcanics and quartz veins, with more limited showings associated with a felsic porphyry unit with significant gold assays. Some higher grade assays were reported associated with north-south trending quartz veins. Diamond drilling showed very limited anomalous gold mineralization occurring in relation to the felsic porphyry unit targeting some IP anomalies, although several IP anomalies with high resistivity and high chargeability related to the auriferous quartz carbonate vein mineralization remain untested.

Prospector Charles Mortimer completed some stripping of the Hopkins 1 vein allowing for the observation both the vein and wall rock mineralization in an assessment file with limited documentation. Nuggety gold mineralization is noted in a past report by Swayze Resources Ltd. Several pits and trenches of varying age are noted on claim 4270364. It appears that trenching focused on uncovering quartz stringers, veins, and altered wall rock associated with the historic Hopkins 1 vein, located on a striped hillside in the northeast area of the claim. This work was completed on the claim group to the west and north of the Kenty patent boundaries.

Several pits and trenches of varying age are noted on the current claim group to the east, mostly occurring on claim 4275471, with limited assays reported. Several altered and weathered pits and trenches were noted during the completion of the survey. Several of these trenches are still visible on the property, and were extended as part of Red Pine Exploration Inc. program. This work was completed from 1986 to approximately 2010.

Exploration Plans

The Company’s exploration plans with respect to the C-1 property are as follows:

•

Assess potential for mineralization using resistivity-IP surveys targets shallow to deep targets. Results will dictate whether diamond drilling program should test potential mineralization targets; and

•

Complete a geological mapping program to integrate current diamond drilling and geophysical  results into a new model to generate additional diamond drill targets for a follow up program.

The Rollo Property

The claim groups have seen limited exploration work. Hanson Lake Resources Ltd. completed a magnetic /VLF survey in the area to the south of Hanson Lake, approximately in the northeast area of current claim group. The survey showed E/W to WNW/ESE striking, discontinuous conductors (Meikle, 1988).

Kenty Resources Ltd. completed a geophysical program (magnetics, IP) survey in the southeast of Rollo Township (Meikle R. , 1988), as well as a geological mapping program (Graham, 1983). Follow-up work consisted of diamond drilling of 10 hole (~1000 meters) in shallow holes, with a primary focus around the southern creek. Low gold values were associated with argillite units near the creek, with lesser amounts of tuffs and agglomerate intersected. The best values encountered were up to 0.34 g/t in the argillite unit. Drilling to the north intersected rhyolite to rhyodacite units with sporadic pyrite and quartz veining. Exploration work was carried out between 1983 and 1987. Geological mapping showed mafic volcanics to the north and south, with argilite and tuffs in the central area near the E/W trending river in the south of Rollo Township. Sporadic outcrop made interpretation difficult. Lamprophyre dikes were noted in the south with the mafic volcanics near the township boundary. Observations support the regional geological interpretation (Hopkins, 1988).

The claim has been flown by airborne EM and magnetic surveys (Ontario Geological Survey, 1981), and mapped on a regional scale (Heather & Shore, 1999).

Exploration Plans

No exploration program is planned for the Rollo property at the present time, with exploration work focusing on the contiguous C-1 Mortimer property to the south.

Map 1 Regional Location

84°0'0"W
81°0'0"W
48°0'0"N
45°0'0"N
Rollo Property
C-1 Property
Kenty Property
Shining Tree Property
Jane Property
Kirkland Lake
Elliot Lake
Sudbury
North Bay
N
101
66
65
144
129
17
69
11
400
QUEBEC
ONTARIO
Legend
Major Cities
Railways
Major Roads
Lakes
Provincial Borders
Joshua Gold Resources Inc.
Property Location Map
0 20 40 80 120 160
km

Map 2 C-1 Property

375910
377910
379910
5302040
5300040
5298040
4280062
4280317
4277240
4277239
4275641
4275642
866882
4275235
ROLLO
COPPELL (A.E.R.)
N
866881
4275222
4275244
4275245
4275246
4275210
4275209
4287164
4271227
S20890
4270433
S21425
S21424
4275530
1154403
4283248
4283249
S20704
S20707
S20710
S20713
S20716
1154404
4283247
4275471
1154402
S20703
S20706
S20709
S20712
S20715
S20835
Legend
4270364
4207121
Patents/Leases
Township
Roads
Regional Claims
SWAYZE
S20702
S20705
S20708
S20711
S20714
4277284
DORE
4277175
REG. PLAN M - 102
C-1 Property Claims Map
4283207
4283208
4283209
1:25,000
km
0 0.25 0.5 1 1.5 2
4277290

Map 4 Rollo claim

375910
377910
379910
5302040
5300040
5298040
4280062
4280317
4277240
4277239
4275641
4275642
866882
4275235
866881
4275222
4275210
4275209
ROLLO
4275244
4275245
4275246
COPPELL (A.E.R.)
N
4287164
4271227
S20890
4270433
S21425
S21424
4275530
4283248
4283249
4283247
S20704
S20707
S20710
S20713
S20716
S20703
S20706
S20709
S20712
S20715
S20835
S20702
S20705
S20708
S20711
S20714
1154403
1154404
1154402
4275471
4207121
4270364
SWAYZE
4277284
DORE
4277175
REG. PLAN M - 102
4283207
4283208
4283209
4277290
Legend
Patents/Leases
Township
Roads
Regional Claims
Rollo Property Claims Map
1:25,000
km
0
0.25
0.5
1
1.5
2

Map 5 Shining Tree Claim

478000
479000
480000
481000
482000
5271000
5270000
5269000
5268000
N
CHURCHILL
ASQUITH
4277087
4285848
1240606
1191629
4286619
4283200
1191627
1131966
4209231
3011743
3011224
1235157
1203361
1242934
4270343
1203416
4201206
4207969
1204221
1242991
4251833
04203475
1205606
1200737
4277314
1192640
1205583
1146632
4209215
Legend
Claims
Township
Regional Patents
Primary Roads
Utilities
Secondary Roads
Lakes
Rivers
1:20,000
UTM NAD83 Z17N
m
0
375
750
1,500

Map 4 Regional Geology

Kapuskasing Structural Zone
Swayze Greenstone Belt
83°0'0"W
82°30'0"W
82°0'0"W
47°55'0"N
47°50'0"N
47°45'0"N
47°40'0"N
47°35'0"N
Borden Lake
Halcrow Swayze
KENTY
Orofino
Rundle Mine
Stackpool (East)
Shunsby
JEROME MINE
Côté Lake Deposit
N
Legend
Kimberlites
Alkalic Intrusives
Intermediate Intrusives
Porphyry Suite
Mafic Intrusives
Ultramafic Intrusives
Timiskaming-type Metasediments
Chemical Metaseds
Clastic Metaseds
Alkalic Metavolcanics
Felsic Volcanics
Intermediate Volcanics
Mafic Volcanics
Ultramafic Volcanics
0 5 10 20 30 40
km

REPORTS TO SECURITY HOLDERS

We have also filed with the Commission a Registration Statement on Form S-1, under the Securities Act of 1933, as amended, with respect to the securities offered by this prospectus. Section 15(d) of the Exchange Act makes us subject to the informational requirements of the Exchange Act upon effectiveness of our Registration Statement on Form S-1 until such time as our reporting obligation is suspended in accordance with applicable federal securities laws and regulations. This prospectus, which forms a part of the registration statement, does not contain all the information set forth in the registration statement, as permitted by the rules and regulations of the Commission. You may obtain copies of our reports from the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549, on official business days during the hours of 10 A.M. to 3 P.M. or on the SEC's website, at www.sec.gov. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

OUR EXECUTIVE OFFICES

Our corporate headquarters is located at Suite 2- 35 Perry Street, Woodstock, Ontario, Canada, N4S 3C4 and our telephone number is +1-877-539-6109.

LEGAL PROCEEDINGS

Except as indicated below, there are no pending legal proceedings in which any director, officer or affiliate of the Company, any owner of record or beneficially of more than 5% of any class of voting securities of the Company, or security holder is a party adverse to the Company or has a material interest adverse to the Company.

At present the Company is involved in three material litigation proceedings. These actions are ongoing in the Ontario Superior Court of Justice and all involve the ownership of the Kenty Property.

The first application is an application brought by Emerald Isle Resources on May 14, 2013 seeking a declaration that it is the legal owner of the Kenty Property.  The application alleges:  (i) that Brian A. McClay, the owner of the Kenty Property, had sold 100% of his interest therein to Emerald Isle in 1986, although Emerald Isle did not register its acquisition of the Kenty Property at that time; and (ii) that at the time he entered into an agreement to sell the Kenty Property to the Company, Mr. McClay had no interest in the Kenty Property to sell.  The Company has responded to that application.

By separate application commenced March 13, 2014 the Company and its co- applicant, Mr. McClay commenced a separate proceeding in the Ontario Superior Court of Justice seeking a formal declaration that Mr. McClay is the sole owner of a 100% undivided interest in the Kenty Property subject only to a smelting agreement and a Mineral Property Acquisition Agreement in favor of the Company.

These matters remain to be resolved.

In separate proceedings, on May 13, 2015, the Company filed a Statement of Claim against Mr. McClay seeking damages totaling $10,750,000 in the event that the Application of the Company and Mr. McClay is unsuccessful and on or about September 28, 2015, Mr. McClay filed a counterclaim against the Company alleging that the Company has failed to deliver the consideration for the purchase of the Kenty Property and therefore has no rights thereto, and seeking damages in the amount of $2,500,000 against the Company. The matter remains in abeyance pending the resolution of the two Applications.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Effective as of June 22, 2017, pursuant to Section 12(j) of the Exchange Act, the SEC revoked the Company’s previous Exchange Act registration due to the Company’s failure to comply with Exchange Act Section 13(a) and Rules 13a-1 and 13a-13 thereunder because it had not filed any periodic reports with the SEC since the period ended September 30, 2013.

The common stock of the company is not traded on any public market.  While not currently a reporting company, the Company will become a Section 15(d) reporting company upon effectiveness of the registration statement of which this Prospectus is a part. We believe that such registration and associated reporting status will permit the Company to qualify its shares for quotation on the OTCQB or other secondary markets for which its common shares may then qualify, although we can provide no assurances that we will be successful in this endeavor   (See “Risk Factors”).  The Company intends to apply for quotations of its common stock on the OTCQB.  However, we cannot assure you when or if we will be successful in this regard or that any established public market will develop for our shares.

Holders

As of the date of this prospectus, there were 121,502,276 shares of common stock issued and outstanding held by approximately 159 stockholders of record. This figure does not include an indeterminate number of stockholders who may hold their shares in “street name.”

The Selling Stockholders are offering hereby up to 62,912,797 shares of common stock at a fixed price of $0.15 per share. As there is no existing market for our common stock, the Selling Stockholders will sell their shares of common stock at the fixed price of $0.15 per share until our shares are listed on a national securities exchange, or quoted on the OTC Bulletin Board, OTCQX or OTCQB, at which time they may sell the shares at the prevailing market prices or at privately negotiated prices.

Transfer Agent

Our transfer agent is Island Stock Transfer Corp. of Clearwater, Florida, with an address of 15500 Roosevelt Blvd., Suite 301, Clearwater, Florida, 33760. Island Stock Transfer Corp.'s telephone number is (727) 289-0010.

Dividend Policy

We have not declared or paid dividends on our common stock since our formation, and we do not anticipate paying dividends in the foreseeable future. Declaration or payment of dividends, if any, in the future, will be at the discretion of our Board of Directors and will depend on our then current financial condition, results of operations, capital requirements and other factors deemed relevant by the Board of Directors. There are no contractual restrictions on our ability to declare or pay dividends. See the Risk Factor entitled "Because we do not intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them.”

As at March 31, 2018, we are in arrears in our dividends on preferred shares. The balance of dividends payable of $255,754 includes dividends of $182,400 and accrued interest of $73,354, accrued at 10.0% interest compounded annually.

Securities Authorized Under Equity Compensation Plans

We have equity compensation plans for our employees as describe under the heading “Employment Agreements.”

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITIONAND RESULTS OF OPERATION

Certain statements contained in this prospectus, including statements regarding the anticipated development and expansion of our business, our intent, belief or current expectations, primarily with respect to the future operating performance of the Company and the products we expect to offer and other statements contained herein regarding matters that are not historical facts, are "forward-looking" statements. Future filings with the SEC, future press releases and future oral or written statements made by us or with our approval, which are not statements of historical fact, may contain forward-looking statements, because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements.

All forward-looking statements speak only as of the date on which they are made. We undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they are made.

Plan of Operation

We are a mineral exploration and development stage corporation and have not yet generated or realized any revenues from our business.  We own rights to mineral deposits in Northern Ontario, Canada. During the 12 months following the date of this prospectus, will be focused on publicly selling our shares of common stock being offered hereunder in order to raise $750,000 of funds to expand our business. We have no assurance that future financing will materialize. If that financing is not available, we may be unable to continue. Management believes that if the public offering of 5,000,000 shares under this prospectus is successful, we still may not be able to generate sales revenue within the following 12 months thereof. However, if such public financing is not available, we could fail to satisfy our future cash requirements.

If we are unsuccessful in raising the additional proceeds through the public offering under this prospectus, we will then have to seek additional funds through a private placement offering or debt financing, which would be highly difficult for a new development stage company to secure. Therefore, the Company is highly dependent upon the success of the anticipated public offering under this prospectus and failure thereof would result in the Company having to seek capital from other sources such as debt financing, which may not even be available to the Company. However, if such financing were available, because we are a development stage company with no operations to date, we would likely have to pay additional costs associated with high risk loans and be subject to an above market interest rate. At such time as these funds are required, management would evaluate the terms of such debt financing and determine whether the business could sustain operations and growth and manage the debt load. If we cannot raise additional proceeds via a private placement of our common stock or secure debt financing we would be required to cease business operations. As a result, investors in our common stock would lose all of their investment.

If we fail to complete the offering, we may have to cease our operations. As of March 31, 2018, we had a working capital deficiency of $785,366.

Results of Operations

Fiscal year ended December 31, 2017, compared to fiscal year ended December 31, 2016

We did not earn revenues for the years ended December 31, 2017, and December 31, 2016.

For the year ended December 31, 2017, we incurred total operating expenses of $1,289,639, Exploration costs ($119,808) increased due to the continuation of our test drilling program. Consulting fees ($149,582) increased from the prior year primarily due to updating the Company web site and other promotional material. General and administrative expenses ($2,446) decreased from the prior year due to reduced overhead. Professional fees ($88,023) increased from the prior year due to audit costs and legal fees to defend a third party claim.  The Company recorded a deferred premium credit on its issue of flow through shares in the amount of $83,325 (2016 $nil). The Company recorded an impairment charge of $992,463 on its mineral properties acquired during the year because of the Company’s “going concern” issue.

For the year ended December 31, 2016, we incurred total operating expenses of $98,963. Exploration costs increased due to startup of our test drilling program. Consulting fees ($118,327) increased from the prior year due to the engagement of an investor relations firm. General and administrative expenses ($7,850) increased from the prior year due to travel costs and filing fees. Professional fees ($41,879) increased from the prior year due to audit costs and legal fees to defend a third party claim. The Company recorded an impairment charge of $15,000 on its Carson Lake property because of the Company’s “going concern” issue.

For the year ended December 31, 2017, net loss was $1,289,639, or $0.01 loss per share. By way of comparison, for the year ended December 31, 2016, our net loss was $98,963, or $0.00 loss per share.

Three months ended March 31, 2018, compared to three months ended March 31, 2017.

We did not earn any revenues during the three month periods ended March 31, 2018, and March 31, 2017.

For the three months ended March 31, 2018, we incurred total operating expenses of $38,266, as compared to total operating expenses of $1,047,619 during the three months ended March 31, 2017. Consulting fees decreased from $52,633 in 2017 to $28,000 in 2018 due to a decrease in marketing efforts. Professional fees increased from $1,760 in 2017 to $7,693 primarily due to accruals for the review of the Company’s report for the first quarter by its auditors. Exploration expense decreased from $1,871 in 2017 to $1,315 in 2018 due to seasonal delay in activity. Foreign exchange expense increase from a gain of $2,296 in 2017 to a loss of $1,135 in 2018.

Limited Business History; Need for Additional Capital

There is limited historical financial information about the Company upon which to base an evaluation of our performance. We are a development stage corporation and have not generated any revenues from our business. We cannot guarantee that we will be successful in our business plans. Our business is subject to risks inherent in the establishment of a mining exploration business enterprise, including limited capital resources, possible delays in the exploration and/or development, and possible cost overruns due to price and cost increases in services. We have no intention of entering into a merger or acquisition within the next 12 months and we have a specific business plan and timetable to complete our 12-month plan of operation based on the success of the primary offering.

We anticipate that additional funding, if required, will be in the form of equity financing from the sale of our common stock. However, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of shares to fund additional expenditures. We do not currently have any arrangements in place for any future equity financing. Our limited operating history and our lack of significant tangible capital assets makes it unlikely that we will be able to obtain significant debt financing in the near future. If such financing is not available on satisfactory terms, we may be unable to continue or expand our business. Equity financing could result in additional dilution to existing shareholders.

If we raise the $750,000 gross proceeds, in the primary offering, we believe that we can pay for our offering expenses and satisfy our cash requirements to complete our 12-month plan of operation without having to raise additional funds for the next twelve months.

Liquidity and Capital Resources

At December 31, 2017, we had a cash balance of $4,105 total current assets $63,730, total current liabilities of approximately $833,003, working capital deficiency of $769,272 and accumulated deficit of approximately $11,568,937. We do not have sufficient cash on hand to commence our 12-month plan of operation or to fund our ongoing operational expenses. We will need to raise funds to commence our plan of operation and fund our ongoing operational expenses. Additional funding will likely come from equity financing from the sale of our common stock or debt securities. If we are successful in completing an equity or debt financing, existing shareholders will experience dilution of their interest in our Company. We do not have any financing arranged and we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock or debt securities to fund our planned activities and ongoing operational expenses. In the absence of such financing, our business will likely fail. There are no assurances that we will be able to achieve further sales of our common stock or any other form of additional financing. If we are unable to achieve the financing necessary to continue our plan of operations, then we will not be able to continue our operations and our business will fail.

For the year ended December 31, 2017

During the year ended December 31, 2017, the Company had a loss from continuing operations of $1,289,639. Adjustments for non-cash items (interest payable increase $9,154 impairment of mineral properties $992,459; and stock based compensation $103,411, Stock issued for services $60,000 and a credit for flow-through premium of $83,325) and changes in working capital (accounts receivable increase of $21,490; accounts payable decrease of $25,416) resulted in net cash used in operations in the amount of $254,846. For the year ended December 31, 2017, the Company generated $210,102 in cash from financing activities (advances from stockholders $85,174; proceeds on issuance of capital stock of $104,928; proceeds for stock to be issued $20,000) and used no cash in investing activities. The increase effect of exchange rate changes on cash ($45,165)  resulted in net cash increase for the year of $421.

For the year ended December 31, 2016

During the year ended December 31, 2016, the Company had a loss from continuing operations of $98,963. Adjustments for non-cash items (interest payable increase $7,737; impairment of mineral property $15,000; and stock based compensation $100,000) and changes in working capital (accounts payable increase of $8,848) resulted in net cash from operations in the amount of $32,622. For the year ended December 31, 2016, the Company generated no cash from financing activities and used no cash in investing activities. The decrease effect of exchange rate changes on cash ($35,632)  resulted in net cash decrease for the year of $3,010.

For the three months ended March 31, 2018 and March 31, 2017

During the three months ended March 31, 2018, the Company had a loss from continuing operations of $$38,266. Adjustments for non-cash items:  no stock issued for services (decrease from 2017 of $25,000); no impairment of mineral property (decrease from 2017 of $992,461; and stock based compensation $25,000 (equivalent to 2017) and changes in working capital: accounts payable increase of $5,228 compared to a decrease in 2017 of $33,375; resulted in net cash from operations in the amount of $5,952. For the three months ended March 31, 2018, the Company generated no cash from financing activities, a decrease from 2017 of $80,000 and used no cash in investing activities a decrease of $10,000 from 2017. The decrease effect of exchange rate changes on cash of $2,829 (2017 increase of $791)  resulted in net cash increase for the year of $3,123.

Summary of Significant Accounting Policies

Refer to Note 2 to the financial statements for a summary of the Company’s significant accounting policies.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ONACCOUNTING AND FINANCIAL DISCLOSURE

On November 10, 2016, the Company dismissed DNTW Toronto LLP ("DNTW"), as the independent registered public accounting firm for the Company. DNTW’s report on the financial statements for the fiscal year ended December 31, 2012 and 2011, contained no adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principle, other than an explanatory paragraph as to a going concern.

During the fiscal year ended December 31, 2011 and 2012, and in the subsequent interim period through November 10, 2016, the date of termination of DNTW:

a) there were no disagreements with DNTW on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of DNTW, would have caused them to make reference to the subject matter of the disagreements in its reports on the financial statements for such year and

b) there were no reportable events as defined in Item 304(a) (1)(v) of Regulation S-K.

We have provided a copy of the above disclosures to DNTW on November 10, 2016 and requested DNTW to provide it with a letter addressed to the SEC stating whether or not DNTW agrees with the above disclosures.  As of the date of this filing, DNTW has not provided a responsive letter.

New Independent Registered Public Accounting Firm

On November 10, 2016, our board of directors approved the engagement of MNP, LLP ("MNP"), as the Company's new independent registered public accounting firm.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the names and ages of our current directors and executive officers, the principal offices and positions held by each person:

Name	Age	Positions

Benedetto Fuschino	57	President, Chief Executive Officer and Director
Dino Micacchi	63	Secretary-Treasurer, Chief Financial Officer and Director

Benedetto Fuschino

Mr. Fuschino, age 57, currently serves as a member of the board of directors and as President and Chief Operating Officer of the Company, since October 14, 2014. Mr. Fuschino is the President of Friggi N.A. Inc. a sector leader and partner to the most important international players of the steel and aluminum cutting industry.  Friggi's worldwide market share within the sector includes: 30% Italy, 40% Europe and 30% North America and Japan. During his tenure with Friggi, Mr. Fuschino formulated the business plan to introduce Italian products to North America, set up a distribution network, and managed and maintained network and customer relations.   Mr. Fuschino studied business at the University of Western Ontario, and is currently studying contractual law there.  He has also studied marketing and communications at the University of Windsor, Odette School of Business.

Dino Micacchi

Mr. Micacchi, age 63, currently serves as a member of our board of directors and as Secretary-Treasurer and Chief Financial Officer. Mr. Micacchi has over thirty years of experience within the corporate accounting sector and private practice.  Since September 2011, Mr. Micacchi has served as a partner and officer for Micacchi Warnick & Company Professional Corporation Chartered Accountants. From April 1989 to September 2011, Mr. Micacchi served as a partner for VMSW Chartered Accountants and its predecessor Public Accounting firms. Mr. Micacchi serves as Director and officer on the board of Oxford Technology Group Inc., MW&Co Wealth Management Inc., and MW&CO Realty Inc. Mr. Micacchi serves as Director for the Independent Accountants Investment Group, a wealth management corporation based in Ontario, Canada.  Mr. Micacchi holds a Bachelor of Arts degree from the University of Western Ontario, London, Canada.  Mr. Micacchi achieved his designation as a Chartered Accountant from the Canadian Institute of Chartered Accountants in 1985.

Term of Office

Our directors are appointed to hold office until the next annual general meeting of our stockholders or until removed from office in accordance with our bylaws. Our officers are appointed by our Board of Directors and hold office until removed by the Board, as described under employment agreements.

Director Independence

Our Board of Directors is currently composed of two members, who do not qualify as independent directors in accordance with the published listing requirements of the NASDAQ Global Market (the Company has no plans to list on the NASDAQ Global Market). The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us. In addition, our Board of Directors has not made a subjective determination as to our director that no relationships exist which, in the opinion of our Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. Had our Board of Directors made these determinations, our Board of Directors would have reviewed and discussed information provided by our directors and us with regard to our directors’ business and personal activities and relationships as they may relate to us and our management.

Family Relationships

There are no family relationships between any of our directors or executive officers and any other directors or executive officers.

Significant Employees and Consultants

As of the date hereof, the Company has no employees other than its officers.

Audit Committee and Conflicts of Interest

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our directors. The Board of Directors has not established an audit committee and does not have an audit committee financial expert, nor has the Board established a nominating committee. The Board is of the opinion that such committees are not necessary since the Company is an early development stage company and has only two directors, and to date, such directors have been performing the functions of such committees. Thus, there is a potential conflict of interest in that our directors and officers have the authority to determine issues concerning management compensation, nominations, and audit issues that may affect management decisions.

Other than as described above, we are not aware of any other conflicts of interest of our executive officer and director.

Involvement in Certain Legal Proceedings

During the past 10 years, none of our present or former directors, executive officers or persons nominated to become directors or executive officers:

(1) A petition under the Federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

(2) Such person was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

(3) Such person was the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

(i) Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

(ii) Engaging in any type of business practice; or

(iii) Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

(4) Such person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;

(5) Such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

(6) Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

(7) Such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

(i) Any Federal or State securities or commodities law or regulation; or

(ii) Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

(iii) Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

(8) Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Code of Ethics

We have adopted a Code of Ethics as described in Exhibit 14 to the Registration Statement of which this prospectus is a part.

Stockholder Communications with the Board of Directors

We have not implemented a formal policy or procedure by which our stockholders can communicate directly with our Board of Directors. Nevertheless, every effort has been made to ensure that the views of stockholders are heard by the Board of Directors or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. We believe that we are responsive to stockholder communications, and therefore have not considered it necessary to adopt a formal process for stockholder communications with our Board. During the upcoming year, our Board will continue to monitor whether it would be appropriate to adopt such a process.

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our officers for all services rendered in all capacities to us for the fiscal periods indicated.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation Earnings ($)	Non- Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Benedetto Fuschino, CEO, President and Director (1)	2016	-	-	50,000	-	-	-	-	50,000
	2017	-	-	50,000	-	-	-	-	50,000

Dino Micacchi CFO, Secretary-Treasurer and Director (1)	2016	-	-	50,000	-	-	-	-	50,000
	2017	-	-	50,000	-	-	-	-	50,000

Note (1) The number of common shares issued or to be issued were 1,000,000 at $0.05 per common share per year.

Option Exercises and Fiscal Year-End Option Value Table

In 2014, Mr. Fuschino and Mr. Micacchi were granted stock options for the years 2017 through 2020 as follows:

For 2017, 500,000 shares of common stock at the option price of $0.10.

For 2018, 500,000 shares of common stock at the option price of $0.10.

For 2019, 500,000 shares of common stock at the option price of $0.20.

For 2020, 500,000 shares of common stock at the option price of $0.20.

The options will expire 2 years from the date of eligibility (for clarity the 2017 options will expire in 2019, the 2018 options will expire in 2020).

As of December 31, 2017 no options have been exercised.

Employment Agreements

In 2014 we entered into employment agreements with both Mr. Fuschino and Mr. Micacchi. Both Mr. Fuschino and Mr. Micacchi agreed that they would not receive a salary but instead would be granted 1,000,000 shares of common stock for the years 2014 through 2016 to be issued at their discretion. Both Mr. Fuschino and Mr. Micacchi were also granted stock options for the years 2017 through 2020 as follows:

For 2017, 500,000 shares of common stock at the option price of $0.10.

For 2018, 500,000 shares of common stock at the option price of $0.10.

For 2019, 500,000 shares of common stock at the option price of $0.20.

For 2020, 500,000 shares of common stock at the option price of $0.20.

The options will expire 2 years from the date of eligibility. (for clarity the 2017 options will expire in 2019, the 2018 options will expire in 2020).

Both agreements are reviewable on the anniversary date and in January of 2017, and January 2018, both agreements were amended to continue the grant of 1,000,000 shares of common stock for 2017 and 2018 for their services. All share grants were valued at $0.05 during the period of the agreement.

Director Compensation

We currently do not pay any further compensation to our directors for serving on our Board of Directors in addition to the amounts described in the employment agreements.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of the date of this prospectus, the number of shares of common stock of our Company that are beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using "beneficial ownership" concepts under the rules of the SEC. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under SEC rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 121,502,276 shares of our common stock issued and outstanding as of the date of this prospectus. We do not have any outstanding warrants, options or other securities exercisable for or convertible into shares of our common stock other than described under the caption “Employment Agreements.”

Name and Address	Amount and Nature of Beneficial Ownership	Percentage of Class
Benedetto Fuschino (1)(2) 883 Isabel St. Woodstock, Ontario, Canada N4S 2A7	22,153,791	18.24%

Dino Micacchi (1)(3) 35 Perry St. Woodstock, Ontario, Canada N4S 3C4	4,343,336	3.57%

All officers, directors, and beneficial owners as a group	26,497,127	21.81%

(1)          The person listed is an officer and/or director of the Company.

(2)          Mr. Fuschino directly holds 9,070,457 shares of common stock of the Company and  is the sole shareholder and director of Friggi N.A. Inc. which holds 13,083,334 of Common stock of the Company

(3)          Mr. Micacchi directly holds 540,615 shares of common stock of the Company and is the sole shareholder and director of 1873942 Ontario Inc. which holds 2,347,721 shares of Common stock of the Company. Immediate family members also hold in trust for  Mr. Micacchi a total of 1,455,000 shares of Common stock of the Company.

RELATED PARTY TRANSACTIONS

Except as indicated below, since the beginning of the Company’s last fiscal year, there have been no transactions, and there are no currently proposed transactions, in which the Company is to be a participant, in which the amount involved exceeds $528 (i.e., an amount equal to one percent of the average of the Company’s total assets at year-end for the last two completed fiscal years), and in which any related person had or will have a direct or indirect material interest.

During the year ended December 31, 2017, Friggi N.A. Inc, a corporation owned and controlled by Benedetto Fuschino, the President and a director of the Company, advanced $69,674 to the company secured by promissory note. The note has no set terms of repayment and is payable on demand and bears interest at 0%. As at December 31, 2017, no interest has been paid and the outstanding principal balance was $69,674.

During the year ended December 31, 2016, the Company advanced funds to Benedetto Fuschino, the President and a director of the Company, in the amount of  $10,698 for expenses related to travel and accommodation not yet recorded in the Company Ledger as expense. The company expects to receive supporting documentation from Mr. Fuschino. As at December 31, 2016 and 2017 the outstanding balance was $10,698.

During the year ended December 31, 2017,  1873942 Ontario Inc., a corporation owned and controlled by Dino Micacchi, the Chief Financial Officer and a director of the Company, advanced $3,784 to the company secured by promissory note. The note has no set terms of repayment and  is payable on demand and bears interest at 0%. As at December 31, 2017, no interest has been paid and the outstanding principal balance was $3,784.

During its past five fiscal years, the Company has not had any promoters as defined in Rule 405 of the Securities and Exchange Commission.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest exceeding $25,000, directly or indirectly, in the Company or any of its parents or subsidiaries. Nor was any such person connected with the Company or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

EXPERTS

The financial statements included in this prospectus for the years ended December 31, 2017 and 2016 have been audited and reviewed for the period ended December 31, 2017,  reviewed by MNP LLP and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

LEGAL MATTERS

The validity of the shares of common stock offered by this prospectus will be passed upon for us by Branden T. Burningham, Esq., of Salt Lake City, Utah as counsel to the Company.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to provisions of the State of Nevada, the Company has been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Registration Statement on Form S-1, under the Securities Act of 1933, as amended, with respect to the securities offered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all the information set forth in the registration statement, as permitted by the rules and regulations of the SEC. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement. Section 15(d) of the Exchange Act makes us subject to the informational requirements of the Exchange Act upon effectiveness of our Registration Statement on Form S-1 until such time as our reporting obligation is suspended in accordance with applicable federal securities laws and regulations.  Our securities are not registered under Section 12 of the Exchange Act and until such time as they are so registered, if ever, we will not otherwise be subject to the proxy rules of the SEC. The registration statement and other information may be read and copied at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains a web site at http://www.sec.gov that contains reports and other information regarding issuers that file electronically with the SEC.

DEALER PROSPECTUS DELIVERY OBLIGATION

Until _________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

FINANCIAL STATEMENTS

Joshua Gold Resources Inc.

Index to the Financial Statements

Report of Independent Registered Public Accounting Firm – MNP LLP
Balance Sheets – December 31, 2017 and 2016
Statements of Operations and Comprehensive Loss for the years ended December 31, 2017 and 2016
Statements of Stockholders’ Deficit for the years ended December 31, 2017 and 2016
Statements of Cash Flows for the years ended December 31, 2017 and 2016
Notes to Financial Statements

Report of Independent Registered Public Accounting Firm

To: The Board of Directors and Stockholders of

Joshua Gold Resources Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Joshua Gold Resources Inc. (“the Company”) as of December 31, 2017 and 2016 and the related statements of operations and comprehensive loss, stockholders’ deficit and cash flows for the years then ended. In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Joshua Gold Resources Inc. as of December 31, 2017 and 2016 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The Company’s ability to continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has a significant accumulated deficit and negative working capital. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Restatement of Net Loss Attributed to Common Shareholders

As discussed in Note 1 to the consolidated financial statements, the consolidated financial statements as at and for the years ended December 31, 2017 and 2016, have been restated to provide a reconciliation of the Net Loss Attributed to Common Shareholders.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

 Chartered Professional Accountants

 Licensed Public Accountants

We have served as the Company’s auditor since November 10, 2016.

Toronto, Ontario

April 17, 2018, except for Note 1, which is as of July 9, 2018

Joshua Gold Resources Inc.

(An Exploration Stage Company)

Balance Sheets

Presented in US Dollars

As Of

	December 31, 2017	December 31, 2016
ASSETS

Current Assets
Cash	$ 4,105	$ 3,684
Accounts receivable and other assets	29,927	8,437
Notes receivable (Note 8)	29,698	29,698
Total Current Assets	63,730	41,819
Other Assets

Mineral properties (Note 3)	1	1
Total Assets	$ 63,731	$ 41,820

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$ 279,038	$ 325,455
Accrued liabilities	50,189	29,188
Advances from stockholders (Note 4)	210,784	116,456
Dividends payable	255,754	210,685
Amounts due on mineral properties acquisition (Note 5)	37,238	37,238
Total Liabilities	833,003	719,022

Stockholders' Equity
Preferred stock, $0.0001 par value; 100,000,000 shares authorized; 240,000 shares issued and outstanding (December 31, 2016 – 240,000) (Note 7)	24	24
Common stock, $0.0001 par value; 400,000,000 shares authorized; 121,368,942 shares issued and outstanding (December 31, 2016 – 96,015,496) (Note 7)	12,127	9,592
Additional paid-in capital (Note 7)	9,095,173	7,360,080
Stock to be issued (Note 7)	1,632,192	2,179,736
Accumulated other comprehensive income	60,149	7,595
Accumulated deficit	(11,568,937)	(10,234,229)
Total Stockholders' Deficit	(769,272)	(677,202)
Total Liabilities and Stockholders' Equity	$ 63,731	$ 41,820

See accompanying notes to the financial statements

Joshua Gold Resources Inc.

(An Exploration Stage Company)

Statements of Stockholders’ Deficit

Presented in US Dollars

	Preferred Stock		Common Stock		Additional Paid-in	Stock to be	Accumulated Other	Accumulated	Total Stockholders’
	Shares	Par Value	Shares	Par Value	Capital	Issued	Comprehensive Income	Deficit	Deficit

Balance – December 31, 2015	240,000	$24	93,337,996	$9,325	$7,125,314	$1,821,309	$121,867	($10,094,296)	($1,016,457)
Issuance of stock for cash (Note 7)	-	-	1,100,000	110	109,890	(110,000)	-	-	-
Stock issued to investors (Note 7)	-	-	327,500	32	1	-	-	-	33
Stock to be issued for settlement of debt	-	-	-	-	-	478,427	-	-	478,427
Issuance of stock for acquisition of mineral properties (Note 3)	-	-	1,250,000	125	124,875	(125,000)	-	-	-
Stock to be issued for compensation	-	-	-	-	-	100,000	-	-	100,000
Stock to be issued for acquisition of mineral properties (Note 3)	-	-	-	-	-	15,000	-	-	15,000
Foreign currency translation	-	-	-	-	-	-	(114,272)	-	(114,272)
Net Loss	-	-	-	-	-	-	-	(98,963)	(98,963)
Dividends	-	-	-	-	-	-	-	(40,970)	(40,970)
December 31, 2016	240,000	$24	96,015,496	$9,592	$7,360,080	$2,179,736	$7,595	($10,234,229)	($677,202)
Stock issued to investors (Note 7)	-	-	699,917	70	34,936	6,667	-	-	41,673
Stock issued for settlement of debt (Note 7)	-	-	7,772,443	777	387,791	(388,568)	-	-	-
Issuance of stock for acquisition of mineral properties (Note 3)	-	-	9,350,000	935	934,065	50,000	-	-	985,000
Stock to be issued for compensation	-	-	-	-	-	100,000	-	-	100,000
Stock issued for compensation (Note 7)	-	-	6,212,282	621	309,993	(307,203)	-	-	3,411
Stock issued for services (Note 7)	-	-	1,318,804	132	68,308	(8,440)	-	-	60,000
Foreign currency translation	-	-	-	-	-	-	52,554	-	52,554
Net Loss	-	-	-	-	-	-	-	(1,289,639)	(1,289,639)
Dividends	-	-	-	-	-	-	-	(45,069)	(45,069)
December 31, 2017	240,000	$24	121,368,942	$12,127	$9,095,173	$1,632,192	$60,149	($11,568,937)	($769,272)

See accompanying notes to the financial statements

Joshua Gold Resources Inc.

(An Exploration Stage Company)

Statements of Operations and Comprehensive Loss

Presented in US Dollars

	Year Ended December 31, 2017 Restated (Note 1)	Year Ended December 31, 2016 Restated (Note 1)
OPERATING EXPENSES
Consulting fees (Note 7(d))	$ 149,582	$ 118,327
Professional fees	88,023	41,879
General and administrative	2,446	7,850
Exploration	119,808	1,623
Interest	9,154	7,737
Deferred premium on flow through shares (note 7)	(83,325)	-
Foreign exchange loss (gain)	11,492	(93,453)
Loss on impairment of properties (note 3)	992,459	15,000
TOTAL OPERATING EXPENSES	1,289,639	98,963
NET LOSS	(1,289,639)	(98,963)
OTHER COMPREHENSIVE INCOME
Foreign currency translation (gain) loss	(52,554)	114,272
NET LOSS AND COMPREHENSIVE LOSS	($1,237,085)	($213,235)

NET LOSS	(1,289,639)	(98,963)
Dividends on Preferred Stock	(45,069)	(40,970)
NET LOSS ATTRIBUTED TO COMMON SHAREHOLDERS	(1,334,708)	(139,933)
LOSS PER SHARE - BASIC AND DILUTED	($0.01)	($0.00)
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING - BASIC AND DILUTED	115,582,874	94,627,825

See accompanying notes to the financial statements.

Joshua Gold Resources Inc.

(An Exploration Stage Company)

Statements of Cash Flows

Presented in US Dollars

	Year Ended December 31, 2017	Year Ended December 31, 2016
CASH FLOWS FROM OPERATIONS
OPERATING ACTIVITIES
Loss from operations	$ (1,289,639)	$ (98,963)
Adjustments for non-cash items:
Accrued interest	9,154	7,737
Loss on impairment of mineral properties	992,459	15,000
Stock issued for services	60,000	-
Deferred premium on flow through shares (note 7)	(83,325)	-
Stock-based compensation	103,411	100,000
Adjustments for changes in working capital:
Accounts receivable and other assets	(21,490)	-
Accounts payable and accrued liabilities	(25,416)	8,848
NET CASH USED IN OPERATING ACTIVITIES	(254,846)	32,622
FINANCING ACTIVITIES
Advances from stockholders	85,174	-
Proceeds on issuance of capital stock	104,928	-
Proceeds for stock to be issued	20,000	-
NET CASH PROVIDED BY FINANCING ACTIVITIES	210,102	-
INVESTING ACTIVITIES
NET CASH USED IN INVESTING ACTIVITIES	-	-
EFFECT OF EXCHANGE RATE CHANGES ON CASH	45,165	(35,632)
NET (DECREASE) INCREASE IN CASH FOR THE YEAR	421	(3,010)
CASH, BEGINNING OF YEAR	3,684	6,694
CASH, END OF YEAR	$4,105	$3,684
SUPPLLEMENTARY CASH FLOW INFORMATION
Debt settlements on shareholder loans	$ -	$ 275,468
Debt settlements on accounts payable	$ -	$ 150,829
Stock issuances to acquire mineral properties	$ 985,000	$ 15,000

See accompanying notes to the financial statements.

Joshua Gold Resources Inc.

Notes to Financial Statements

For the years ended December 31, 2017 and 2016

Presented in US Dollars

1.

Nature of Operations and Going Concern and Restatement of Net Loss Attributed to Common Shareholders

Joshua Gold Resources Inc. (referred to herein as “Joshua”, or the “Company”) was incorporated on July 10, 2009 in the State of Nevada, USA.

The Company operates as a mineral exploration business headquartered at 35 Perry Street, Unit 2, Woodstock, Ontario, Canada. Its principal business activity is the acquisition, exploration and development of mineral property interests in Canada.  The Company is considered to be in the exploration stage and substantially all of the Company’s efforts are devoted to financing and developing these property interests.

The Company has the rights to six mineral properties in Ontario and in the Northwest Territories, Canada. There has been no determination whether the Company’s interests in unproven mineral properties contain mineral reserves, which are economically recoverable.

Going Concern

The financial statements have been prepared on a going concern basis.  The going concern basis of presentation assumes that the Company will continue operations for the foreseeable future and will be able to realize its assets and discharge its liabilities and commitments in the normal course of operation.

The Company has incurred a net loss of $1,289,639 for the year ended December 31, 2017, and a working capital deficit of $769,273. The Company has not yet commenced its mining operations and accordingly does not have any revenue. This casts substantial doubt on the Company’s ability to continue as a going concern unless it can begin to generate net profit and raise adequate financing.

The Company has been seeking additional debt or equity financing to support its operations until it becomes cash flow positive.  There can be no assurances that action and plan such as above will be sufficient for the Company to continue operating as a going concern.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts classified as liabilities that might be necessary should the Company be unable to continue in existence. These adjustments could be material.

Restatement of Net Loss Attributed to Common Shareholders

The financial statements for the years ended December 31, 2017 and 2016 have been restated to include a reconciliation of net loss to net loss attributed to common shareholders. There was no impact on loss per share or any other element of the financial statements.

2.

Significant Accounting Policies

These financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. The significant accounting policies followed in the preparation of these financial statements are as follows:

Mineral Properties and Exploration and Development Costs

The costs of acquiring mineral properties are capitalized at the date of acquisition. After acquisition, various factors can affect the recoverability of the capitalized costs. If, after review, management concludes that the carrying amount of a mineral property is impaired, it will be written down to estimated fair value. Exploration costs incurred on mineral properties are expensed as incurred. Development costs incurred on proven and probable reserves will be capitalized. Upon commencement of production, capitalized costs will be amortized using the unit-of-production method over the estimated life based on proven and probable reserves (which exclude non-recoverable reserves and anticipated processing losses). When the Company receives an option payment related to a property, the proceeds of the payment are applied to reduce the carrying value of the exploration asset.

Impairment of long-lived assets

Long-lived assets that are held and used are analyzed for impairment whenever events or changes in circumstances indicate that the related carrying amounts may not be recoverable. Intangible assets having an indefinite useful life are assessed for impairment annually.

The Company evaluates at each balance sheet date whether circumstances have occurred that indicate possible impairment. If there are indications of impairment, the Company uses future undiscounted cash flows of the related asset or asset grouping over the remaining life in measuring whether the carrying amounts are recoverable. In the event such cash flows are not expected to be sufficient to recover the recorded asset values, the assets are written down to their estimated fair value.

Foreign Currency Translation

The Company's accounts have been translated into U.S. dollars in accordance with the provisions of Accounting Standards Codification (“ASC”) No. 830 Foreign Currency Matters. Management has determined that the functional currency of the Company is the Canadian dollar ("CAD"). Certain assets and liabilities of the Company are denominated in U.S. dollars. In accordance with the provisions of ASC No. 830, transaction gains and losses on these assets and liabilities are included in the determination of income for the relevant years. Adjustments resulting from the translation of the financial statements from their functional currencies to U.S. dollars are accumulated as a separate component of accumulated other comprehensive income and have not been included in the determination of income for the relevant years.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from those estimates.  Some of the Company's more significant estimates include those related to going concern, collectability of receivables, and the fair value of stock-based compensation and other equity instruments.  These estimates are reviewed periodically, and, as adjustments become necessary, they are reported in earnings in the period in which they become known.

Comprehensive Income

The Company follows the guidance in ASC 220, Comprehensive Income. ASC 220 establishes standards for the reporting and presentation of comprehensive income and its components in a full set of financial statements. Comprehensive income is presented in the statements of changes in stockholders' deficit, and consists of foreign currency translation adjustments.  ASC 220 requires only additional disclosures in the financial statements and does not affect the Company's financial position or results of operations.

Fair Value of Financial Instruments

In accordance with ASC 820, Fair Value Measurement, fair value is defined as the price that would be received to sell an asset or paid to transfer a liability (i.e., the “exit price”) in an orderly transaction between market participants at the measurement date.

In determining fair value, the Company uses various valuation approaches.  A fair value hierarchy for inputs is used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available.  Observable inputs are those that market participants would use in pricing the asset or liability based on market data obtained from sources independent of the Fund. Unobservable inputs reflect the Company assumptions about the inputs market participants would use in pricing the asset or liability developed based on the best information available in the circumstances.

The fair value hierarchy is categorized into three levels based on the inputs as follows:

Level 1 -	Inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.
Level 2 -

Inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

Level 3 -	Inputs to the valuation methodology are unobservable and significant to the fair value.

Income Taxes

The Company accounts for income taxes pursuant to ASC 740, Income Taxes. Deferred tax assets and liabilities are recorded for differences between the financial statements and tax basis of the assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates.  Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.  Income tax expense is recorded for the amount of income tax payable or refundable for the period increased or decreased by the change in deferred tax assets and liabilities during the period.

Stock-based Compensation

The Company accounts for Stock-Based Compensation in accordance with ASC 718, Compensation – Stock Compensation. ASC 718 establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services.  It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of those equity instruments.  ASC 718 focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions.  ASC 718 requires that the compensation cost relating to share-based payment transactions be recognized in the financial statements measured based on the fair value of the equity or liability instruments issued, when granted in exchange for employee services.

Awards granted to non-employees fall under ASC 505-50 and are recognized based on the fair value of the goods or services received or the equity instruments, whichever is more reliable.

Net Earnings (Loss) Per Share

The Company accounts for earnings (loss) per share pursuant ASC 260, Earnings Per Share, which requires disclosure on the financial statements of “basic” and “diluted” earnings (loss) per share. Basic earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding for the year.  Diluted earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding plus common stock equivalents (if dilutive) related to stock options and warrants for each year. The weighted average number of shares outstanding has been adjusted for the effects of stock dividends, stock splits, and reverse stock splits.

There were no dilutive financial instruments for the years ended December 31, 2017 and 2016.

Recent Accounting Pronouncements

The below recent accounting pronouncements were adopted during the year ended December 31, 2017:

•

"Presentation of Financial Statements Going Concern (ASC Topic 205-40): Disclosure of Uncertainties about an Entity's Ability to Continue as a Going Concern ("ASU 2014-15") was issued during August 2014. FASB issued guidance on how to account for and disclose going concern risks. The Company adopted ASU 2014-15 during the year ended December 31, 2017, it did not have a significant impact on the Company’s financial statements.

•

"Compensation - Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting" (ASU 2016-09) was issued in March 2016. This new standard provided guidance for the simplification of several aspects of the accounting for share-based payment transactions, including the income tax consequences, classification of awards as either equity or liabilities, and classification on the statement of cash flows. The adoption of ASU 2016-09 did not have an impact on the Company’s financial statements.

The following are recent accounting pronouncements, which may have an impact on the Company's future financial statements:

•

"Leases" (ASU 2016-02) was issued during February 2016. This update will require organizations that lease assets to recognize on the balance sheet the assets and liabilities for the rights and obligations created by those leases. The new guidance will also require additional disclosure about the amount, timing and uncertainty of cash flows arising from leases. This guidance is effective for annual and interim periods beginning after December 15, 2018.

•

"Compensation - Stock Compensation (Topic 718): Scope of Modification Accounting" (ASU 2017-09) was issued in May 2017. This update will provide clarity and reduce both diversity in practice and cost and complexity when applying the guidance in Topic 718, Compensation - Stock Compensation, to a change to the terms or conditions of a share-based payment award. This standard is effective for annual periods beginning after December 15, 2017.

•

“Statement of Cash Flows (Topic 230)” (“ASU 2016-15”) was issued during August 2016. ASU 2016-15 is intended to reduce the diversity in practice regarding how certain transactions are classified within the statement of cash flows. ASU 2016-15 is effective for public business entities for annual periods beginning after December 15, 2017, including interim periods within those fiscal years. In November 2016, the FASB issued ASU 2016-18, “Statement of Cash Flows, Restricted Cash (Topic 230)” (“ASU 2016-18”), which requires the inclusion of restricted cash with cash and cash equivalents when reconciling the beginning-of-period and end-of-period total amounts shown on the statement of cash flows. ASU 2016-15 and ASU 2016-18 are both effective for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years, provided that all of the amendments are adopted in the same period. The amendments will be applied using a retrospective transition method to each period presented. The Company will adopt these pronouncements in the first quarter of 2018 and does not expect a significant impact on its financial statements.

•

“Compensation - Stock Compensation (Topic 718): Scope of Modification Accounting.” (“ASU 2017-09”) Issued in May 2017, ASU 2017-09 amends the scope of modification accounting for share-based payment arrangements, and provides guidance on the types of changes to the terms or conditions of share-based payment awards to which an entity would be required to apply modification accounting. The new guidance will allow companies to make certain changes to awards without accounting for them as modifications. It does not change the accounting for modifications. ASU 2017-09 is effective for annual reporting periods beginning after December 15, 2017, with early adoption permitted, including adoption in any interim period for which financial statements have not yet been issued. The Company does not expect that the adoption of ASU 2017-09 will have a material impact on the Company’s results of operations and financial condition.

The Company continues to evaluate the impact of these ASU’s on its financial statements.

3.

Mineral Property Interests

Mineral Properties
Balance at January 1, 2016	$ 1
Carson Property acquisition (a)	15,000
Impairment charge Carson Property (a)	(15,000)
Balance at December 31, 2016	$ 1
Rollo Property (c)	25,000
Janes Reef Property (d)	16,000
Asquith Property (e)	10,000
C1 Mortimer Property (f)	941,460
Impairment charge (c) (d) (e) (f)	(992,459)
Balance at December 31, 2017	$ 1

a)

Carson Property

On December 23, 2010, the Company entered into a mineral property acquisition agreement with 2214098 Ontario Ltd. pursuant to which the Company acquired the mining lease to the Carson Property. Under the acquisition agreement, the Company was required to pay:

1.

Cash consideration of $99,060 (CDN$100,000) to be paid according to an installment schedule between April 30, 2011 and December 31, 2015;

2.

Equity consideration of 1,000,000 shares of common stock to be issued on or before March 30, 2011; and

3.

Royalty of 3% of all net smelter returns upon commencement of commercial production of the property.

The Carson Property is 1,812 acres in area and is located north by north-west of the City of Yellowknife, in the Northwest Territories, Canada. The Company’s interest in the property consists of a 21 year mining lease, which expires on June 30, 2024 and for which the Company was responsible for making annual lease payment of $1,141, in order to keep the lease in good standing.

On December 13, 2012, the Company terminated its acquisition agreement for the Carson Property with 2214098 Ontario Ltd. Under the terms of the agreement, the Company returned the property to the vendor, and both parties are released from any further obligation under the agreement.

The Company had reflected the termination as a loss on disposal of mineral property on the statement of operations of $112,686 for the year ended December 31, 2012.

During 2016, the Company reacquired the Carson Property in exchange for 300,000 shares of common stock to be issued valued at $15,000.

In 2016 the Company recognized an impairment charge of $15,000 on the carrying value of the Carson Property based on the substantial doubt of the Company’s ability to raise adequate financing.

b)

 Kenty Gold Property

McClay Conveyed Property.  On October 4, 2012, the Company entered into and closed a mineral property acquisition agreement (the “McClay Agreement”) with Brian McClay, a British Columbia, Canada resident (“McClay”), pursuant to which McClay agreed to sell to the Company an undivided one hundred percent (100%) interest in and to certain mineral interests found on the Kenty Gold Property located in the Townships of Swayze and Dore, Ontario, Canada (the “McClay Conveyed Property”).

As consideration for the sale of the McClay Conveyed Property, the Company agreed to deliver the following to McClay in the manner set forth below:

(a)

Closing Date.  CDN$50,000 within three (3) business days following the closing date.

(b)

February 4, 2013.

(i)

CDN$100,000 on or before February 4, 2013; and

(ii)

200,000 common shares of Company on or before February 4, 2013.

(c)

April 4, 2013.

(i)

CDN$150,000 on or before April 4, 2013; and

(ii)

200,000 common shares of Company on or before April 4, 2013.

(d)

October 4, 2013.

(i)

CDN$300,000 on or before October 4, 2013; and

(ii)

250,000 common shares of Company on or before October 4, 2013.

(e)

April 4, 2014.

(i)

CDN$300,000 on or before April 4, 2014; and

(ii)

250,000 common shares of Company on or before April 4, 2014.

(f)

October 4, 2014.

(i)

CDN$300,000 on or before October 4, 2014; and

(ii)

250,000 common shares of Company on or before October 4, 2014.

(g)

April 4, 2015.

(i)

CDN$300,000 on or before April 4, 2015; and

(ii)

550,000 common shares of Company on or before April 4, 2015.

(h)

Reserve.  Upon completion of a NI 43-101 compliant mineral resource estimate and pre-feasibility study, with an indicated reserve (by which the parties meant “indicated mineral resource”) of 1,000,000 Troy Ounces of Gold (Aurum Metal) on the McClay Conveyed Property, Company shall pay CDN$1,000,000 to McClay.

(i)

Production.

(i)

Upon production of 1,000,000 Troy Ounces of Gold (Aurum Metal) from the McClay Conveyed Property, Company shall pay CDN$1,000,000 to McClay.

(ii)

Upon production of 3,000,000 Troy Ounces of Gold (Aurum Metal) from the McClay Conveyed Property, Company shall pay CDN$2,000,000 to McClay.

(iii)

Upon production of 5,000,000 Troy Ounces of Gold (Aurum Metal) from the McClay Conveyed Property, Company shall pay CDN$2,000,000 to McClay.

(j)

Early Buyout Option.  Company shall have the option of early buyout within one year of execution for a cash payment of CDN$750,000 and 750,000 common shares of Company.

In addition, upon the Commencement of Commercial Production (as defined in the McClay Agreement), the Company shall pay to McClay a royalty in an amount equal to three percent (3%) of all Net Smelter Returns (as defined in the McClay Agreement) on minerals mined from the McClay Conveyed Property (the “Seller NSR”) on the terms and conditions as set out in the McClay Agreement.  Notwithstanding the foregoing, at any point in time following the closing date and upon the Company’s sole election, McClay shall sell to Company fifty percent (50%) of the Seller NSR for a purchase price of CDN$1,500,000.

During 2014, the Company recognized an impairment charge of $1,975,999 on the carrying value of the Kenty Property based on the substantial doubt of the Company’s ability to raise adequate financing to further develop and explore this property.

As at December 31, 2016, a third party has filed a claim in the Ontario Superior Court of Justice, against the Company. The Company and its legal counsel have determined that the claim is without merit. The third party has made application claiming 100% ownership of the Kenty Property. The Company has responded in the Ontario Superior Court of Justice, with a counter application claiming the property was acquired from the Vendors, who at the time had an undivided 100% interest in the property. The Company has also claimed damages in the amount of CDN$1,000,000.

c)

Rollo Property

In 2017, the Company entered into a mineral property acquisition agreement pursuant to which the Company acquired the mining lease to the Rollo Property. Under the acquisition agreement, the Company is required to pay:

1.

Equity consideration of 250,000 shares of common stock to be issued at $0.10 per share.

In 2017 the Company issued 250,000 shares of common stock in satisfaction of the purchase price for a total of $25,000.

In 2017, the Company recognized an impairment charge of $25,000 on the carrying value of the Rollo Property based on the substantial doubt of the Company’s ability to raise adequate financing to further develop and explore this property.

        d)   Janes Reef Property

In 2017, the Company entered into a mineral property acquisition agreement, pursuant to which the Company acquired the mining lease to the Janes Reef Property. Under the acquisition agreement, the Company is required to pay:

1.

Equity consideration of 160,000 shares of common stock to be issued at $0.10 per share.

In 2017, the Company issued 160,000 shares of common stock in satisfaction of the purchase price for a total of $16,000.

In 2017, the Company recognized an impairment charge of $16,000 on the carrying value on the Janes Reef Property based on the substantial doubt of the Company’s ability to raise adequate financing to further develop and explore this property.

e)

Asquith Property

In 2017, the Company entered into a mineral property acquisition agreement. pursuant to which the Company acquired the mining lease to the Asquith Property. Under the acquisition agreement, the Company is required to pay:

1.

Equity consideration of 100,000 shares of common stock to be issued at $0.10 per share.

In 2017, the Company issued 100,000 shares of common stock in satisfaction of the purchase price for a total of $10,000.

In 2017, the Company recognized an impairment charge of $10,000 on the carrying value on the Asquith Property based on the substantial doubt of the Company’s ability to raise adequate financing to further develop and explore this property.

f)

C1 Mortimer Property

In January 2017, the Company entered into a Joint Venture Agreement whereby it has an Option to acquire a fifty per cent (50%) interest in a claim known as the C1- Mortimer property. In order to earn the fifty per cent interest the Company must:

1.

Pay $10,000 CDN upon signing;

2.

Pay 10 million shares of common stock of the Company to the prospectors pro rata upon signing, which was reduced to 9,850,000 shares of common stock, of which 8,840,000 were issued and the remaining are included in stock to be issued.

3.

Spend five hundred thousand ($500,000) on mineral exploration on the property within 30 months of the signing anniversary.

4.

Grant Larry Silo first right of refusal on all exploration work.

5.

Pay the prospector owners, pro rata, CDN$750,000, within 30 months of the signing anniversary.

The current owner prospectors will retain a three per cent (3%) Net Smelter Royalty on the property.

On June 2, 2017, the payment of CDN$10,000 was changed to a payment of CDN$5,000 on June 5, 2017, plus CDN$5,000 paid on July 7, 2017. Total consideration of shares and these payments translated into USD amounted to $941,460. The Company recognized an impairment charge of $941,460 on the carrying value based on the substantial doubt of the Company’s ability to raise adequate financing to further develop and explore this property.

4.

 Advances From Stockholders

	December 31, 2017	December 31, 2016
Due to Ben Ward – former CEO	$ 74,861	$ 74,861

During the year ended December 31, 2016, Ben Ward, the former CEO of the Company transferred personal shareholdings to a vendor of the Company and assumed the debt previously owed to the vendor. The amount is non-interest bearing, unsecured and has no specified terms of repayment.

Due to David Mason – former Director and Consultant	54,500	41,595

On February 18, 2013, the Company entered into a short term loan agreement with David Mason, at the time a director of the Company, in the amount of CDN$25,000, with 7,500 common shares. The loan was formerly interest bearing at 1% compounded monthly, with an original maturity of April 18, 2013 and if unpaid thereafter bearing interest at 22.5%. The loan is secured by a 10% interest in the C1 Mortimer property, which the Company no longer owns, or 150,000 common stock. As the maturity has passed, the amount plus accrued interest is now due on demand. Interest expense on the loan was CDN$12,287 ($9,154) in 2017 and CDN$10,250 ($7,737) in 2016, which is included in the amount of the loan.

Due to Benedetto Fuschino, President and CEO of the Company and to a company under his control. The amounts are non-interest bearing, unsecured and have no terms of repayment.	69,674	-
Due to Scott Keevil, stockholder and consultant to the Company, due to a company under his control. The amounts of the advances totalled CDN$10,000, these amounts are non-interest bearing, unsecured and have no terms of repayment.	7,966	-
Due to Dino Micacchi, stockholder and CFO of the Company, due to a company under his control. The amounts are non-interest bearing, unsecured and have no terms of repayment.	3,784	-
Long-Term Debt	$ 210,785	$ 116,456

During 2016, the Company entered into settlement arrangements with the majority of the parties listed above whereby the stockholders are to be issued shares of common stock at the then market price of $0.05. These transactions are reflected in a reduction of shareholder loans and an increase in stock to be issued of $194,049.

5.

Due On Mineral Rights Acquisitions

	December 31, 2017	December 31, 2016

Due to Hadrian Ventures re: Kenty Property	$37,238	$37,238

The Hadrian Ventures Loan is unsecured and has no set terms of repayment. Hadrian Ventures is controlled by Scott Keevil, stockholder and consultant to the Company.

6.

Income Taxes

As at December 31, 2017 and 2016, the Company had no accrued interest and penalties related to uncertain tax positions.  Reconciliation of the statutory tax rate of 26.5% (2016 - 26.5%) and income tax benefits at those rates to the effective income tax rates and income tax benefits reported in the statement of operations and comprehensive loss is as follows:

	For the Years Ended December 31,
	2017	2016
Loss before income taxes	$1,237,085	$213,235

Expected income tax recovery	(327,828)	(56,507)
Unrealized foreign exchange	(75,723)	30,282
Other permanent difference	39,498	28,550
Change in valuation allowance	364,052	(2,325)
Income tax expense	$-	$-

The following table summarizes the significant components of deferred tax:

	For the Years Ended December 31,
	2017	2016
Deferred tax asset:
Net operating loss carry forward	$1,181,285	$1,078,213
Exploration and development costs	265,385	4,405
Valuation allowance	(1,446,670)	(1,082,618)
Total	$-	$-

The Company has Canadian net operating loss carryovers of approximately $4,458,000 for federal and provincial income tax purposes, which begin to expire in 2029. The ultimate realization of the net operating loss is dependent upon future taxable income, if any, of the Company. Based on losses from inception, the Company determined that as of December 31, 2017 it is more likely than not that the Company will not realize benefits from the deferred tax assets. The Company will not record income tax benefits in the financial statements until it is determined that it is more likely than not that the Company will generate sufficient taxable income to realize the deferred income tax assets. As a result of the analysis, the Company determined that a valuation allowance against the deferred tax assets was required.

The tax years that remain subject to examination by major taxing jurisdictions are those for the years ended December 31, 2017, 2016, 2015, 2014, 2013, 2012, 2011 and 2010.

7.

 Capital Stock

a)

Common Stock

For the year December 31, 2017, the Company issued 25,353,446 shares of common stock. Of these 1,318,804 were issued for services at the fair value ranging from $0.05 to of $0.10 per share, of which $8,440 was released from stock to be issued and $60,000 of which related to expenses for services during the year ended December 31, 2017.

A further 9,350,000 shares were issued at a transaction price of $0.10 in the acquisition of mineral rights for a total of $935,000 and another $50,000 stock to be issued.

Additionally, the Company issued 699,917 Flow-Through Common shares at $0.15 per share for total proceeds of $104,988, and 133,333 stock to be issued valued at $20,000. The Company recognized a deferred premium on flow through shares in the amount of $83,325, which resulted in a net amount of additional paid in capital of $34,936 and $6,667 to shares to be issued.  The issuance of flow-through shares requires the renunciation of Canadian Exploration Expenditures (CEE) in the same tax year and in an amount of equal value to the shares issued for the benefit of those shareholders that purchased those flow-through shares. In accordance with the Income Tax Act (Canada), the Company must incur CEE in the year of renunciation or in the subsequent year. Part XII.6 tax is calculated monthly on any unspent balance in the subsequent year beginning January 1, 2013. Under the terms of the Company’s flow-through shares agreements, the Company is required to spend and renounce expenditures for exploration that are qualifying CEE, as defined by the Income Tax Act (Canada). The Company renounced effective December 31, 2017 and has made the related expenditures, accordingly, the amount of the deferred premium on flow through shares has been recognized as a recovery in the statement of operations.

During the year ended December 31, 2017, the Company issued 7,772,443 shares of common stock in settlement of debt to third parties for a total of $194,519 and settlement of  loans from shareholders for a total of $194,049.

During the year ended December 31, 2017 the Company issued 6,000,000 to officers and directors as compensation for service in prior years. This compensation was recorded in prior years at a transaction price ranging from $0.05 to $0.10 per share. Additionally, 212,282 shares of common stock were issued to a company controlled by the CFO amounting to $10,593, of which $7,203 was previously recorded in shares to be issued.

During the year ended December 31, 2016, the Company issued 1,250,000 shares of common stock to acquire mineral rights, which were previously recorded as stock to be issued prior to December 31, 2014, resulting in a reduction in the shares to be issued in the amount $125,00 and an increase in additional paid in capital of $124,875 and Common Stock par value of $125.

During the year ended December 31, 2016, the Company issued 1,100,000 shares of common stock from private placements. Total proceeds from these placements amounted $110,000, which was previously recorded as stock to be issued in the year ended December 31, 2015.

During the year ended December 31, 2016, two of the Company’s stockholders, Penny Currah and Dino Fuschino, entered into separate transactions to sell stock to another investor. The transactions were intended to be an exchange of stock between these parties; however, the Company ended up issuing new stock certificates to the new investors. On realizing the oversight the Company agreed with Penny Currah and Dino Fuschino that they would return the share certificates that they otherwise had intended to sell to the new investors to the Company for cancellation. As at December 31, 2017, those share certificates had not been returned. Accordingly, the shares issued are shown as issued and outstanding and only the corresponding par value has been recorded as the Company will not receive proceeds of the share issuance and the Company expects to cancel the shares on their return.

b)

Stock To Be Issued

For the year ended December 31, 2017, 2,000,000 shares became issuable to directors and officers of the Company for services rendered. These transactions have been recorded as stock-based compensation having a total value of $100,000 within shares to be issued. The Company recorded stock to be issued in respect of 500,000 shares for a value of $50,000 to be issued as a result of the acquisition of mineral rights during the year ended December 31, 2017. A further 133,333 stock are to be issued valued at $20,000 related to private placements.

Including the above noted items as at December 31, 2017, a further 7,238,726 have yet to be issued for prior transactions, including services, compensation and mineral property acquisitions, at the transaction prices ranging from $0.05 to $0.15 per share for a total of $1,645,525.

For the years ended December 31, 2016, 2015 and 2014, 6,000,000 shares became issuable to directors and employees of the Company for services rendered. These transactions have been recorded as stock-based compensation having a for the year ended December 31, 2016, the stock compensation had total value of $100,000 within stock to be issued. During 2017, all 6,000,000 shares were issued.

For the year ended December 31, 2016, 5,510,456 of common stock became issuable to settle debt held by stockholders. These transactions have been recorded as a reduction of shareholder loans and stock to be issued having a total value of $275,468, as the transactions were settled at the market price of the stock at the time of the settlement there was no gain or loss recognized on the transaction.

For the year ended December 31, 2016, 3,016,583 shares became issuable to third parties in settlement of outstanding accounts payable. The outstanding amounts were settled in the number of shares determined based on the amount outstanding and the market price for the stock at the time of settlement, resulting in the recognition of a total value of $150,829 within stock to be issued, as they were settled at the fair value of common shares no gain or loss was recognized on the transaction.

c)

Preferred Stock

The Company has authorized Class A preferred stock available to be issued for $1.00 per share, are non-participating and non-voting and accrue cumulative dividends at the rate of 10% per annum. The Company may retract the stock at any time upon the payment of $1.00 per share plus any unpaid dividends. In the event of any wind-up of the Company, the Class A preferred stock has a priority distribution of $1.00 per share plus any unpaid dividends before any distribution to the common stockholders.

As of December 31, 2017, the Company has dividends payable of $255,754 (2016 - $210,685). As at December 31, 2017 and 2016, the Company was in arrears in the dividends on preferred shares.

Preferred dividends for the years ended December 31, 2017 and 2016 had an effect of $0.00 and $0.00, respectively on loss per share available to common stockholders.

d)

Stock-Based Compensation

The Company incurred stock-based compensation expense in connection with its compensation agreements for its directors, management, and employees. Under these agreements, common stock may be issued as a signing bonus or at certain benchmark dates within an individual’s period of service. Stock-based compensation is calculated as the fair value of the stock issued or to be issued to an individual and is recorded at the time the stock becomes owing to the individual. Stock issued to a director, manager, or employee is deferred in the event that their contract requires the individual to remain employed with the Company for a specified time period after issuance.

For the years ended December 31, 2017 and 2016, the Company issued no common stock related to stock-based compensation and granted 2,000,000 shares in connection with stock-based compensation arrangements with the CEO and CFO of the Company, in each respective year. At the time of grant, the fair value of the related shares was $0.05 per share and resulted in compensation expense and stock to be issued in the amount of $100,000 in each of the years ended December 31, 2017 and 2016. These fees were recorded as a component of consulting fees on the statements of operations and comprehensive loss.

8.    Related Party Transactions and Balances

The following transactions with related parties were in the normal course of operations and were measured at the exchange value which represented the amount of consideration established and agreed to by the parties.

Refer to Notes 7(a) and 7(d) for the disclosure of stock-based compensation to the CEO and CFO of the Company.

Refer to Notes 4 and 7(b) related to advances from stockholders and debt settlements with related parties.

Refer to Note 7(a) related to the shares to be returned for cancellation by Penny Currah and Dino Fuschino, both existing stockholders of the Company with familiar relationships to management and consultants of the Company.

Receivable from Related Parties:

	December 31, 2017	December 31, 2016
Receivable from Benedetto Fuschino (i)	$ 10,698	$ 10,698
Receivable from Sabine Frisch for stock to be issued, Sabine Frisch is the wife of Scott Keevil a stockholder and consultant to the Company.	19,000	19,000
Receivable from related parties	$ 29,698	$ 29,698

(i)

Refer to Note 4 which shows $69,674 owed to Benedetto Fuschino and a company controlled by him, although there is no intention to net settle, overall his position is a net payable.

9.  Financial Instruments

Fair Values

The Company’s financial instruments consist of cash, accounts receivable, notes receivable, accounts payable and accrued liabilities, dividends payable, and amounts due on mineral rights acquisition. The fair values of these financial instruments approximate their carrying values due to the short-term maturity of these instruments. There were no transfers of financial instruments between Levels 1, 2, and 3 during the years ended December 31, 2017 and 2016.

Foreign Currency Risk

Foreign currency risk is the risk that changes in the rates of exchange on foreign currencies will impact the financial position or cash flows of the Company. The Company’s functional currency is the Canadian dollar, thus the Company is exposed to foreign currency risks in relation to certain payables that are to be settled in US funds. Management monitors its foreign currency exposure regularly to minimize the risk of an adverse impact on its cash flows.

Concentration of Credit Risk

Concentration of credit risk is the risk of loss in the event that certain counterparties are unable to fulfill its obligations to the Company. The Company limits its exposure to credit loss on its cash by placing its cash with high credit quality financial institutions. The Company does not have any cash in excess of federally insured limits. Sales taxes receivable are due from the Canadian government and notes receivable are due from stockholders with whom the Company also has advances payable.

Liquidity Risk

Liquidity risk is the risk that the Company’s cash flows from operations will not be sufficient for the Company to continue operating and discharge is liabilities. The Company is exposed to liquidity risk as its continued operation is dependent upon its ability to obtain financing, either in the form of debt or equity, or achieving profitable operations in order to satisfy its liabilities as they come due.

Market Risk

Market risk is the risk that fluctuations in the market prices of minerals will impact the Company’s future cash flows. The Company is exposed to market risk on the price of gold, which will determine its ability to build and achieve profitable operations, the amount of exploration and development work that the Company will be able to perform, and the number of financing opportunities that will be available. Management believes that it would be premature at this point to enter into any hedging or forward contracts to mitigate its exposure to specific market price risks.

10.  Segmented reporting

The Company only has one reportable segment, it’s acquisition, exploration and development of mineral property interests in Canada. All of the mineral properties are located in Canada.

Joshua Gold Resources Inc.

Index to the Unaudited Condensed Interim Financial Statements

Unaudited Condensed Interim Balance Sheets at March 31, 2018 and December 31, 2017
Unaudited Condensed Interim Statements of Operations for the three month periods ended March 31, 2018 and March 31, 2017
Unaudited Condensed Interim Statements of Stockholders’ Equity (Deficit) for the three month periods ended March 31, 2018 and March 31, 2017
Unaudited Condensed Interim Statements of Cash Flows for the three month periods ended March 31, 2018 and March 31, 2017
Notes to Unaudited Condensed Interim Financial Statements for the three month periods ended March 31, 2018 and March 31, 2017

Joshua Gold Resources Inc.

(An Exploration Stage Company)

Unaudited Condensed Interim Balance Sheets

Presented in US Dollars

As at

March 31, 2018	December 31, 2017 (Audited)

ASSETS

Current Assets
Cash	$ 7,228	$ 4,105
Accounts receivable	15,937	29,927
Notes receivable (Note 7)	29,698	29,698
Total Current Assets	52,863	63,730
Other Assets

Mineral properties (Note 3)	1	1
Total Assets	$ 52,864	$ 63,731

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts payable	$ 297,976	$ 279,038
Accrued liabilities	37,891	50,189
Advances from stockholders (Note 4)	207,944	210,784
Dividends payable	255,754	255,754
Amounts due on mineral properties acquisition (Note 5)	38,665	37,238
Total Liabilities	838,230	833,003
Stockholders' Equity
Preferred stock, $0.0001 par value; 100,000,000 shares authorized; 240,000 shares issued and outstanding (December 31, 2017 – 240,000) (Note 6)	24	24
Common stock, $0.0001 par value; 400,000,000 shares authorized; 121,368,942 shares issued and outstanding (December 31, 2017 – 121,368,942) (Note 6)	12,127	12,127
Additional paid-in capital (Note 6)	9,095,173	9,095,173
Stock to be issued (Note 6)	1,657,192	1,632,192
Accumulated other comprehensive income	57,320	60,149
Accumulated deficit	(11,607,203)	(11,568,937)
Total Stockholders' Deficit	(785,366)	(769,272)
Total Liabilities and Stockholders' Equity	$ 52,864	$ 63,731

See accompanying notes to the unaudited condensed interim financial statements

For the three-month periods ended March 31, 2018 and 2017

Joshua Gold Resources Inc.

(An Exploration Stage Company)

Unaudited Condensed Interim Statements of Operations and Comprehensive Loss

	Three months ended March 31, 2018	Three months ended March 31, 2017
OPERATING EXPENSES
Consulting Fees	$ 28,000	$ 52,633
Professional fees	7,693	1,760
General and administrative costs	123	1,190
Exploration expense	1,315	1,871
Interest	-	-
Depreciation	-	-
Foreign exchange	1,135	(2,296)
Impairment of mineral properties	-	992,461
TOTAL OPERATING EXPENSES	38,266	1,047,619
LOSS FROM CONTINUING OPERATIONS	(38,266)	(1,047,619)
NET LOSS	$ (38,266)	$ (1,047,619)
OTHER COMPREHENSIVE INCOME
Foreign currency translation	(2,829)	-
COMPREHENSIVE LOSS	$ (41,095)	$ (1,047,619)

Dividends on Preferred Shares	-	-
LOSS PER WEIGHTED NUMBER OF SHARES OUTSTANDING - BASIC AND DILUTED	$ (0.003)	$ (0.009)
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING - BASIC AND DILUTED	121,368,942	115,582,874

See accompanying notes to the unaudited condensed interim financial statements

Joshua Gold Resources Inc.

(An Exploration Stage Company)

Unaudited Condensed Interim Statements of Stockholders’ Equity (Deficit)

	Preferred Stock		Common Stock
	Shares	Par Value	Shares	Par Value	Additional Paid-in Capital	Stock to be Issued	Accumulated Other Comprehensive Income	Accumulated Deficit	Total Stockholders’ Equity (Deficit)
December 31, 2016	240,000	$ 24	96,015,496	$9,592	$7,360,08	$2,179,736	$ 7,595	$(10,234,228)	$ (677,202)
Issuance of stock for cash			699,917	70	34,936	6,667			41,673
Stock to be issued for settlement of debt			7,772,443	777	387,791	(388,568)			-
Issuance of stock for services			1,318,804	132	68,308	(8,440)			60,000
Stock to be issued for services						100,000			100,000
Issuance of stock for acquisition of mineral properties			9,350,000	935	934,065	50,000			985,000
Stock to be issued for compensation			6,212,282	621 309,993		(307,203)			3,411
Foreign currency translation							52,554		52,554
Net Loss								(1,289,639)	(1,289,639)
Dividends								(45,069)	(45,069)
December 31, 2017	240,000	$ 24	121,368,942	$12,127	$9,095,173	$1,632,192	$60,149	$(11,568,937)	$ (769,272)

Stock to be issued for services						25,000			25,000
Foreign currency translation							(2,829)		(2,829)
Net Loss								(38,266)	(38,266)
Dividends								-	-
March 31, 2018	240,000	$ 24	121,368,942	$12,127	$9,095,173	$1,657,192	$ 57,320	$(11,607,203)	$ (785,366)

See accompanying notes to the unaudited condensed interim financial statements.

Joshua Gold Resources Inc.

(An Exploration Stage Company)

Unaudited Condensed Interim Statement of Cash Flows

	Three months ended March 31, 2018	Three months ended March 31, 2017
CASH FLOWS FOR CONTINUING OPERATIONS
OPERATING ACTIVITIES
Loss from continuing operations	$ (38,266)	$ (1,047,619)
Adjustments for non-cash items:
Depreciation	-	-
Accrued interest	-	-
Loss on impairment of mineral properties	-	992,461
Stock issued for services	-	25,000
Deferred Premium on flow through shares	-	-
Stock based compensation	25,000	25,000
Adjustments for changes in working capital:
Accounts receivable and other assets	13,990	-
Accounts payable and accrued liabilities	5,228	(33,375)
NET CASH USED IN OPERATING ACTIVITIES	5,952	(38,533)
FINANCING ACTIVITIES
Advances from stockholders	-	40,000
Proceeds on issuance of capital stock	-	40,000
NET CASH PROVIDED BY FINANCING ACTIVITIES	-	80,000
INVESTING ACTIVITIES
Mineral rights	-	(10,000)
NET CASH USED IN INVESTING ACTIVITIES	-	(10,000)
EFFECT OF EXCHANGE RATE CHANGES ON CASH	(2,829)	791
NET (DECREASE) INCREASE IN CASH	3,123	32,258
CASH, BEGINNING OF PERIOD	4,105	3,684
CASH, END OF PERIOD	$ 7,228	$ 35,942
SUPPLLEMENTARY CASH FLOW INFORMATION
Income taxes paid	$ -	$ -
Interest paid	$ -	$ -
Stock issuances to acquire mineral properties	$ -	$ 985,000

See accompanying notes to the unaudited condensed interim financial statements

Joshua Gold Resources Inc.

(An Exploration Stage Company)

Notes to Unaudited Condensed Interim Financial Statements

For the three-month periods ended March 31, 2018 and 2017

1.

Nature of Operations

Joshua Gold Resources Inc. (referred to herein as “Joshua”, or the “Company”) was incorporated on July 10, 2009 in the State of Nevada, USA.

The Company operates as a mineral exploration business headquartered at 35 Perry Street, Unit 2, Woodstock, Ontario, Canada. Its principal business activity is the acquisition, exploration and development of mineral property interests in Canada.  The Company is considered to be in the exploration stage and substantially all of the Company’s efforts are devoted to financing and developing these property interests.

The Company has the rights to six mineral properties in Ontario and in the Northwest Territories, Canada. There has been no determination whether the Company’s interests in unproven mineral properties contain mineral reserves, which are economically recoverable.

Going Concern

The unaudited condensed interim financial statements have been prepared on a going concern basis.  The going concern basis of presentation assumes that the Company will continue operations for the foreseeable future and will be able to realize its assets and discharge its liabilities and commitments in the normal course of operation.

The Company has incurred a net loss of $38,266 for the period ended March 31, 2018, and a working capital deficit of $785,366. As an exploration stage entity, the Company has not yet commenced its mining operations and accordingly does not have any revenue. This casts substantial doubt on the Company’s ability to continue as a going concern unless it can begin to generate net profit and raise adequate financing.

The Company has been seeking additional debt or equity financing to support its operations until it becomes cash flow positive.  There can be no assurances that action and plan such as above will be sufficient for the Company to continue operating as a going concern.

The unaudited condensed interim financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts classified as liabilities that might be necessary should the Company be unable to continue in existence. These adjustments could be material.

2.

Significant Accounting Policies

The accompanying unaudited condensed financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10–Q and Rule 10 of Regulation S–X. Accordingly, they do not include all of the information and notes required by accounting principles generally accepted in the United States of America. However, in the opinion of the management of the Company, all adjustments necessary for a fair presentation of the financial position and operating results have been included in these statements. These unaudited condensed financial statements should be read in conjunction with the financial statements and notes thereto included in the Company’s Annual Report on Form 10–K for the fiscal year ended December 31, 2017, as filed with the SEC on April 23, 2018. Operating results for the three months ended March 31, 2018 are not necessarily indicative of the results that may be expected for any subsequent quarters or for the year ending December 31, 2018.

Joshua Gold Resources Inc.

(An Exploration Stage Company)

Notes to Unaudited Condensed Interim Financial Statements

For the three-month periods ended March 31, 2018 and 2017

2.

Significant Accounting Policies - continued

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from those estimates.  Some of the Company's more significant estimates include those related to uncollectible receivables, the fair value of stock-based compensation and other equity instruments, and the recoverability of mineral properties.  These estimates are reviewed periodically, and, as adjustments become necessary, they are reported in earnings in the period in which they become known.

Fair Value of Financial Instruments

In accordance with ASC 820, Fair Value Measurement, fair value is defined as the price that would be received to sell an asset or paid to transfer a liability (i.e., the “exit price”) in an orderly transaction between market participants at the measurement date.

In determining fair value, the Company uses various valuation approaches.  A fair value hierarchy for inputs is used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available.  Observable inputs are those that market participants would use in pricing the asset or liability based on market data obtained from sources independent of the Fund. Unobservable inputs reflect the Company assumptions about the inputs market participants would use in pricing the asset or liability developed based on the best information available in the circumstances.

The fair value hierarchy is categorized into three levels based on the inputs as follows:

Level 1 -	Inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.
Level 2 -

Inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

Level 3 -	Inputs to the valuation methodology are unobservable and significant to the fair value.

Income Taxes

The Company accounts for income taxes pursuant to ASC 740, Income Taxes. Deferred tax assets and liabilities are recorded for differences between the financial statements and tax basis of the assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates.  Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.  Income tax expense is recorded for the amount of income tax payable or refundable for the period increased or decreased by the change in deferred tax assets and liabilities during the period.

Joshua Gold Resources Inc.

(An Exploration Stage Company)

Notes to Unaudited Condensed Interim Financial Statements

For the three-month periods ended March 31, 2018 and 2017

2.

Significant Accounting Policies – continued

Stock-based Compensation

The Company accounts for Stock-Based Compensation in accordance with ASC 718, Compensation – Stock Compensation. ASC 718 establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services.  It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of those equity instruments.

ASC 718 focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions.  ASC 718 requires that the compensation cost relating to share-based payment transactions be recognized in the financial statements measured based on the fair value of the equity or liability instruments issued, when granted in exchange for employee services.

Awards granted to non-employees fall under ASC 505-50 and are recognized based on the fair value of the goods or services received or the equity instruments, whichever is more reliable.

Net Earnings (Loss) Per Share

The Company accounts for earnings (loss) per share pursuant ASC 260, Earnings Per Share, which requires disclosure on the financial statements of “basic” and “diluted” earnings (loss) per share. Basic earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding for the year.  Diluted earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding plus common stock equivalents (if dilutive) related to stock options and warrants for each year. The weighted average number of shares outstanding has been adjusted for the effects of stock dividends, stock splits, and reverse stock splits.

There were no dilutive financial instruments for the periods ended March 31, 2018 and 2017.

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective accounting pronouncements, when adopted, will have a material effect on the accompanying consolidated financial statements, other than those disclosed in the Company’s Annual Report on Form 10-K filed with the SEC on April 23, 2018.

Joshua Gold Resources Inc.

(An Exploration Stage Company)

Notes to Unaudited Condensed Interim Financial Statements

For the three-month periods ended March 31, 2018 and 2017

3.

Mineral Property Interests

Balance at January 1, 2017 (a) (b)	$ 1
Rollo Property (c)	25,000
Janes Reef Property (d)	16,000
Asquith Property (e)	10,000
C1 Mortimer Property (f)	941,461
Impairment charge	(992,461)
Balance at December 31, 2017 and March 31, 2018	$ 1

a)

Carson Property

On December 23, 2010, the Company entered into a mineral property acquisition agreement with 2214098 Ontario Ltd. pursuant to which the Company acquired the mining lease to the Carson Property. Under the acquisition agreement, the Company was required to pay:

1.

Cash consideration of $99,060 (CDN$100,000) to be paid according to an installment schedule between April 30, 2011 and December 31, 2015;

2.

Equity consideration of 1,000,000 shares of common stock to be issued on or before March 30, 2011; and

3.

Royalty of 3% of all net smelter returns upon commencement of commercial production of the property.

The Carson Property is 1,812 acres in area and is located north by north-west of the City of Yellowknife, in the Northwest Territories, Canada. The Company’s interest in the property consists of a 21 year mining lease, which expires on June 30, 2024 and for which the Company was responsible for making annual lease payment of $1,141, in order to keep the lease in good standing.

On December 13, 2012, the Company terminated its acquisition agreement for the Carson Property with 2214098 Ontario Ltd. Under the terms of the agreement, the Company returned the property to the vendor, and both parties are released from any further obligation under the agreement.

Joshua Gold Resources Inc.

(An Exploration Stage Company)

Notes to Unaudited Condensed Interim Financial Statements

For the three-month periods ended March 31, 2018 and 2017

3.

Mineral Property Interests - continued

a)

Carson Property - continued

The Company had reflected the termination as a loss on disposal of mineral property on the statement of operations of $112,686 for the year ended December 31, 2012.

During 2016, the Company reacquired the Carson Property in exchange for 300,000 shares of common stock to be issued valued at $15,000.

In 2016 the Company recognized an impairment charge of $15,000 on the carrying value of the Carson Property based on the substantial doubt of the Company’s ability to raise adequate financing.

b)

 Kenty Gold Property

McClay Conveyed Property.  On October 4, 2012, the Company entered into and closed a mineral property acquisition agreement (the “McClay Agreement”) with Brian McClay, a British Columbia, Canada resident (“McClay”), pursuant to which McClay agreed to sell to the Company an undivided one hundred percent (100%) interest in and to certain mineral interests found on the Kenty Gold Property located in the Townships of Swayze and Dore, Ontario, Canada (the “McClay Conveyed Property”).

As consideration for the sale of the McClay Conveyed Property, the Company agreed to deliver the following to McClay in the manner set forth below:

(a)

Closing Date.  CDN$50,000 within three (3) business days following the closing date.

(b)

February 4, 2013.

(i)

CDN$100,000 on or before February 4, 2013; and

(ii)

200,000 common shares of Company on or before February 4, 2013.

(c)

April 4, 2013.

(i)

CDN$150,000 on or before April 4, 2013; and

(ii)

200,000 common shares of Company on or before April 4, 2013.

(d)

October 4, 2013.

(i)

CDN$300,000 on or before October 4, 2013; and

(ii)

250,000 common shares of Company on or before October 4, 2013.

(e)

April 4, 2014.

(i)

CDN$300,000 on or before April 4, 2014; and

(ii)

250,000 common shares of Company on or before April 4, 2014.

(f)

October 4, 2014.

(i)

CDN$300,000 on or before October 4, 2014; and

(ii)

250,000 common shares of Company on or before October 4, 2014.

(g)

April 4, 2015.

(i)

CDN$300,000 on or before April 4, 2015; and

(ii)

550,000 common shares of Company on or before April 4, 2015.

(h)

Reserve.  Upon completion of a NI 43-101 compliant Indicated Reserve of 1,000,000 Troy Ounces of Gold (Aurum Metal) on the McClay Conveyed Property, Company shall pay CDN$1,000,000 to McClay.

(i)

Production.

(i)

Upon production of 1,000,000 Troy Ounces of Gold (Aurum Metal) from the McClay Conveyed Property, Company shall pay CDN$1,000,000 to McClay.

(ii)

Upon production of 3,000,000 Troy Ounces of Gold (Aurum Metal) from the McClay Conveyed Property, Company shall pay CDN$2,000,000 to McClay.

(iii)

Upon production of 5,000,000 Troy Ounces of Gold (Aurum Metal) from the McClay Conveyed Property, Company shall pay CDN$2,000,000 to McClay.

(j)

Early Buyout Option.  Company shall have the option of early buyout within one year of execution for a cash payment of CDN$750,000 and 750,000 common shares of Company.

Joshua Gold Resources Inc.

(An Exploration Stage Company)

Notes to Unaudited Condensed Interim Financial Statements

For the three-month periods ended March 31, 2018 and 2017

3.

Mineral Property Interests - continued

b)

Kenty Gold Property – continued

In addition, upon the Commencement of Commercial Production (as defined in the McClay Agreement), the Company shall pay to McClay a royalty in an amount equal to three percent (3%) of all Net Smelter Returns (as defined in the McClay Agreement) on minerals mined from the McClay Conveyed Property (the “Seller NSR”) on the terms and conditions as set out in the McClay Agreement.  Notwithstanding the foregoing, at any point in time following the closing date and upon the Company’s sole election, McClay shall sell to Company fifty percent (50%) of the Seller NSR for a purchase price of CDN$1,500,000.

During 2014, the Company recognized an impairment charge of $1,975,999 on the carrying value of the Kenty Property based on the substantial doubt of the Company’s ability to raise adequate financing to further develop and explore this property.

As at December 31, 2016, a third party has filed a claim in the Ontario Superior Court of Justice, against the Company. The Company and its legal counsel have determined that the claim is without merit. The third party has made application claiming 100% ownership of the Kenty Property. The Company has responded in the Ontario Superior Court of Justice, with a counter application claiming the property was acquired from the Vendors, who at the time had an undivided 100% interest in the property. The Company has also claimed damages in the amount of CDN$1,000,000.

c)

Rollo Property

In 2017, the Company entered into a mineral property acquisition agreement pursuant to which the Company acquired the mining lease to the Rollo Property. Under the acquisition agreement, the Company is required to pay:

1.

Equity consideration of 250,000 shares of common stock to be issued at $0.10 per share.

In 2017 the Company issued 250,000 shares of common stock in satisfaction of the purchase price for a total of $25,000.

In 2017, the Company recognized an impairment charge of $25,000 on the carrying value of the Rollo Property based on the substantial doubt of the Company’s ability to raise adequate financing to further develop and explore this property.

d)

Janes Reef Property

In 2017, the Company entered into a mineral property acquisition agreement, pursuant to which the Company acquired the mining lease to the Janes Reef Property. Under the acquisition agreement, the Company is required to pay:

1.

Equity consideration of 160,000 shares of common stock to be issued at $0.10 per share.

In 2017, the Company issued 160,000 shares of common stock in satisfaction of the purchase price for a total of $16,000.

In 2017, the Company recognized an impairment charge of $16,000 on the carrying value on the Janes Reef Property based on the substantial doubt of the Company’s ability to raise adequate financing to further develop and explore this property.

Joshua Gold Resources Inc.

(An Exploration Stage Company)

Notes to Unaudited Condensed Interim Financial Statements

For the three-month periods ended March 31, 2018 and 2017

3.

Mineral Property Interests - continued

e)

Asquith Property

In 2017, the Company entered into a mineral property acquisition agreement. pursuant to which the Company acquired the mining lease to the Asquith Property. Under the acquisition agreement, the Company is required to pay:

1.

Equity consideration of 100,000 shares of common stock to be issued at $0.10 per share.

In 2017, the Company issued 100,000 shares of common stock in satisfaction of the purchase price for a total of $10,000.

In 2017, the Company recognized an impairment charge of $10,000 on the carrying value on the Asquith Property based on the substantial doubt of the Company’s ability to raise adequate financing to further develop and explore this property.

f)

C1 Mortimer Property

In January 2017, the Company entered into a Joint Venture Agreement whereby it has an Option to acquire a fifty per cent (50%) interest in a claim known as the C1- Mortimer property. In order to earn the fifty per cent interest the Company must:

1.

Pay $10,000 CDN upon signing;

2.

Pay 10 million shares of common stock of the Company to the prospectors pro rata upon signing, which was reduced to 9,850,000 shares of common stock, of which 8,840,000 were issued and the remaining are included in stock to be issued.

3.

Spend five hundred thousand ($500,000) on mineral exploration on the property within 30 months of the signing anniversary.

4.

Grant Larry Silo first right of refusal on all exploration work.

5.

Pay the prospector owners, pro rata, CDN$750,000, within 30 months of the signing anniversary.

The current owner prospectors will retain a three per cent (3%) Net Smelter Royalty on the property.

On June 2, 2017, the payment of CDN$10,000 was changed to a payment of CDN$5,000 on June 5, 2017, plus CDN$5,000 paid on July 7, 2017. Total consideration of shares and these payments translated into USD amounted to $941,460. The Company recognized an impairment charge of $941,460 on the carrying value based on the substantial doubt of the Company’s ability to raise adequate financing to further develop and explore this property.

Joshua Gold Resources Inc.

(An Exploration Stage Company)

Notes to Unaudited Condensed Interim Financial Statements

For the three-month periods ended March 31, 2018 and 2017

4.

Advances From Stockholders

The Company has advances from related stockholders and various individuals and corporations who are not related parties.

	March 31, 2018	December 31, 2017

Due to Ben Ward – former CEO	$74,861	$74,861

During the year ended December 31, 2016, Ben Ward, the former CEO of the Company transferred personal shareholdings to a vendor of the Company and assumed the debt previously owed to the vendor. The amount is non-interest bearing, unsecured and has no specified terms of repayment.

Due to David Mason – former Director and Consultant	52,690	54,500

On February 18, 2013, the Company entered into a short term loan agreement with David Mason, at the time a director of the Company, in the amount of CDN$25,000, with 7,500 common shares. The loan was formerly interest bearing at 1% compounded monthly, with an original maturity of April 18, 2013 and if unpaid thereafter bearing interest at 22.5%. The loan is secured by a 10% interest in the C1 Mortimer property, which the Company no longer owns, or 150,000 common stock. As the maturity has passed, the amount plus accrued interest is now due on demand. Interest expense on the loan was CDN$12,287 ($9,154) in 2017 and CDN$10,250 ($7,737) in 2016, which is included in the amount of the loan.

Due to Benedetto Fuschino, President and CEO of the Company and to a company under his control. The amounts are non-interest bearing, unsecured and have no terms of repayment.	68,876	69,674

Due to Scott Keevil, stockholder and consultant to the Company, due to a company under his control. The amounts of the advances totalled CDN$10,000, these amounts are non-interest bearing, unsecured and have no terms of repayment.	7,733	7,966

Due to Dino Micacchi, stockholder and CFO of the Company, due to a company under his control. The amounts are non-interest bearing, unsecured and have no terms of repayment.	3,784	3,784
Long-Term Debt	$207,944	$210,785

Joshua Gold Resources Inc.

(An Exploration Stage Company)

Notes to Unaudited Condensed Interim Financial Statements

For the three-month periods ended March 31, 2018 and 2017

5.

Due On Mineral Rights Acquisitions

	March 31, 2018	December 31, 2017

Due to Hadrian Ventures re: Kenty Property	$38,665	$37,238

The Hadrian Ventures Loan is unsecured and has no set terms of repayment. Hadrian Ventures is controlled by Scott Keevil, stockholder and consultant to the Company.

6.

 Capital Stock

a)

Common Stock

For the three months March 31, 2018, the Company issued no shares of common stock.

Stock To Be Issued

For the three months ended March 31, 2018, 500,000 shares became issuable to directors and officers of the Company for services rendered. These transactions have been recorded as stock-based compensation having a total value of $25,000 within shares to be issued.

As at March 31, 2018 a further 7,238,725  have yet to be issued for services at the transaction price ranging from $0.05 to $0.15 per share for a total of $1,657,192. Of these 1,628,376 were for settlement of shareholder loans owed by the Company totaling $81,418, 500,000 were for acquisition of mineral rights totaling $50,000 and 3,637,039 were due to Directors and Officers of the Company services totaling $181,851 with the balance yet to be issued have been recorded in the current and prior periods.

b)

Preferred Stock

The Company has authorized Class A preferred stock available to be issued for $1.00 per share, are non-participating and non-voting and accrue cumulative dividends at the rate of 10% per annum. The Company may retract the stock at any time upon the payment of $1.00 per share plus any unpaid dividends. In the event of any wind-up of the Company, the Class A preferred stock has a priority distribution of $1.00 per share plus any unpaid dividends before any distribution to the common stockholders.

c)

Dividends

As at March 31, 2018, the Company was in arrears in dividends on preferred shares. The balance of dividends payable of $255,754 (2017 -  $,255,754) includes dividends of $176,400 (2017 - $158,400) and accrued interest of $52,285 (2017 -  $ 52,285), accrued at 10.0% interest compounded annually.

Preferred dividends for the three months ended March 31, 2018 had an effect of $0.00 and $0.00, respectively on loss per share available to common stockholders.

6.

 Capital Stock – continued

d)

Warrants

The Company has no warrants outstanding as of March 31, 2018.

e)

Stock-Based Compensation

The Company incurred stock-based compensation expense in connection with its compensation agreements for its directors and officers. Under these agreements, common stock may be issued as a signing bonus or at certain benchmark dates within an individual’s period of service. Stock-based compensation is calculated as the fair value of the stock issued or to be issued to an individual at the time the employment contract was signed  and is recorded at the time becomes owing to the individual. Stock issued to a director, manager, or employee may be deferred in the event that their contract requires the individual to remain employed with the Company for a specified time period after issuance.

For the three months ended March 31, 2018, the Company’s 500,000 shares became issuable in connection with stock-based compensation arrangements.

These shares were valued at $0.05 per share and resulted in compensation expense of $25,000. These fees were recorded as a component of consulting fees in the amount of $25,000 on the statements of operations and comprehensive loss.

7.

Related Party Transactions

The following transactions with related parties were in the normal course of operations and were measured at the exchange value which represented the amount of consideration established and agreed to by the parties.

Refer to Notes 6(a) and 6(d) for the disclosure of stock-based compensation to the CEO and CFO of the Company.

Refer to Notes 4 and 6(b) related to advances from stockholders and debt settlements with related parties.

Refer to Note 6(a) related to the shares to be returned for cancellation by Penny Currah and Dino Fuschino, both existing stockholders of the Company with familiar relationships to management and consultants of the Company.

Receivable from Related Parties as at March 31, 2018 and December 31, 2017:

	March 31, 2018	December 31, 2017
Receivable from Benedetto Fuschino (i)	$ 10,698	$ 10,698
Receivable from Sabine Frisch for stock to be issued, Sabine Frisch is the wife of Scott Keevil a stockholder and consultant to the Company.	19,000	19,000
Receivable from related parties	$29,698	$ 29,698

(ii)

Refer to Note 4 which shows $69,674 owed to Benedetto Fuschino and a company controlled by him, although there is no intention to net settle, overall his position is a net payable.

8.

Financial Instruments

Fair Values

The Company’s financial instruments consist of cash, notes receivable, accounts payable and accrued liabilities, dividends payable, advances from stockholders, and amounts due on mineral rights acquisition. The fair values of these financial instruments approximate their carrying values due to the short-term maturity of these instruments. The Company’s only financial instruments carried at fair value on the unaudited condensed interim balance sheet is cash, which is classified at Level 1 and is measured using quoted market prices. Furthermore, there were no transfers of financial instruments between Levels 1, 2, and 3 during the three month period ended March 31, 2018.

8.

Financial Instruments - continued

Foreign Currency Risk

Foreign currency risk is the risk that changes in the rates of exchange on foreign currencies will impact the financial position or cash flows of the Company. The Company’s functional currency is the Canadian dollar, thus the Company is exposed to foreign currency risks in relation to certain payables that are to be settled in US funds. Management monitors its foreign currency exposure regularly to minimize the risk of an adverse impact on its cash flows.

Concentration of Credit Risk

Concentration of credit risk is the risk of loss in the event that certain counterparties are unable to fulfill its obligations to the Company. The Company limits its exposure to credit loss on its cash by placing its cash with high credit quality financial institutions. The Company does not have any cash in excess of federally insured limits. Sales taxes receivable are due from the Canadian government and notes receivable are due from stockholders with whom the Company also has advances payable. Subscriptions receivable are collateralized by the shares for which the subscriptions are paid.

Liquidity Risk

Liquidity risk is the risk that the Company’s cash flows from operations will not be sufficient for the Company to continue operating and discharge is liabilities. The Company is exposed to liquidity risk as its continued operation is dependent upon its ability to obtain financing, either in the form of debt or equity, or achieving profitable operations in order to satisfy its liabilities as they come due.

Market Risk

Market risk is the risk that fluctuations in the market prices of minerals will impact the Company’s future cash flows. The Company is exposed to market risk on the price of gold, which will determine its ability to build and achieve profitable operations, the amount of exploration and development work that the Company will be able to perform, and the number of financing opportunities that will be available. Management believes that it would be premature at this point to enter into any hedging or forward contracts to mitigate its exposure to specific market price risks.

9.

Subsequent Events

On June 20, 2017 the Company announced that it has entered into an Offer of Settlement with the United States Securities and Exchange Commission (the “SEC”), under which it has stipulated that the Company’s Securities and Exchange Act of 1934, as amended (the “Exchange Act”), registration will be revoked, directly, by reason of the Company’s failure to file the reports it was required to file with the SEC since the period ended September 30, 2013.  The Offer of Settlement was made following the SEC’s institution of an action to revoke the Company’s registration under the Exchange Act pursuant to Section 12(j) thereof, on or about May 24, 2017.  On April 23, 2018, the Company filed a new registration statement with the SEC, and if and when such registration statement is declared effective, to request a U.S. registered broker-dealer to submit a Form 211 with FINRA on its behalf in order to be cleared for quotations of the Company’s common stock in the future.  While the revocation is in effect, no public trading of the Company’s common stock is allowed under applicable law.  The Company’s reporting issues started with the SEC revoking the privilege of two of the partners of our former auditing firm in 2014, which resulted in the Company being unable to rely on the financial statements audited by this firm for the fiscal years ended December 31, 2012, and 2011, and which required us to re-audit the financial statements for those years, among other potential periods.  The Company has included the required December 31, 2017 and 2016, audited financial statements with the new registration.